Exhibit 4

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

PREAMBLE

(As Amended and Restated Effective January 1, 1996

and as further amended thru the 6th Amendment

adopted December 16, 2013)

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

Preamble

1.1.                            Purpose.  This document amends and restates the provisions of the Abbott Laboratories Stock Retirement Plan (“the Program”), effective as of January 1, 1996.  Effective January 1, 1996, the Program shall be known as the Abbott Laboratories Stock Retirement Program.  The Program consists of this Preamble and two parts, Part A titled “Abbott Laboratories Stock Retirement Plan” and Part B titled “Abbott Laboratories Stock Retirement Plan (Puerto Rico)”.  Part A shall be funded by a trust known as “Abbott Laboratories Stock Retirement Trust” and Part B shall be funded by a separate trust known as “Abbott Laboratories Stock Retirement Trust (Puerto Rico)”.  Effective January 1, 2006, Part A and its related trust are intended to constitute a profit sharing plan and trust under Sections 401(a) and 501(a) of the United States Internal Revenue Code of 1986 (the “U.S. Code”), with a cash or deferred arrangement under U.S. Code Section 401(k), and a portion of the plan is intended to constitute an employee stock ownership plan which meets the applicable requirements of U.S. Code Sections 409 and 4975(e)(7), and the provisions of Part A and its related trust shall be construed and applied accordingly.  Immediately prior to January 1, 2006, the entire Part A constituted a stock bonus plan that was an employee stock ownership plan.  Part B, the cash or deferred arrangement forming a part of Part B, and its related trust are intended to qualify as a profit sharing plan containing a cash or deferred arrangement under sections 1081.01(a) and (d) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”), and the provisions of Part B and its related trust shall be construed and applied accordingly.

1.2.                            History of the Program.  The Program was originally established by Abbott Laboratories (the “Corporation”), effective July 9, 1951, to facilitate the retirement of eligible participating employees by providing benefits that reinforce those available to such employees under the Abbott Laboratories Annuity Retirement Plan and other Abbott Laboratories retirement benefits.

The Program provides an arrangement by which employees may invest in stock of the Corporation (“Company Stock”) by contributing to the applicable trust under Part A or Part B and by which the Corporation and its affiliates will encourage such investment by also making contributions to such trusts.  Contributions received by the trusts from Participants and Employers have been applied by the trustees thereof to acquire, and hold, shares of Company stock for the benefit of Participants in the Program.

Part A as in effect on January 1, 1996 applies to “Eligible Employees” of the Corporation and of certain of its Subsidiaries and Divisions, as provided for in Part A.  Part B as in effect on January 1, 1996 applies to “Eligible Employees” of certain Subsidiaries of the Corporation as provided for in Part B.

Effective January 1, 2013, the Corporation established the Abbott Laboratories Stock Retirement Plan (Puerto Rico) as Part B of the Program The Abbott Laboratories Stock Retirement Plan (Puerto Rico) replaced the former Abbott Laboratories Stock Retirement Plan

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(Puerto Rico), which was assumed by AbbVie Inc. and renamed the AbbVie Puerto Rico Savings Plan in connection with the separation and distribution described in Supplement A to the Abbott Laboratories Stock Retirement Plan (Puerto Rico).

1.3.                            Rights Under Prior Plan.  Except as otherwise specifically provided, the benefits provided under the Program for any Participant who retired or whose employment with the Employers otherwise terminated prior to January 1, 1996 shall be governed in all respects by the terms of the Program as in effect on the date of his or her retirement or other termination of employment.

1.4.                            Employer Contributions.  For each Plan Year, beginning with the Plan Year ending December 31, 1997, the Employers participating under Part A or Part B shall make Employer Contributions to the trust for Part A or Part B, as applicable, for the benefit of each Participant who is an Eligible Employee under such Part at any time during the Plan Year and on whose behalf Basic Contributions have been made at any time during the Plan Year.  Except as provided in the last sentence of this Section 1.4, the aggregate amount of Employer Contributions made by the Employers to the Program for the Plan Year shall be determined from time to time by the Board of Directors of the Corporation.  For each Plan Year ending before January 1, 2001, and for the 9-month period beginning on January 1, 2001 and ending on September 30, 2001, the Corporation shall allocate the aggregate Employer Contributions to the Program between Part A and Part B in the proportion and amounts necessary for the Point Value under Part A (as defined in Section 15.37 of Part A) to have the same dollar value as the Point Value under Part B (as defined in Section 14.36 of Part B).  For each payroll period ending on or after October 1, 2001, the Corporation shall allocate the aggregate Employer Contributions to the Program between Part A and Part B in the proportion that the Basic Contributions made during such payroll period by Participants who are Eligible Employees under Part A bears to the Basic Contributions made during such payroll period by Participants who are Eligible Employees under Part B.  In addition to the foregoing, for the Plan Years ending December 31, 2001, December 31, 2002 and December 31, 2003, the Employers participating under Part B shall make Employer Contributions to the trust for Part B in an amount sufficient to provide that the Employer Contribution allocated for each such Plan Year to each Participant who is an Eligible Employee under Part B (and who was also an Eligible Employee participating under Part B on December 31, 2000) shall not be less than the product of:  (i)  the Point Value under Part B for the Plan Year ended December 31, 2000, multiplied by (ii)  the sum of the Participant’s earnings points and service points for the Plan Year ended December 31, 2000 (annualized if he or she was not a Participant for the entire Plan Year).

1.5.                            Definitions.  Except where otherwise noted, words and phrases used in this Preamble shall have the same meaning as the meanings assigned such words and phrases under Part A and Part B.

1.6.                            Amendment and Termination.  The Corporation reserves the power to amend this Preamble from time to time, to any extent and in any manner that it may deem advisable.  All major amendments and all decisions or amendments which are reasonably expected to have the effect of suspending or terminating Employer contributions or suspending or terminating

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payment of benefits to Participants or Beneficiaries, or terminating the Program shall be made by the Board of Directors of the Corporation.  All other amendments shall be made by the Board of review.  For purposes of the foregoing, the term “major amendment” shall have the same meaning as the meaning given that phrase in Part A.  Part A and Part B may be amended and terminated as provided therein.  This Preamble shall terminate upon termination of both Part A and Part B.

Notwithstanding anything contained in this Section 22, any material revision (within the meaning of the New York Stock Exchange rules) to this Preamble shall be subject to the approval of the Company’s compensation committee or a majority of the Company’s independent directors (within the meaning of the New York Stock Exchange rules).

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ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

PART A

ABBOTT LABORATORIES STOCK

RETIREMENT PLAN

(As Amended and Restated Effective January 1, 1996
and as further amended thru the 35th Amendment
adopted December 15, 2014)

TABLE OF CONTENTS

ARTICLE 1. INTRODUCTION		1
1.1	Purpose	1
1.2	History of the Prior Plan	1
1.3	Rights Under Prior Plan	1
ARTICLE 2. PARTICIPATION		1
2.1	Date of Participation	1
2.2	Enrollment of Participants	2
2.3	Re-employment of Participant	2
2.4	Duration of Participation	3
2.5	Participant Restricted Due to Conflict of Interest	3
2.6	Participation by Additional Participating Employers	4
2.7	Securities Law Restrictions	5
ARTICLE 3. CONTRIBUTIONS		5
3.1	Participant Contributions	5
3.2	Basic Contributions	5
3.3	Supplemental Contributions	6
3.4	Contribution Agreements	6
3.5	Employer Contributions for Periods Ending on or Before September 30, 2001	6
5A	Employer Contributions for Periods Ending on and After October 1, 2001	7
3.6	Qualified Non-elective Employer Contributions	7
3.7	Time for Making and Crediting of Contributions	8
3.8	Certain Limits Apply	8
3.9	Return of Contributions	8
3.10	Special Limits for Corporate Officers	9
ARTICLE 4. PARTICIPANT ACCOUNTS		9
4.1	Accounts	9
4.2	Adjustment of Accounts	9
ARTICLE 5. INVESTMNET OF ACCOUNTS		10
5.1	Company Stock	10
5.2	Other Investment Funds	10
5.3	Investment of Employer Contributions and Reinvestment of Company Stock	11
5.4	Investment Elections	11
5.5	Default Investment Fund	11
5.6	Participant Direction of Investments	11
5.7	Dividends on Company Stock	12
5.8	Investment Options for Former M & R Employees	12
5.9	Voting of Company Stock	12
ARTICLE 6. WITHDRAWALS PRIOR TO SEPERATION FROM SERVICE		13
6.1	Inservice Withdrawals of After-Tax Contributions	13
6.2	Inservice Withdrawals of Certain Rollover Contributions	17
6.3	Withdrawals at Age 59-1/2	21
6.4	Required Distributions After Age 70-1/2	21
6.5	Distributions Required by a Qualified Domestic Relations Order	21
6.6	Participant’s Consent to Distribution of Benefits and Direct Rollover Notice	22

6.7	In-Service Withdrawals of Certain Employer Contributions	22
6.8	Distributions While on Military Leave	22
ARTICLE 7. LOANS TO PARTICIPANTS		23
7.1	In General	23
7.2	Rules and Procedures	23
7.3	Maximum Amount of Loans	23
7.4	Minimum Amount of Loan; Number of Loans; Frequency of Loans; Fees for Loans	24
7.5	Note; Security; Interest	24
7.6	Repayment	25
7.7	Repayment upon Distribution	25
7.8	Default	25
7.9	Nondiscrimination	26
7.10	Source of Loan Proceeds	26
7.11	Reinvestment of Loan Repayments	26
ARTICLE 8. BENEFITS UPON RETIREMENT, DEATH OR SEPERATION FROM SERVICE		26
8.1	Retirement	26
8.1A	Separation from Service for Reasons other than Death of Retirement	26
8.2	Time of Distribution	27
8.3	Amount and Manner of Distribution	28
8.4	Distributions After a Participant’s Death	29
8.5	Designation of Beneficiary	30
8.6	Special Distribution Requirement	31
8.7	Married Participant’s	31
ARTICLE 9. ADMINISTRATION		31
9.1	Board of Review	31
9.2	Investment Committee	31
9.3	Administrator	32
9.4	Powers of Administrator	32
9.5	Nondiscriminatory Exercise of Authority	33
9.6	Reliance on Tables, etc.	33
9.7	Claims and Review Procedures	33
9.8	Indemnification	33
9.9	Expenses and Compensation	33
9.10	Notices; Participant Information	34
ARTICLE 10. AMENDMENT AND TERMINATION		34
10.1	Amendment	34
10.2	Termination	35
10.3	Distributions upon Termination of the Plan	35
10.4	Merger or Consolidation of Plan; Transfer of Plan Assets	35
ARTICLE 11. LIMITS ON CONTRIBUTIONS		36
11.1	Code Section 404 Limits	36
11.2	Code Section 415 Limits	36
11.3	Code Section 402(g) Limits	36
11.4	Code Section 401(k)(3) Limits	37
11.5	Code Section 401(m) Limits	40

11.6	Aggregation Rules	43
ARTICLE 12. ROLLOVER AND TRANSFER CONTRIBUTIONS		43
12.1	Contribution of Amount Distributed from Another Qualified Plan	43
12.2	Transfer of Amount Distributed from a Rollover IRA	43
12.3	Monitoring of Rollovers	44
12.4	Transfer Contribution	44
12.5	Treatment of Transferred Amount under the Plan	44
12.6	Non-Spouse Rollovers	45
ARTICLE 13. SPECIAL TOP-HEAVY PROVISIONS		45
13.1	Provisions to Apply	45
13.2	Minimum Contribution	45
13.3	Special Vesting Schedule	46
13.4	Adjustment to Limitation on Benefits	46
13.5	Definitions	46
13.6	Separate Top Heavy Determinations for Subsidiaries	48
ARTICLE 14. MISCELLANEOUS		48
14.1	Exclusive Benefit Rule	48
14.2	Limitation of Rights	48
14.3	Nonalienability of Benefits	48
14.4	Changes in Vesting Schedule	48
14.5	Governing Law	49
ARTICLE 15. DEFINITIONS		49
15.1	Accounts	49
15.2	Administrator	49
15.3	Affiliated Corporation	49
15.4	Annuity Starting Date	49
15.5	After-Tax Contribution Account	50
15.6	Alternate Payee	50
15.7	Basic After-Tax Contribution	50
15.8	Basic After-Tax Contribution Account	50
15.9	Basic Contribution	50
15.10	Basic Pre-Tax Contribution	50
15.11	Basic Pre-Tax Contribution Account	50
15.12	Beneficiary	50
15.13	Board of Directors	50
15.14	Board of Review	50
15.15	Break Year	50
15.16	Code	50
15.17	Company Stock	50
15.18	Compensation	51
15.19	Contribution Agreement	52
15.20	Corporation	52
15.21	Investment Committee	52
15.22	Division	52
15.23	Eligible Employee	52
15.24	Employee	53

15.25	Employer	53
15.26	Employer Contributions	53
15.27	Employer Contribution Account	53
15.28	Entry Date	53
15.29	ERISA	54
15.30	Highly Compensated Employee	54
15.31	Hour of Service	54
15.32	Investment Fund	54
15.33	Participant	54
15.34	Period of Credited Service	54
15.35	Plan	58
15.36	Plan Year	58
15.37	Point Value	58
15.38	Pre-Tax Contribution Account	58
15.39	Pre-Tax Contributions	58
15.40	Prior Plan	58
15.41	Qualified Domestic Relations Order	58
15.42	Qualified Nonelective Employer Contribution	58
15.43	Regulation	58
15.44	Retirement Program	58
15.45	Rollover Contribution Account	58
15.46	Rollover Contribution	59
15.47	Section	59
15.48	SRP Stable Value Fund	59
15.49	Subsidiary	59
15.50	Supplemental After-Tax Contribution	59
15.51	Supplemental After-Tax Contribution Account	59
15.52	Supplemental Contribution	59
15.53	Supplemental Pre-Tax Contribution	59
15.54	Supplemental Pre-Tax Contribution Account	59
15.55	Transfer Contribution	59
15.56	Transfer Contribution Account	60
15.57	Trust	60
15.58	Trustee	60
15.59	Unallocated Account	60
15.60	Valuation Date	60
15.61	Year of Credited Service	60
Supplement A — EGTRRA Compliance		A-1
Supplement B — Special Rules Relating to Transfer of Certain Accounts to Hospira 401(k) Retirement Savings Plan and Trust		B-1
Supplement C — Abbott Laboratories Stock Retirement Plan Special Rules Relating to the ESOP Portion of the Plan		C-1
Supplement D — Roth 401(k) Contributions		D-1
Supplement E — Special Rules Relating To Transfer Of Certain Accounts To And From The Abbvie Savings Plan and Trust		E-1

ARTICLE 1.  INTRODUCTION

1.1.                            Purpose.  Effective January 1, 2006, the Plan and its related trust are intended to constitute a profit sharing plan and trust under Sections 401(a) and 501(a) of the United States Internal Revenue Code of 1986 (the “U.S. Code”), with a cash or deferred arrangement under U.S. Code Section 401(k), and the portion of the Plan comprising the Company Stock Fund is intended to constitute an employee stock ownership plan which satisfies the applicable requirements of U.S. Code Sections 409 and 4975(e)(7), and the provisions of the Plan and Trust shall be construed and applied accordingly.

1.2.                            History of the Prior Plan.  The Plan was originally established by Abbott Laboratories (the “Corporation”), effective July 9, 1951, to facilitate the retirement of eligible participating employees by providing benefits which reinforce those available to such employees under the Abbott Laboratories Annuity Retirement Plan and other Abbott Laboratories retirement benefits.

On February 24, 1964, the Corporation was substituted as the employer under the M & R Trust was consolidated with the Plan and Trust.  Special provisions relating to employees and other persons covered under the M & R Retirement Investment Trust when it was consolidated with the Plan and the Trust are set forth in Supplement A to the Prior Plan.  Supplement A modified the Prior Plan and the Trust to the extent it was inconsistent with the Prior Plan and Trust.

The Plan as in effect on January 1, 1996 applies to Eligible Employees of the Corporation and of all Subsidiaries and Divisions that participated in the Plan as of December 31, 1995.  The Plan will also apply to Eligible Employees of any Subsidiary or Division that is designated by the Board of Review to participate in the Plan in accordance with Section 2.6, from and after the effective date of such designation.

1.3.                            Rights Under Prior Plan.  Except as otherwise specifically provided, the benefits provided under the Plan for any Participant who retired or whose employment with the Employers otherwise terminated prior to January 1, 1996 will be governed in all respects by the terms of the Prior Plan as in effect on the date of his or her retirement or other termination of employment.

ARTICLE 2.  PARTICIPATION

2.1.                            Date of Participation.  Each individual who was a Participant on September 30, 2001 and is an Eligible Employee on October 1, 2001 shall continue to be a Participant in the Plan.  Beginning October 1, 2001, each other Employee shall become a Participant on any Entry Date following his or her date of hire after he or she has completed the applicable forms under Sections 2.2 and 3.4.

2.2.                            Enrollment of Participants.  An Eligible Employee shall become a Participant by signing an application form furnished by the Administrator within 30 days after he or she receives the application, or by such other means as the Administrator establishes for enrollment.  Such application shall authorize the Participant’s Employer to deduct from his or her Compensation (or reduce his or her Compensation by) the contributions required under Section 3.2 or 3.3, whichever is applicable.

2.3.                            Re-employment of Participant.  If an Employee’s employment with the Corporation, an Affiliated Corporation or a Subsidiary should terminate and such Employee is subsequently re-employed by the Corporation, an Affiliated Corporation or a Subsidiary, the following shall apply:

(a)                                 If the re-employment occurs before the Employee has a Break Year, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated, the period of his or her absence (but not to exceed 12 months) shall be included in his or her Period of Credited Service, and he or she will be reinstated as a Participant on his or her date of reemployment, if the Participant is an Eligible Employee on that date.

(b)                                 If an Employee is reemployed after a Break Year, and at the time of termination he or she was not a Participant in the Plan, then:

(i)                                     If the Employee’s Years of Credited Service to which he or she was entitled at the time of termination exceeds his or her number of consecutive Break Years, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated.

(ii)                                  If the Employee’s number of consecutive Break Years equals or exceeds the greater of 5 years or the aggregate Period of Credited Service to which he or she was entitled at the time of termination, the Employee shall be considered as a new Employee for all purposes of the Plan and any Period of Credited Service to which he or she was entitled prior to the date of termination shall be disregarded.

(c)                                  If an Employee is reemployed after a Break Year, and at the time of termination he or she was a Participant in the Plan, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated.

(d)                                 If a Participant is transferred or is given a leave of absence for a temporary or indefinite period for the purpose of becoming an Employee of a Subsidiary or an Affiliated Corporation which is not an Employer hereunder, and such Participant is not treated as an Eligible Employee under Section 15.23(b), he or she will continue as a Participant until his or her retirement date or earlier termination of service with the Corporation, all Affiliated Corporations and all Subsidiaries, except that during such period the Employee may not make any contributions and will not be credited with any Employer contributions except for a pro rata share of his or her Employer’s contributions for the year in which the transfer is made or the leave began, as the case may be, based upon his or her own contributions and service up to the date of such transfer or the date such leave began, as the case may be.  If a Participant’s employment with the Corporation, all Affiliated Corporations and all Subsidiaries is terminated by reason of his or her death, retirement or otherwise while he or she is employed by the Corporation, any Affiliated Corporation or any Subsidiary which is not an Employer hereunder, the Participant will be considered to have terminated his or her employment with the Employers at the same time and for the same reason.

(e)                                  In the case of maternity or paternity absence (as defined below) which commences on or after January 1, 1985, an Employee shall be deemed to be employed by the Corporation, an Affiliated Corporation, or any Subsidiary (solely for purposes of determining whether the Employee has incurred a Break Year) during the calendar year following the calendar year in which his or her employment terminated.  A “maternity or paternity absence” means an Employee’s absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement.  The Administrator may require the Employee to furnish such information as the Administrator considers necessary to establish that the employee’s absence was for one of the reasons specified above.

2.4.                            Duration of Participation.  An individual who has become a Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier.  Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions under the Plan shall be made on behalf of any Participant, unless the Participant is an Eligible Employee at the time for which the contribution or allocation is made.

2.5.                            Participant Restricted Due to Conflict of Interest.  If a conflict of interest as defined in subsection (d) should arise with respect to any Participant:

(a)                                 Such Participant shall continue as a Participant until his or her retirement date or earlier termination of service with the Employer, an Affiliated Corporation or a Subsidiary, except that during the period of such conflict of interest such Participant shall make no Basic After-Tax Contributions, such Participant’s Employer shall make no Basic Pre-Tax Contributions on his or her behalf, and such Participant shall be credited with no Employer Contributions except for a pro rata share of his or her Employer’s Employer Contributions for the year in which such conflict arises, based on his or her Basic Contributions and service to the date such conflict arises.

(b)                                 Such Participant must, within 30 days after notice from the Administrator, elect to have 100% of the value of the shares of Company Stock credited to his or her Accounts transferred to the SRP Stable Value Fund or one of the other investment options available under the Plan (other than Company Stock).  If the Participant fails to make such election, such shares shall be sold and the sale proceeds shall be transferred to the default Investment Fund selected under Section 5.6.  Any Basic After-Tax Contributions, Basic Pre-Tax Contributions and pro-rata Employer Contributions, any Supplemental After-Tax Contributions and Supplemental Pre-Tax Contributions designated by the Participant under Section 5.1 to be invested in shares of Company Stock, and any dividends on shares of Company Stock held in the Participant’s Accounts, made for or paid during the calendar year in which such conflict of interest arises, shall likewise be transferred to the investment option the Participant selects under the first sentence of this subsection (b) or to the default Investment Fund referred to in the second sentence.  These transfers shall not be subject to any of the investment restrictions or transition rules described in Section 5.4.

(c)                                  Such Participant may elect to make Supplemental After-Tax Contributions and Supplemental Pre-Tax Contributions during the period of such conflict of interest, notwithstanding the suspension of Basic After-Tax Contributions and Basic Pre-Tax Contributions under subsection (a), provided that no such contributions may be invested in shares of Company Stock.

(d)                                 A “conflict of interest” means a business, professional, family or other relationship involving the Participant, which, as a result of statute, ordinance, regulation or generally recognized professional standard or rule requires divestiture by the Participant of shares of Company Stock.  The existence or nonexistence of a conflict of interest for purposes of this Section 2.5 shall be determined by the Administrator, which determination shall be final and binding on all persons.  Any determination made under this subsection (d) shall have no effect on the application of any human resources or corporate policies of any Employer regarding conflict of interest.

2.6.                            Participation by Additional Participating Employers.  The Board of Review may extend the Plan to any nonparticipating Division by filing with the Trustee and the Investment Committee a certified copy of an appropriate resolution by the Board of Review to that effect.  Any Subsidiary or Affiliated Corporation may adopt the Plan and become a participating Employer hereunder by:

(a)                                 filing with the Board of Review, the Trustee and the Investment Committee a written instrument to that effect, and;

(b)                                 filing with the Trustee and the Investment Committee a certified copy of a resolution of the Board of Review consenting to such action.

At the time the Plan is extended to any Division of the Corporation or is adopted by any Subsidiary or Affiliated Corporation or any time thereafter, the Board of Review may modify the Plan or any of its terms as applied to said Division, Subsidiary, or Affiliated Corporation and its employees.  The Board of Review may include in the Plan any employee of any prior separate business entity, part or all of which was acquired by or becomes a part of any Employer.  To the extent and on the terms so provided by the Board of Review at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with such prior separate business entity, part or all of which is or was acquired by, or becomes a part of any Employer, will be considered a Period of Credited Service.

2.7.                            Securities Law Restrictions.

(a)                                 The Administrator may, from time to time, impose such restrictions on participation in the Plan, as the Administrator deems advisable, to facilitate compliance with federal and state securities laws, to secure exemption under any rule of the Securities and Exchange Commission, or to comply with the Corporation’s corporate policy with respect to “blackout periods” related to Company Stock.  Such restrictions shall apply to all Participants or to such individual Participants as the Administrator shall determine in his or her sole discretion and may include but shall not be limited to (i) moratoriums on purchases, sales, withdrawals or distributions of Company Stock; (ii) moratoriums on loans and transfers into and out of Company Stock; and (iii) suspensions of Basic Contributions and Supplemental Contributions allocated to Company Stock.

(b)                                 Any Participant for whom Basic Contributions are suspended under Section 2.7(a) may elect to make or continue making Supplemental Contributions, provided that no such contributions may be invested in shares of Company Stock.

ARTICLE 3.  CONTRIBUTIONS

3.1.                            Participant Contributions.  Except as provided in Sections 2.5 and 2.7, each Participant who has satisfied the eligibility requirements of Section 2.1 may have Basic Contributions made to the Plan on his or her behalf as described in Section 3.2 and may elect to have Supplemental Contributions made to the Plan on his or her behalf as described in Section 3.3; provided, however, that a Participant may make Supplemental Contributions only if Basic Contributions are concurrently being made.

3.2.                            Basic Contributions.  Except as provided in Section 2.5, each Participant who is an Eligible Employee may enter into a Contribution Agreement with the Employer under which the Participant’s Compensation for each pay period shall be reduced by 2%, and the Employer will contribute to the Trust an equal amount as a Basic Pre-Tax Contribution, or as a Basic After-Tax Contribution, as the Participant elects.  For purposes of this Section 3.2, Compensation shall be limited to that portion of his or her Compensation as is determined from time to time by the Board of Directors or the Board of Review.  Each Participant who makes such contributions shall be eligible to share in the Employer Contributions under Section 3.5.

3.3.                            Supplemental Contributions.  Only those Participants who make the Basic Contributions required under Section 3.2 may make Supplemental Contributions.  All Supplemental Contributions shall be made in multiples of 1% of the Participant’s Compensation, provided that a Participant’s Supplemental Contributions may not exceed 25% of his or her Compensation.  The Participant shall elect in the Contribution Agreement described in Section 3.4 to make such contributions as Supplemental Pre-Tax Contributions, as Supplemental After-Tax Contributions, or both, as applicable.  No Employer Contributions under Section 3.5 shall be made with respect to Supplemental Contributions.

3.4.                            Contribution Agreements.  Each Contribution Agreement shall be on a form prescribed or approved by the Administrator or in such manner as the Administrator finds acceptable, and may be entered into, changed or revoked by the Participant, with such prior notice as the Administrator may prescribe, as of the first day of any pay period with respect to Compensation payable thereafter.  A Contribution Agreement shall be effective with respect to Compensation payable to a Participant after the date determined by the Administrator, but not earlier than the date the Agreement is entered into.  The Administrator may reject, amend or revoke the Contribution Agreement of any Participant if the Administrator determines that the rejection, amendment or revocation is necessary to ensure that the limitations referred to in Section 3.8 and Article 11 are not exceeded.

3.5.                            Employer Contributions for Periods Ending on or Before September 30, 2001.  For each Plan Year ending before January 1, 2001, and for the 9-month period beginning on January 1, 2001 and ending on September 30, 2001, the Employers shall make Employer Contributions to the Trust for the benefit of each Participant who is an Eligible Employee at any time during the Plan Year and on whose behalf Basic Contributions have been made at any time during the Plan Year.  The amount of Employer Contributions made by the Employers for a Plan Year shall be that amount allocated to the Plan under Section 1.4 of the Preamble to the Abbott Laboratories Stock Retirement Program for such Plan Year.  For purposes of this Section 3.5, the 9-month period beginning on January 1, 2001 and ending on September 30, 2001 shall be treated as though it were a Plan Year.

The Employers may contribute from time to time to the Unallocated Account a portion of the estimated Employer Contributions for the Plan Year.  The Trustee shall invest such funds in Company Stock periodically in accordance with stock trading procedures established by the Investment Committee and agreed to by the Trustee.  All dividends paid during the year on the Company Stock thus purchased and held in the Unallocated Account and other income received on Employer Contributions held in the Unallocated Account pending investment in Company Stock shall be used to purchase additional Company Stock to the extent such funds are not used to pay Plan expenses and/or Under-Payment Expenses (where Under-Payment Expenses mean the correction of the under-payment of contributions to the Accounts of Participants due to system or administrative errors, which correction shall be in accordance with administrative procedures established by the Administrator).

After the amount of Employer Contributions for the Plan Year has been determined, the Employers shall pay the remaining Employer Contributions to the Trust within 90 days after the end of the Plan Year.  The Company Stock purchased with such additional Employer Contributions and all shares of Company Stock then held in the Unallocated Account shall be allocated among the accounts of the eligible Participants as of the last day of the Plan Year, based on the value of the Participant’s earnings points and service points determined as follows:

(a)                                 One earnings point will be allocated to each eligible Participant for each $2 of Basic Contributions made on his or her behalf during the Plan Year;

(b)                                 Five service points will be allocated to each eligible Participant for each Full Year of Credited Service he or she has earned as of the end of the Plan Year, not to exceed 175 service points;

(c)                                  A Participant who dies, retires under the Abbott Laboratories Annuity Retirement Plan, or terminates employment with an Employer on account of total disability for which benefits are payable under the Abbott Laboratories Extended Disability Plan, at any time during the Plan Year, will be considered as having continued to be employed until December 31 of that Year and will thus earn a Year of Credited Service for purposes of subsection (b);

(d)                                 A Participant who separates from service with the Corporation, all Affiliated Corporations and all Subsidiaries for any reason other than death, disability or retirement, at any time during the Plan Year, will be allocated a pro rata portion of the service points the Participant would have received had the Participant continued to be employed until December 31 of that Year, prorated based on the months during the Plan Year prior to the Participant’s separation from service, and will thus earn a partial Year of Credited Service for purposes of subsection (b);

(e)                                  A Participant who is transferred or given a leave of absence in circumstances described in Section 2.3(d) above, at any time during the Plan Year, will be allocated a pro rata portion of the service points the Participant would have received had the Participant continued until December 31 of that year, prorated based on the Participant’s service up to the date of such transfer or the date such leave began, as the case may be, and will thus earn a partial Year of Credited Service for purposes of subsection (b);

(f)                                   If (i) a Participant retires under the Abbott Laboratories Annuity Retirement Plan and elects to receive the distribution of his or her Accounts during the same Plan Year, (ii) a Participant dies during the Plan Year and the Beneficiary elects to take a distribution of the Participant’s Accounts during the same Plan Year; or (iii) a Participant separates from service during the Plan Year for reasons other than retirement or death and does not elect to defer his distribution to a later Plan Year, the Employer Contribution due in each case for the Plan Year shall be calculated using the Point Value determined for the prior Plan Year and allocated to the applicable Participant’s Employer Contribution Account.  If a Participant or Beneficiary who becomes eligible for a distribution during the Plan Year does not take a distribution during the same Plan Year as described in the prior sentence, the Employer Contribution which would be allocable to his or her Accounts shall be determined and allocated as of the end of the Plan Year under Subsection 3.5(g) below, as if the Participant were actively employed as of the last day of the Plan Year, but shall be calculated as described in (a)-(e) above based on the service recognized therein.

(g)                                  The amount of the Company Stock which will be allocated as of the end of the Plan Year to the Employer Contribution Account of each eligible Participant for such Plan Year shall be determined by multiplying the aggregate cost (after adding earnings and deducting expenses as herein permitted) of the Company Stock held in the Unallocated Account at the end of the Plan Year by a fraction, the numerator of which is the sum of the Participant’s earnings points and service points as of the end of the Plan Year and the denominator of which is the aggregate of all earnings points and all service points for all eligible Participants as of the end of such Plan Year (less the points attributable to Participants to whom or on whose behalf distributions are made during the Plan Year).  Once the portion of the aggregate cost which is attributable to each eligible Participant is determined, the applicable number of shares represented by such cost shall be allocated to the Participant’s Employer Contribution Account.

3.5A.                   Employer Contributions for Periods Ending on and After October 1, 2001.  For each payroll period ending on or after October 1, 2001, the Employers shall make Employer Contributions to the Trust for the benefit of each Participant who is an Eligible Employee at any time during the payroll period and on whose behalf Basic Contributions have been made at any time during the payroll period.  The amount of Employer Contributions made by the Employers for a payroll period shall be that amount allocated to the Plan under Section 1.4 of the Preamble to the Abbott Laboratories Stock Retirement Program for such payroll period.  The Trustee shall invest such Employer Contributions in Company Stock in accordance with stock trading procedures established by the Investment Committee and agreed to by the Trustee.  The Company Stock purchased with such Employer Contributions shall be allocated among the Employer Contribution Accounts of the eligible Participants as of the day on which the payroll is paid, pro rata, according to the Basic Contributions made by each such Participant during that payroll period.  The number of full and fractional shares of Company stock to be so allocated to the Employer Contribution Account of each eligible Participant for such payroll period shall be based on the average cost per share of the Company Stock purchased with the Employer Contributions made for such payroll period.

3.6.                            Qualified Non-elective Employer Contributions.  At the direction of the Corporation, an Employer may make Qualified Non-elective Employer Contributions to the Trust for a Plan Year either (a) on behalf of all Participants for whom Pre-Tax Contributions are made for the Plan Year, or (b) on behalf of only those Participants for whom Pre-Tax Contributions for the Plan Year are made and who are not Highly Compensated Employees for the Plan Year, as the Board of Review shall determine.  Except as otherwise expressly provided for, any Qualified Non-elective Employer Contribution shall be treated as a Pre-Tax Contribution for all purposes under the Plan. Qualified Non-elective Employer Contributions may be made pursuant to this Section 3.6, (i) with respect only to Participants who are employed by any Subsidiary which is not an Affiliated Corporation, (ii) with respect only to Participants who are employed by Employers which are Affiliated Corporations, or (iii) with respect to Participants described in both (i) and (ii).  Notwithstanding any provision to the contrary, a Qualified Non-elective Employer Contribution may only be made if it complies with the requirements of the Final Regulations, including Code sections 1.401(k)-2(a)(6) and 1.401(m)-2(a)(6).

3.7.                            Time for Making and Crediting of Contributions.  Basic and Supplemental Pre-Tax and After-Tax Contributions for any calendar month will be withheld from the Participants’ Compensation through payroll deductions and will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Employers, but in any event no later than the 15th business day of the next following month.  Such contributions will be credited to the Participants’ respective Pre-Tax Contribution and After-Tax Contribution Accounts as of the earlier of (a) the date such contributions are received by the Trust and (b) the last day of the Plan Year in which the Compensation is paid.  In addition and subject to the limits provided in Section 3.3, a Participant may make Supplemental After-Tax Contributions by delivering to the Trustee, a certified check in the amount of such contribution and the contribution shall be credited to the Participant’s Supplemental After-Tax Contribution Account as of the date it is received by the Trustee. Any Employer Contributions or Qualified Non-elective Employer Contributions for a Plan Year will be contributed to the Trust at such time as the Corporation determines, but no later than the time prescribed by law (including extensions) for filing the Corporation’s federal income tax return for its taxable year in or with which the Plan Year ends.  Such contributions will be credited to the Employer Contribution Accounts or Pre-Tax Contribution Accounts, respectively, of Participants on whose behalf they are made at such time as the Corporation determines, but no later than the last day of such Plan Year.

3.8.                            Certain Limits Apply.  All contributions to this Plan are subject to the applicable limits set forth under Code sections 401(k), 401(m), 402(g), 404, and 415, as further described in Article 11.

3.9.                            Return of Contributions.  No property of the Trust or contributions made by the Employers pursuant to the terms of the Plan shall revert to the Employers or be used for any purpose other than providing benefits to Eligible Employees or their Beneficiaries and defraying the expenses of the Plan and the Trust, except as follows:

(a)                                 Upon request of the Corporation, contributions made to the Plan before the issuance of a favorable determination letter by the Internal Revenue Service with respect to the initial qualification of the Plan under Section 401(a) of the Code may be returned to the contributing Employer, with all attributable earnings, within one year after the Internal Revenue Service refuses in writing to issue such a letter.

(b)                                 Any amount contributed under the Plan by an Employer by a mistake of fact as determined by the Employer may be returned to such Employer upon its request,

                                                within one year after its payment to the Trust.

(c)                                  Any amount contributed under the Plan by an Employer on the condition of its deductibility under Section 404 of the Code may be returned to such Employer upon its request, within one year after the Internal Revenue Service disallows the deduction in writing.

(d)                                 Earnings attributable to contributions returnable under paragraph (b) or (c) shall not be returned to the Employer, and any losses attributable to those contributions shall reduce the amount returned.

In no event shall the return of a contribution hereunder cause any Participant’s Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed.  No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

3.10.                     Special Limits for Corporate Officers.  Notwithstanding any other provision of the Plan, the Administrator may, from time to time, impose additional limits on the percentages of Compensation which may be contributed to the Plan by, or on behalf of, Corporate Officers, provided that such additional limits are lower than the limits applicable to other Participants.  The amount and terms of such limits shall be determined by the Administrator in its sole discretion, need not be the same for all Corporate Officers and may be changed or repealed by the Administrator at any time.  For purposes of this Section 3.10, the term “Corporate Officer” shall mean an individual elected an officer of the Corporation by its Board of Directors but shall not include assistant officers.

ARTICLE 4.  PARTICIPANT ACCOUNTS

4.1.                            Accounts.  The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant a Basic After-Tax Contribution Account, a Basic Pre-Tax Contribution Account, a Supplemental After-Tax Contribution Account, a Supplemental Pre-Tax Contribution Account, an Employer Contribution Account, a Rollover Contribution Account (if applicable), a Transfer Contribution Account (if applicable) and such other accounts or sub-accounts as the Administrator in its discretion deems appropriate.  All such Accounts shall be referred to collectively as the “Accounts”.

4.2.                            Adjustment of Accounts.  Except as provided in the following sentence, as of each Valuation Date, the Administrator or Trustee, as the case may be, shall adjust the balances of each Account maintained under the Plan on a uniform and consistent basis to reflect the contributions, distributions, income, expense, and changes in the fair market value of the assets attributable to such Account since the prior Valuation Date, in such reasonable manner as the Administrator or Trustee, as the case may be, shall determine.  Employer Contributions made to the Unallocated Account, Company Stock acquired under Section 3.5 with such Employer Contributions, and dividends paid on such Company Stock will not be valued as of each Valuation Date, but will be allocated to the Participants’ Accounts only as of the end of the Plan

Year in accordance with Section 3.5 and thereafter such amounts will be valued in accordance with the first sentence of this Section 4.2.  Notwithstanding any other provision of the Plan, to the extent that Participants’ Accounts are invested in mutual funds or other assets for which daily pricing is available (“Daily Pricing Media”), all amounts contributed to the Trust will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution.  Investment elections and changes made pursuant to Section 5.5 shall be effective upon receipt by the Daily Pricing Media.  References elsewhere in the Plan to the investment of contributions “as of” a date other than that described in this Section 4.2 shall apply only to the extent, if any, that assets of the Trust are not invested in Daily Pricing Media.

ARTICLE 5.  INVESTMENT OF ACCOUNTS

5.1.                            Company Stock.  The Plan shall provide a Company Stock Fund as a permanent feature of the Plan. The Company Stock Fund shall be invested exclusively in Company Stock (other than for the purpose of maintaining sufficient liquidity to provide for distributions, withdrawals, and transfers under the Plan) without regard to (1) the diversification of assets of the Plan and Trust, (2) the risk profile of Company Stock, (3) the amount of income provided by Company Stock, or (4) the fluctuation in the fair market value of Company Stock, unless the Investment Committee determines that there is a serious question concerning the short-term viability of the Company as a going concern.

All Employer Contributions made before April 1, 2003, all Basic Contributions made before January 1, 1999, and all dividends and earnings received on those Employer and Basic Contributions shall be invested in shares of Company Stock unless and until they are transferred to another Investment Fund then available under the Plan pursuant to Section 5.4.  A Participant may also direct that some or all of his or her Basic Contributions made on or after January 1, 1999, Supplemental Contributions, Rollover Contributions (if applicable) or Transfer Contributions (if applicable) be invested in shares of Company Stock.  Company Stock shall be purchased and sold by the Trustee on the open market or from the Corporation in accordance with stock trading procedures established by the Investment Committee and agreed to by the Trustee.

5.2.                            Other Investment Funds.  Other than with respect to the Company Stock Fund and subject to Section 5.1, the Investment Committee may, from time to time, direct the Trustee to establish one or more Investment Funds, which may include registered investment companies (including those for which the Trustee or an affiliate is the investment advisor, principal underwriter or distributor), group trusts for the collective investment of pension and profit sharing plans which are qualified under section 401(a) of the Code, and other pooled Investment Funds.  A Participant may direct that some or all of his or her (i) Basic Contributions made on or after January 1, 1999, and (ii) Supplemental Contributions, Rollover Contributions or Transfer Contributions be invested in one or more of the Investment Funds available under the Plan in such increments and in such manner as the Investment Committee and the Trustee establish in investment procedures.  To the extent permitted by Sections 5.1 and 5.4, a Participant may instruct the Trustee that amounts held in his or her Accounts that are invested in Company Stock be transferred to and invested in one or more of the Investment Funds established under this Section 5.3.  Any amounts held in a Participant’s Accounts that are not otherwise restricted as to investment under Section 5.1 or 5.4 may be invested or reinvested in Company Stock or any of the Investment Funds then available under the Plan in accordance with the procedures established under Section 5.5.

5.3.                            Investment of Employer Contributions and Reinvestment of Company Stock.  Notwithstanding any other provision in the Plan to the contrary, and except as provided in the next sentence, any Employer Contribution made under the Plan to a Participant on or after April 1, 2003 shall be invested on a pro rata basis in accordance with the Participant’s investment election(s) in effect for his or her Pre-Tax Contributions at the time the Employer Contribution is made.  If a Participant’s Accounts consist solely of After-Tax Contributions, then any Employer Contribution made under the Plan to such Participant on or after April 1, 2003 shall be invested on a pro rata basis in accordance with the Participant’s investment election(s) in effect for his or her After-Tax Contributions at the time the Employer Contribution is made.  A Participant may direct the Trustee to liquidate all or a portion of the Company Stock held in his or her Accounts and reinvest the proceeds in any of the other Investment Funds described in Section 5.3 in accordance with the procedures established under Section 5.5.

5.4.                            Investment Elections.  Subject to Sections 5.1, 5.2, and 5.4, a Participant, Beneficiary or Alternate Payee may make or change investment instructions with respect to the portion of the Accounts over which he or she has investment direction at such times and at such frequency as the Administrator shall permit in accordance with investment procedures established for the Plan.  Such investment instructions shall be in writing or in such other form as is acceptable to the Trustee.

5.5.                            Default Investment Fund.  The Administrator shall from time to time identify one or more of the Investment Funds as the default Investment Fund into which all contributions, for which the Participant has the right to direct investment, shall be invested if the Participant fails to provide complete and clear investment instructions for such contributions.  Such contributions shall remain in the default Investment Fund until the Trustee receives investment instructions from the Participant in a form acceptable to the Trustee.

5.6.                            Participant Direction of Investments.  To the extent that this Article 5 does not prohibit a Participant, Beneficiary or Alternate Payee from directing the investment of his or her Accounts, the Plan is intended to be a participant-directed plan and to comply with the requirements of ERISA Section 404(c) and the Department of Labor Regulations 2550.404c-1 as a participant-directed plan.  To the extent this Section 5.7 applies, the Administrator shall direct the Trustee from time to time with respect to such investments pursuant to the instructions of the Participant (or, if applicable, the Alternate Payee, or the deceased Participant’s Beneficiary), but the Trustee may refuse to honor any investment instruction if such instruction would cause the Plan to engage in a prohibited transaction (as described in Code section 4975(c)) or cause the Trust to be subject to income tax. The Administrator shall prescribe the form upon which, or such other manner in which such instructions shall be made, as well as the frequency with which such instructions may be made or changed and the dates as of which such instructions shall be effective.  The Board of Review reserves the right to amend the Plan to remove the right of

Participants, Beneficiaries or Alternate Payees to give investment instructions with respect to their Accounts.  Nothing contained herein shall provide for the voting of shares of Company Stock by any Participant, Beneficiary or Alternate Payee, except as otherwise provided in the Trust. For any period in which the Plan is an “applicable defined contribution plan” as defined in Code Section 401(a)(35) by virtue of the Plan holding applicable publicly traded employer securities, the Corporation shall permit Participants, Beneficiaries, and Alternate Payees to direct the investment of their accounts under rules and procedures that comply with Code Section 401(a)(35) and applicable Treasury Regulations thereunder.

5.7.                            Dividends on Company Stock.  Except with respect to shares of Company Stock acquired during the Plan Year and held in the Unallocated Account, cash dividends on shares of Company Stock shall be;  (a) paid in cash to Participants or Beneficiaries, (b) paid to the Plan and distributed in cash to Participants or Beneficiaries not later than 90 days after the close of the Plan Year in which paid, or (c) paid to the Plan and credited to the applicable Accounts in which the shares are held, as elected by each Participant or Beneficiary in accordance with rules established by the Administrator.  Cash dividends on such Stock which are not paid or distributed to Participants and Beneficiaries and cash proceeds from the sale of any rights or warrants received with respect to such Stock shall be invested in shares of Company Stock when such dividends or proceeds are received by the Trust, and thereafter such shares shall be credited to such Accounts based on the average cost of all shares purchased with such dividends or proceeds.  Stock dividends or “split-ups” and rights or warrants appertaining to such shares shall be credited to the applicable Accounts when received by the Trust.  Cash dividends received with respect to shares of Company Stock held in the Unallocated Account and cash proceeds from the sale of rights or warrants received with respect to such Company Stock shall be reinvested in Company Stock and allocated under Section 3.5, to the extent not used to pay expenses of the Plan and/or Under-Payment Expenses, as defined in Section 3.5.  Any stock dividends or “split-ups” (and any rights or warrants unless sooner sold) appertaining to shares of Company Stock held in the Unallocated Account will be held in the Unallocated Account until the end of the Plan Year and allocated under Section 3.5.

5.8.                            Investment Options for Former M & R Employees.  Effective April 3, 1996 (or such subsequent date as the Administrator determines in his or her sole discretion), Participants (and any Beneficiaries of deceased Participants or Alternate Payees with respect to such Participants or deceased Participants) who have Accounts formerly held in the M & R Retirement Trust (“M & R Accounts”) and who had special investment options described in Supplement A of the Prior Plan, shall reinvest their Accounts in one or more of the investment options described in Section 5.1, 5.2 and 5.3.  If at the end of the transition period established by the Administrator for such reinvestment, any portion of such M & R Accounts has not been reinvested pursuant to the prior sentence, then the Administrator shall direct the Trustee to liquidate the investments in such Accounts and transfer the proceeds to one or more default investment funds designated by the Administrator.

5.9.                            Voting of Company Stock.  Each Participant or Beneficiary shall be entitled to direct the manner in which shares of Company Stock credited to his or her Account are to be voted, as provided in the Trust.

ARTICLE 6.  WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE

6.1.                            Inservice Withdrawals of After-Tax Contributions.  For purposes of Code Section 72, all amounts held in a Participant’s After-Tax Contribution Accounts that are attributable to Basic or Supplemental After-Tax Contributions made after 1986 (including earnings) shall be considered a “separate contract”.  In addition, for purposes of applying the withdrawal provisions set forth in this Section 6.1(a), (b) and (c), a Participant’s Accounts containing Company Stock shall be separate and distinct from all other Investment Funds in such Accounts, such that a Participant can elect under Sections 6.1(a), (b) and (c) to withdraw all of the Participant’s Company Stock without withdrawing any of the other Investment Funds or all of the Participant’s Investment Funds (in other than Company Stock) without withdrawing any Company Stock, or any combination of Company Stock or other Investment Funds as the Participant may elect.  If the Participant’s non-Company Stock funds are in more than one Investment Fund, then such withdrawal shall be made proportionately from all such Investment Funds.  Subject to the foregoing, a Participant may elect to take a withdrawal from his or her After-Tax Contribution Accounts in accordance with the following conditions and order of priority:

(a)                                 Pre-1987 Supplemental and Basic After-Tax Contributions.  A Participant may withdraw from the Trust (i) in cash, any or all of his or her Supplemental and Basic After-Tax Contributions made prior to 1987 and/or (ii) some or all of the shares of Company Stock purchased with such After-Tax Contributions.  If the Participant elects to receive any withdrawal in Company Stock or cash from Company Stock, such amounts will be withdrawn (i) from the Company Stock in the Supplemental After-Tax Contribution Account until exhausted and (ii) then from the Company Stock in the Basic After-Tax Contribution Account until exhausted.  If the Participant elects to receive any withdrawal in cash from the Investment Funds (other than Company Stock), such amounts shall be withdrawn (i) from the Investment Funds (other than Company Stock) in the Supplemental After-Tax Contribution Account until exhausted and (ii) then from the Investment Funds (other than Company Stock) in the Basic After-Tax Contribution Account until exhausted.

(b)                                 Post-1986 Supplemental and Basic After-Tax Contributions (Five Years Credited Service Required).  A Participant who has completed five or more Years of Credited Service and who has withdrawn all of his or her pre-1987 Supplemental and Basic After-Tax Contributions under subsection (a) may then withdraw from the Trust any or all of his or her Supplemental and Basic After-Tax Contributions made after 1986 and earnings thereon.  Withdrawals under this subsection (b) may be in cash or shares of Company Stock but shall not exceed the value of the Supplemental and Basic After-Tax Contribution Accounts that is attributable to the Participant’s After-Tax Contributions made after 1986.  If the Participant elects to receive any withdrawal in Company Stock or cash from Company Stock, such amounts will be withdrawn (i) from the Company Stock in the Supplemental After-Tax Contribution Account until exhausted and (ii) then from the Company

                                                Stock in the Basic After-Tax Contribution Account until exhausted.  If the Participant elects to receive any withdrawal in cash from the Investment Funds (other than Company Stock), such amounts shall be withdrawn (i) from the Investment Funds (other than Company Stock) in the Supplemental After-Tax Contribution Account until exhausted and (ii) then from the Investment Funds (other than Company Stock) in the Basic After-Tax Contribution Account until exhausted.

(c)                                  Post-1986 Supplemental After-Tax Contributions (Less Than Five Years Credited Service Required).  A Participant who has not completed five or more Years of Credited Service and who has withdrawn all of his or her pre-1987 After-Tax Contributions (if any) under subsection (a) may then withdraw from the Trust any or all of his or her Supplemental After-Tax Contributions made after 1986 and earnings thereon.  Withdrawals under this subsection (c) may be in cash or shares of Company Stock but shall not exceed the value of the Supplemental After-Tax Contribution Account that is attributable to the Participant’s Supplemental After-Tax Contributions made after 1986.  If the Participant elects to receive any withdrawal in Company Stock (or cash from Company Stock) such amount will be withdrawn from the Company Stock in the Supplemental After-Tax Contribution Account until exhausted.  If the Participant elects to receive any withdrawal in Investment Funds (other than Company Stock), such amount will be withdrawn from the Investment Funds (other than Company Stock) in the Supplemental After-Tax Contribution Account.

(d)                                 Remainder of After-Tax Contribution Accounts.  A Participant, who has withdrawn all of his or her After-Tax Contributions available under subsections (a), (b) and (c) in both Company Stock and in Investment Funds (other than Company Stock), may then withdraw from the Trust any or all of the amount remaining in his or her After-Tax Contribution Accounts (other than the Basic After-Tax Contribution Account, in the case of a Participant who has not completed five or more Years of Service).

(e)                                  Source of Withdrawn Amounts.  If the Participant elects to receive his or her withdrawal in shares of Company Stock held in his or her After-Tax Contribution Accounts, whole shares shall be distributed and the value of a fractional share necessary to exhaust the Company Stock allocated to such Accounts shall be distributed in cash.

(f)                                   Pre-1987 Shares.

(i)                                     For purposes of Section 6.1(a), shares of Company Stock purchased with a Participant’s Supplemental After-Tax Contribution made prior to 1987 shall be determined as follows:

(A)                               First, the average cost to the Trust of all unwithdrawn shares of Company Stock purchased with Participant’s Supplemental After-Tax Contributions made prior to 1987 and related dividends shall be established.

(B)                               Next, the total of the Participant’s unwithdrawn Supplemental After-Tax Contributions made prior to 1987 and applied to the purchase of Company Stock (net of any such amounts that have been reinvested in Investment Funds other than Company Stock) shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares of Company Stock purchased with the Participant’s Supplemental After-Tax Contributions prior to 1987.

(ii)                                  For purposes of Section 6.1(a), shares of Company Stock purchased with a Participant’s Basic After-Tax Contributions made prior to 1987 shall be determined as follows:

(A)                               First, the average cost to the Trust of all unwithdrawn shares of Company Stock purchased with the Participant’s Basic After-Tax Contributions and Employer contributions made prior to 1987 and related dividends shall be established.

(B)                               Next, the total of the Participant’s unwithdrawn Basic After-Tax Contributions made prior to 1987 and applied to the purchase of Company Stock (net of any such amounts that have been reinvested in Investment Funds other than Company Stock) shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares purchased with the Participant’s Basic After-Tax Contributions made prior to 1987.

(iii)                               For purposes of determining a Participant’s unwithdrawn Basic After-Tax Contributions and Supplemental After-Tax Contributions made prior to 1987, any shares of Company Stock purchased with the Participant’s Supplemental After-Tax Contributions made prior to 1987 that were withdrawn by the Participant as of any date shall be charged at the average cost established under subparagraph (i)(A) above as of such date, and any shares of Company Stock purchased with the Participant’s Basic After-Tax Contributions made prior to 1987 that were withdrawn by the Participant as of any date shall be charged at the average cost established under subparagraph (ii)(A) above as of such date.

(g)                                  Withdrawal Procedures.  The foregoing provisions of this Section 6.1 are subject to the following:

(i)                                     Shares of Company Stock and other amounts that are withdrawn by a Participant under this Section 6.1 shall be charged to his or her respective After-Tax Contribution Account.

(ii)                                  No more than one withdrawal may be elected in any ninety-day period; provided, however, that the Administrator, in his or her sole discretion, may waive this limitation in unusual cases.

(iii)                               Distribution of the shares of Company Stock or other amounts a Participant elects to withdraw under this Section 6.1 shall be made within such time period and in accordance with the procedures established by the Administrator and agreed to by the Trustee.  If the Participant dies prior to the time distribution of such shares or amounts is made, distribution shall be made to the Participant’s Beneficiary in the same manner as other distributions from the Trust.

(iv)                              Each request for a withdrawal shall be filed with the Administrator, shall specify either the dollar amount or the share amount (or both) to be withdrawn, the value of which amount shall not be less than $500, and may not be revoked, amended or changed by the Participant after it is filed.  The Participant shall indicate in his or her withdrawal request whether the withdrawal is to be made in cash or shares of Company Stock.

(v)                                 Any check or certificate fees associated with a withdrawal will be charged to the Participant’s Account.

(vi)                              Withdrawals under this Section 6.1 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

(vii)                           Any shares of Company Stock that are withdrawn shall be considered as having been withdrawn at the average cost, as of the date of the withdrawal, of the shares of Company Stock reflected in the Account from which they were withdrawn.

(h)                                 Withdrawal Priority.  Withdrawals under this Section 6.1 may be in a different order of priority and subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

(i)                                     AMO After-Tax Contribution Accounts. A Participant who is an AMO Employee (as defined in Section 15.34(q)) and for whom the Plan maintains an AMO After-Tax Contribution Account (as defined below) may, for any reason, withdraw funds from his or her AMO After- Tax Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator. The term “AMO After-Tax Contribution Account” shall mean a Participant’s After- Tax Contribution account that was previously maintained for the Participant under the Advanced Medical Optics, Inc. 401(k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Advanced Medical Optics, Inc. 401(k) Plan to the Plan.”

6.2.                            In-service Withdrawals of Certain Rollover Contributions.  A Participant may withdraw funds from his or her Rollover Contribution Account (other than his or her Roth Rollover Contribution Account) in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term ‘Rollover Contribution Account’ includes a rollover contribution account that was previously maintained on behalf of a Participant under another plan and was reestablished under this Plan in connection with the transfer of plan assets from the other plan into this Plan.

(a)                                 A Participant who is a MediSense Employee (as defined in Section 15.34(e)) and for whom the Plan maintains a MediSense Rollover Contribution Account (as defined below) may withdraw funds from his or her MediSense Rollover Contribution Account; provided, however, that the Participant may request only two such withdrawals in any Plan Year and that each withdrawal be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “MediSense Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the MediSense 401(k) plan and that was established under the Plan in connection with the transfer of the plan assets of the MediSense 401(k) plan to the Plan.

(b)                                 A Participant who is a Perclose Employee (as defined in Section 15.34(g)) and for whom the Plan maintains a Perclose Rollover Contribution Account (as defined below) may withdraw funds from his or her Perclose Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator. The term “Perclose Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Perclose 401(k) Retirement Plan and that was established under the Plan in connection with the transfer of the plan assets of the Perclose 401(k) Retirement Plan to the Plan.

(c)                                  A Participant who is a Vysis Employee (as defined in Section 15.34(i)) and for whom the Plan maintains an Amoco Rollover Contribution Account (as defined below) may withdraw funds from his or her  Amoco Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the

                                                Administrator.  The term “Amoco Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Vysis, Inc. Savings and Investment Plan consisting of any company contributions, any after-tax contributions and any rollover contributions made by or on behalf of such Vysis Employee under the Amoco Employee Savings Plan (the “Amoco Plan”) and that was established under the Plan in connection with the transfer of the plan assets of the Vysis, Inc. Savings and Investment Plan to the Plan.

(d)                                 A Participant who is a Murex Employee (as defined below) and for whom the Plan maintains a Murex Rollover Contribution Account (as defined below) may withdraw funds from his or her Murex Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “Murex Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Murex Diagnostics, Inc. 401(k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Murex Diagnostics, Inc. 401(k) Plan to the Plan.  The term “Murex Employee” shall mean an employee of Murex Diagnostics, Inc., a Delaware corporation and an Affiliated Corporation.

(e)                                  A Participant who is an Integrated Vascular Systems Employee (as defined in Section 15.34(1)) and for whom the Plan maintains an Integrated Rollover Contribution Account (as defined below) may withdraw funds from his or her Integrated Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “Integrated Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Integrated Vascular Systems, Inc. 401(k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Integrated Vascular Systems, Inc. 401(k) Plan to the Plan.

(f)                                   A Participant who is a Spinal Concepts Employee (as defined in Section 15.34(j)) and for whom the Plan maintains a Spinal Concepts Rollover Contribution Account (as defined below) may withdraw funds from his or her Spinal Concepts Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “Spinal Concepts Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Spinal Concepts 401(k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Spinal Concepts 401(k) Plan to the Plan.

(g)                                  A Participant who is a TheraSense Employee (as defined in Section 15.34(m)) and for whom the Plan maintains a TheraSense Rollover Contribution Account (as defined below) may withdraw funds from his or her TheraSense Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “TheraSense Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the TheraSense, Inc. 401(k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the TheraSense, Inc. 401(k) Plan to the Plan.

(h)                                 A Participant who is an i-STAT Employee (as defined in Section 15.34(n)) and for whom the Plan maintains an i-STAT Rollover Contribution Account (as defined below) may withdraw funds from his or her i-STAT Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “i-STAT Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the i-STAT Corporation 401(k) Savings Plan and that was established under the Plan in connection with the transfer of the plan assets of the i-STAT Corporation 401(k) Savings Plan to the Plan.

(i)                                     A Participant who is a Vascular Employee (as defined in Section 15.34(o)) and for whom the Plan maintains a Vascular Rollover Contribution Account (as defined below) may withdraw funds from his or her Vascular Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “Vascular Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Abbott Retirement Savings Plan and that was established under the Plan in connection with the transfer of the plan assets of the Abbott Retirement Savings Plan to the Plan.

(j)                                    A Participant who is a Kos Employee (as defined in Section 15.34(p)) and for whom the Plan maintains a Kos Rollover Contribution Account (as defined below) may withdraw funds from his or her Kos Rollover Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “Kos Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Kos Savings Plan and that was established under the Plan in connection with the transfer of the plan assets of the Kos Savings Plan to the Plan.

(k)                                 A Participant who is an AMO employee (as defined in Section 15.34 (q)) and for whom the Plan maintains an AMO Rollover Contribution Account (as defined below) may withdraw funds from his or her AMO Rollover Contribution

                                                Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator. The term “AMO Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under Advanced Medical Optics, Inc. 401 (k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Advanced Medical Optics, Inc. 401(k) Plan to the Plan.

(l)                                     A Participant who is a Visiogen Employee (as defined in Section 15.34 (r)) and for whom the Plan maintains an Visiogen Rollover Contribution Account (as defined below) may withdraw funds from his or her Visiogen Rollover Contribution Account effective as of the date of transfer described, below; provided, however, that each withdrawal shall be made in accordance with such administrative IUles and practices as may be adopted by the Administrator. The term “Visiogen Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Visiogen, Inc” 401 (k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Visiogen Inc. 401(k) Plan to the Plan.

(m)                             A Participant who is an Evalve Employee (as defined in Section 15.34 (s)) and for whom the Plan maintains an Evalve Rollover Contribution Account (as defined below) may withdraw funds from his or her Evalve Rollover Contribution Account effective as of the date of transfer described below; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator. The term “Evalve Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Evalve, Inc., 40 I (k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Evalve 401 (k) Plan to the Plan.

(n)                                 A Participant who is a Starlims Employee (as defined in Section 15.34 (t» and for whom the Plan maintains a Starlims Rollover Contribution Account (as defined below) may withdraw funds from his or her Starlims Rollover Contribution Account effective as ofthe date of transfer described below; provided, however, that each withdrawal shall be made in accordance with such administrative IUles and practices as may be adopted by the Administrator. The term “Starlims Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Starlims 401(k) Plan and that was established under the Plan in connection with the transfer of the plan assets ofthe Starlims 401(k) Plan to the Plan.

(o)                           A Participant who is a Facet Employee (as defined in Section 15.34 (u) and for whom the Plan maintains a Facet Rollover Contribution Account (as defined below) may withdraw funds from his or her Facet Rollover Contribution Accountant effective as of the date of transfer described below; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator. The term “Facet Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the Facet 401(k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Facet 401(k) Plan to the Plan.

(p)                           A Participant who is an OptiMedica Employee (as defined in Section 15.34 (v)) and for whom the Plan maintains a OptiMedica Rollover Contribution Account (as defined below) may withdraw funds from his or her OptiMedica Rollover Contribution Account effective as of the date of transfer described below; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “OptiMedica Rollover Contribution Account” shall mean a rollover contribution account that was previously maintained for the Participant under the OptiMedica 401(k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the OptiMedica 401(k) Plan to the Plan.

6.3.                            Withdrawals at Age 59½.  Upon reaching age 59½, a Participant may withdraw all or any portion of the Participant’s Accounts in accordance with such rules as the Administrator shall establish, on a uniform and consistent basis, relating to timing, frequency and elections.

6.4.                            Required Distributions After Age 70 ½.  Except as provided in the next sentence, a Participant who remains an Employee on or after his or her “required beginning date” (within the meaning of Code section 401(a)(9)) while an Employee shall receive a distribution of the full value of his or her Accounts as of the date any distribution under Code section 401(a)(9) would be required.  Any Participant (other than a 5% owner of the Corporation, an Affiliated Corporation, or a Subsidiary in the year such owner attains age 66 and any subsequent year) who attained age 70 ½ before January 1, 1999 may defer receipt of the distributions under this Section 6.4 until the April 1 following the calendar year in which he or she retires or attains age 70 ½, whichever is later.  Each distribution described in this Section 6.4 shall be made at the latest possible date determined under Code section 401(a)(9) and Regulations thereunder and in accordance with such administrative rules and practices as may be adopted by the Administrator.

6.5.                            Distributions Required by a Qualified Domestic Relations Order.  To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant’s Accounts to Alternate Payees named in such order in a manner consistent with the distribution options otherwise available under this Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

6.6.                            Participant’s Consent to Distribution of Benefits and Direct Rollover Notice.  If a Participant receives a withdrawal under Section 6.1, 6.2, 6.3, or 6.4 or an Alternative Payee receives a distribution under Section 6.5, no distribution may be made unless:

(a)                                 between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant or the Alternate Payee (whichever is applicable) in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 ½  and provides the Participant or the Alternate Payee (whichever is applicable) with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan including the right to make a direct rollover under Section 8.3(d); and

(b)                                 the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator.  Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator.  The Participant may waive the 30-day notice period described in (a) above.

6.7.                                  In-service Withdrawals of Certain Employer Contributions. A Participant who is an AMO Employee (as defined in Section 15.34 (q)) and for whom the Plan maintains an AMO Employer Contribution Account (as defined below) may withdraw funds from his or her AMO Employer Contribution Account that were allocated 2 or more years prior to the date of such withdrawal; provided, however, that a withdrawal shall not be made until such Participant has withdrawn his or her entire AMO After-Tax Contribution Account pursuant to subsection 6.1(i), has withdrawn his or her entire AMO Rollover Contribution Account pursuant to subsection 6.2(k), and has 3 or more Years of Credited Service (including service credited in accordance with subsection 15.34(q)); provided further, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may adopted by the Administrator. The term “AMO Employer Contribution Account” shall mean an employer contribution account that was previously maintained for the Participant’s employer contributions under the Advanced Medical Optics, Inc. 401 (k) Plan and that was established under the Plan in connection with the transfer of the plan assets of the Advanced Medical Optics, Inc. 401(k) Plan to the Plan.”

6.8.                            Distributions While on Military Leave. A Participant who is on leave while performing military service as described in Section 3401 (h) (2) (A) of the Code for a period of at least 30 days may elect to withdraw all or any portion of the vested amounts credited to his eligible Accounts in accordance with Section 414 (u)(12) of the Code, provided that such Participant may not make either Before-Tax Contribution or After-Tax Contribution to the Plan for a period of 6 months following the date of such withdrawal.”

ARTICLE 7.  LOANS TO PARTICIPANTS

7.1.                            In General.  Upon the request of an Eligible Borrower on a form approved or procedure prescribed by the Administrator and subject to the conditions of this Article, the Administrator shall direct the Trustee to make a loan from the Trust to the Eligible Borrower.  For purposes of this Article, an “Eligible Borrower” is:

(a)                                 a Participant who is an Eligible Employee; or

(b)                                 a Participant who is a former Employee and is a “party in interest” within the meaning of ERISA section 3(14); or

(c)                                  a deceased Participant’s Beneficiary who has not yet received the entire vested portion of the Participant’s Accounts and who is a “party in interest” as described in (b) above.

7.2                               Rules and Procedures.  The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as he or she deems necessary to carry out the purposes of this Article.  All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor’s Regulations Section 2550.408b-1(d).

7.3                               Maximum Amount of Loan.  The following limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

(a)                                 The amount of the loan, together with any other outstanding indebtedness under this Plan or any other qualified retirement Plan of the Corporation, any Affiliated Corporation or any Subsidiary, shall not exceed $50,000 reduced by the excess of (i) the highest aggregate outstanding loan balance of the Eligible Borrower from such Plans during the one-year period ending on the day prior to the date on which the loans are made, over (ii) the Eligible Borrower’s outstanding loan balance from such Plans immediately prior to the loan.

(b)                                 The amount of the loan shall not exceed 50 percent of the Eligible Borrower’s Accounts, determined as of the date of the loan.

(c)                                  No loan may exceed the aggregate value of the Participant’s Basic Pre-Tax Contribution Account, Supplemental Pre-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account and Transfer Contribution Account (excluding any amount contributed by the Participant on an after-tax basis).

7.4.                            Minimum Amount of Loan; Number of Loans; Frequency of Loans; Fees for Loans.  The minimum amount of any single loan under the Plan shall be $1,000.  A Participant may have only two loans outstanding at any time under the Plan or under any other plan referred to in Section 3.5.  The Administrator may charge a loan fee and such fee may be charged to the Participant’s Accounts or taken from the loan proceeds.

7.5.                            Note; Security; Interest.  Each loan shall be evidenced by a note signed by the Eligible Borrower, a Participant Credit Agreement, or other legally enforceable evidence of indebtedness (“Note”).  The Note shall be an asset of the Trust which shall be allocated to the Accounts of the Eligible Borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the Note plus the amount of any accrued but unpaid interest.  The Note shall be secured by that portion of the Accounts represented by the Note (not to exceed 50% of the Eligible Borrower’s vested interest in his or her Accounts determined as of the date of the loan).  The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator.  In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.

7.6.                            Repayment.  Each loan made to an Eligible Borrower who is receiving regular payments of Compensation from the Corporation shall be repayable by payroll deduction.  Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine.  In each case payments shall be made not less frequently than quarterly, over a specified term (as determined by the Administrator) not to extend beyond the earlier of five years from the date of the loan or the Participant’s anticipated retirement date, with substantially level amortization (as that term is used in Code section 72(p)(2)(C)).  Where the loan is being applied toward the purchase of a principal residence for the Eligible Borrower, the term for repayment shall not extend beyond the earlier of 15 years from the date of the loan or the Participant’s anticipated retirement date.  An Eligible Borrower may prepay the full balance of an outstanding loan at any time by delivering to the Trustee a certified check in the amount of such remaining balance and any accrued but unpaid interest.  An Eligible Borrower may also refinance an outstanding loan, provided the limits under Section 7.3 allow the Borrower to borrow an amount equal to, or greater than the balance due on the outstanding loan.  Loan repayments will be suspended under the Plan as permitted under Code section 414(u)(4).

7.7.                            Repayment upon Distribution.  If, at the time benefits are to be distributed (or to commence being distributed) to an Eligible Borrower with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full.  Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower’s Accounts, subject to the default provisions below, before any distribution of benefits is made.  Except as is provided in Section 7.1 or as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made to an Eligible Borrower under this Article after the Eligible Borrower incurs a separation from service whether or not he or she has begun to receive distribution of his or her Accounts.  Notwithstanding the above provisions of this Section 7.7, in accordance with and to the extent provided by rules established by the Administrator, an Eligible Borrower who separates from service in connection with the sale by the Corporation of an Employer, Division or other business unit, may rollover his or her loan to a tax-qualified defined contribution plan maintained by the purchaser of such Employer, Division or business unit.

7.8.                            Default.  In the event of a default in making any payment of principal or interest when due under the Note evidencing any loan under this Article, if such default continues for more than 90 days after written notice of the default by the Trustee, the unpaid principal balance of the Note shall immediately become due and payable in full.  Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Eligible Borrower’s Accounts, subject to the further provisions of this Section.  The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the Note evidencing such loan.  In no event shall the Administrator apply the Eligible Borrower’s Accounts to satisfy the Eligible Borrower’s repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan.  Default distributions under this Section 7.8 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

7.9.                            Nondiscrimination.  Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis.

7.10.                     Source of Loan Proceeds.  The proceeds for a loan shall be drawn from the Eligible Borrower’s Accounts in accordance with rules established by the Administrator.

7.11.                     Reinvestment of Loan Repayments.  Loan repayments shall be made to the Eligible Borrower’s Accounts from which the proceeds were drawn under Section 7.10 in proportion that the loan was taken from each such Account at the origination of the loan.  Within each such Account, the proceeds will be invested in accordance with the investment instructions or restrictions applicable at the time of each loan repayment.  If the Eligible Borrower is not currently making contributions to any such Account at the time of loan repayment, the proceeds will be invested within such Account in accordance with any previous instructions on file with the Trustee for the investment of contributions in such Account, and if there are no such instructions on file, the proceeds will be invested in the default Investment Fund(s) then in effect under Section 5.6.  The Participant may change his or her investment instructions in accordance with Section 5.5 for purposes of reinvesting the loan repayments even if he or she is not then making contributions to the Plan.

ARTICLE 8.  BENEFITS UPON RETIREMENT, DEATH OR

SEPARATION FROM SERVICE

8.1.                            Retirement.  Following a Participant’s retirement from the Corporation, all Affiliated Corporations and all Subsidiaries on or after attaining age 65 years (‘normal retirement age’), the Participant will receive the entire value of his or her Accounts in a single sum payment unless he or she elects an annuity under Section 8.3(b) or a direct rollover under Section 8.3(d).  To the extent that the Participant’s Accounts hold Company Stock, he or she may receive the distribution in whole shares of Company Stock and cash for any fractional share.

8.1A.                   Separation from Service for Reasons other than Death or Retirement.  Following a Participant’s separation from service with the Corporation, all affiliated Corporations and all Subsidiaries for any reason other than death or retirement at or after Normal Retirement Age, the Participant will receive the value of his or her vested Accounts (determined as provided below) in a single sum payment unless he or she elects an annuity under Section 8.3(b) or a direct rollover under Section 8.3(d).  To the extent that the participant’s Accounts hold Company Stock, he or she may receive the distribution in whole shares of Company Stock and cash for any fractional share.

A Participant will always be 100% vested in his or her Basic Pre-Tax Contribution Account, Basic After-Tax Contribution Account, Supplemental Pre-Tax Contribution Account, Supplemental After-Tax Contribution Account, Rollover Contribution Account (if applicable) and Transfer Contribution Account (if applicable).  The vested percentage of a Participant’s Employer Contribution Account will be computed in accordance with the following schedule:

If the Participant’s	The Vested Percentage of
Number of Years of	His Employer Contribution
Credited Service Is:	Account Will Be:
Less than 2 years	0%
2 years or more	100%

The amount, if any, by which a Participant’s Employer Contribution Account is so reduced shall be a ‘remainder’.  A remainder shall be treated as a separate account until the last day of the Plan Year in which forfeiture of the remainder occurs, and then each remainder shall be:  first, used to reinstate remainders as provided below; next, used to pay Plan expenses; and finally, applied to reduce Employer Contributions as of that date, and when so applied will be treated as though it were an Employer Contribution made under Section 3.5A.  If a Participant who separated from service before being entitled to the full balance in his or her Employer Contribution Account is reemployed by an Employer before incurring five consecutive Break Years, the remainder which resulted from the Participant’s earlier separation from service (unadjusted by any subsequent gains or losses) shall be credited to the Participant’s Employer Contribution Account as of the Valuation Date coincident with or next following the date of reemployment (after all other adjustments required under the Plan as of that date have been made).  The date on which an individual’s status changes from an Eligible Employee to a leased employee shall not constitute a severance from employment that permits a distribution to such individual.

                                                Notwithstanding the foregoing:

(a)                                 effective for cash dividends on shares of Company Stock paid on or after October 1, 2001, the portion of the Participant’s Employer Contribution Account consisting of such dividends which are subject to the election of a Participant or Beneficiary under the first sentence of Section 5.8 will always be 100% vested; and

(b)                                 effective June 1, 2002, a Participant who was also a participant in the Abbott Laboratories 401(k) Plan as of May 31, 2002 will always be 100% vested in his or her Employer Contribution Account.

(c)                                  effective August 2, 2004, a TheraSense Employee (as defined in Paragraph 15.34(m)) shall be 100% vested in his entire TheraSense Transfer Contribution Account (as defined in Paragraph 6.3(g)) upon reaching age 59 ½ while employed by an Employer or an Affiliated Corporation.

(d)                                 effective December 2, 2004, an i-STAT Employee (as defined in Section 15.34(n)) shall be fully vested in his or her i-STAT Transfer Contribution Account (as defined in Section 6.3(h)).

(e)                                  effective April 1, 2004, a Vascular Employee (as defined in Paragraph 15.34(o)) shall be 100% vested in his Accounts.

(f)                                   Effective January 1, 2007, a Guidant Vascular Employee (as defined in Paragraph 15.34(o)) shall be 100% vested in his Accounts.

(g)                                  Effective January 1, 2008, a Kos Employee (as defined in Paragraph 15.34(p)) shall be 100% vested in his entire Kos Transfer Contribution Account.  The Term “Kos Transfer Contribution Account” shall mean a Transfer Contribution Account maintained for the Participant under the Plan in connection with the transfer of the plan assets of the Kos Savings Plan to the Plan.

(h)                                 An AMO Employee (as defined in Paragraph 15.34(q)) shall be 100% vested in his entire AMO Transfer Contribution Account. The term “AMO Transfer Contribution Account” shall mean a Transfer Contribution Account maintained fort the Participant under the Plan in connection with the transfer of the plan assets of the Advanced Medical Optics, Inc. 401(k) Plan to the Plan.”

8.2.                            Time of Distributions.  Distribution with respect to a Participant’s separation from service (other than on account of death or retirement) normally will be made or commence as soon as practicable after such separation. The Employer Contribution made on the Participant’s behalf under Section 3.5 for the Plan Year will be based on the Point Value determined for the prior Plan Year and distributed to the Participant in cash or Company Stock, at the Participant’s election.  Except as provided in the last sentence of this Section 8.2, in the case of a Participant whose Accounts are valued in excess of $1,000 and who has not yet attained age 65, however, distribution may not be made under this Section unless:

(a)                                 between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 ½  and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

(b)                                 the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator.  Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator.  The Participant may waive the 30-day notice period described in (a) above.

The value of a Participant’s Accounts will be considered to be in excess of $1,000 if the value exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the Participant under the Plan.  The Participant may elect to defer the distribution of his or her Accounts until any subsequent date, but not later than the April 1 after the Plan Year in which he or she attains age 70 ½.

A Participant who is eligible for retirement under the terms of the Abbott Laboratories Annuity Retirement Plan will normally receive a distribution as soon as practicable after the end of the Plan Year in which he or she retires and following the crediting of the Employer Contribution determined under Section 3.5 for such Plan Year.  Such Participant may elect to receive the distribution in the calendar year in which he or she retires, in which event the Employer Contribution made on the Participant’s behalf under Section 3.5 will be based on the Point Value determined for the prior Plan Year and distributed to the Participant in cash.  Alternatively, the Participant may elect to defer the distribution of his or her Accounts until any date, but no later than the April 1 after the Plan Year in which he or she attains age 70 1/2.  Unless the Participant otherwise elects, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which: (A) the date on which the Participant attains the earlier of age 65 or the normal retirement age specified under the Plan, (B) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (C) the Participant terminates his service with the Employer.

Notwithstanding the requirements regarding the timing of distributions set forth in this subsection 8.2, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (‘2009 RMDs’), and who would have satisfied that requirement by receiving (1) distributions that are equal to the 2009 RMDs or (2) one or more payments in a series of substantially equally distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (‘Extended 2009 RMDs’), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  Participants and Beneficiaries described in the previous sentence will be given the opportunity to elect to receive the distributions described in the previous sentence.  In addition, notwithstanding anything contained in the Plan to the contrary and solely for purposes of applying the direct rollover provisions of the plan, 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions.

8.3.                            Amount and Manner of Distribution.  A Participant who is eligible for a distribution from the Plan under this Article 8, may, subject to subsection (c), elect to receive his or her benefit in one or more of the following forms:

(a)                                 Single Sum Payment.  In the case of a distribution to be made in a single sum, the amount of such distribution shall be determined as of the Valuation Date which immediately precedes or coincides with the date distribution is to be made.

(b)                                 Purchase of Annuity.  No distribution in the form of purchase of an annuity contract as set forth in Section 8.3(b) of the Plan as in effect immediately prior to October 1, 2001 (the ‘Annuity Option’) shall be made after the earlier of:  (i) 90 days after notice of elimination of the Annuity Option is furnished in accordance with ERISA Section 104(b) and the Department of Labor Regulations promulgated thereunder; or (ii) January 1, 2003.

(c)                                  Cash out of Small Benefits.  If the value of a Participant’s Accounts is $1,000 or less, distribution shall be made to the Participant in a single sum payment as soon as practicable following the Participant’s separation from service.  The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made.  The Participant’s Accounts will not be considered to be valued at $1,000 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount.

(d)                                 Direct rollover of eligible rollover distributions.  If a Participant or an Alternate Payee of the Participant is entitled to an eligible rollover distribution within the meaning of Code section 402(c)(4) under (a) or (b) above, he or she may elect to have all or a portion of such distribution (but not less than the minimum amount required to be transferred under Treasury regulations pertaining to the treatment of eligible rollover distributions) transferred to another qualified plan, an individual retirement account, or an individual retirement annuity, or any other eligible retirement plan within the meaning of Code section 402(c)(8)(B).  Such distribution may be made in the form of a direct rollover or by other means prescribed by regulations which satisfy the requirements for a direct payment to the eligible retirement plan, so specified.  The Administrator shall not be obliged to honor any transfer instruction under this Section that specifies more than one transferee. Beginning January 1, 2008, an eligible retirement plan includes a Roth IRA if the rollover requirements of Sections 402(c) and 408A of the Internal Revenue Code are met.”

(e)                                  Installment Form of Distribution for Perclose Employees and Vysis Employees.  No distribution in the form of a series of installments over a period certain as set forth in the Perclose 401(k) Retirement Plan (“Perclose Installment Option”) shall begin after the earlier of: (i) 90 days after notice of elimination of the Installment Option is furnished in accordance with ERISA Section 104(b) and the Department of Labor Regulations promulgated thereunder; or (ii) January 1, 2002.  No distribution in the form of a series of installments over a period certain as set forth in the Vysis, Inc. Savings and Investment Plan with respect to amounts transferred from the Amoco Plan as defined in Section 6.2(c) (“Vysis Installment Option”) shall begin after any required notice to affected Participants is given.  Except as provided in this Section 8(e), all distributions in the form of a Perclose Installment Option or Vysis Installment Option, as those terms are defined in this Section 8.3(e), shall continue.

(f)                                   Distribution in Form of Company Stock.  A Participant shall be entitled to receive a distribution of his Plan benefits in the form of whole shares of Company Stock.

(g)                                  Installment Form of Distribution for Integrated Vascular Systems Employees and Spinal Concepts Employees.  No distribution in the form of a series of installments over a period certain as set forth in the Integrated Vascular Systems, Inc. 401(k) Plan with respect to Integrated Transfer Contribution Accounts (as defined in Section 6.3(e)) (“Integrated Installment Option”) shall begin after the earlier of:  (i) 90 days after notice of elimination of the Integrated Installment Option is furnished in accordance with ERISA Section 104(b) and the Department of Labor Regulations promulgated thereunder; or (ii) January 1, 2006.  No distribution in the form of a series of installments over a period certain as set forth in the Spinal Concepts 401(k) Plan with respect to Spinal Concepts Transfer Contribution Accounts (as defined in Section 6.3(f)) (“Spinal Installment Option”) shall begin after the earlier of (iii) 90 days after notice of elimination of the Spinal Installment Option is given in accordance with ERISA Section 104(b) and the Department of Labor Regulations promulgated thereunder or (iv) January 1, 2006. Except as provided in this Section 8.3(g), all distributions in the form of an Integrated Installment Option or Spinal Concepts Installment Option, as those terms are defined in this Section 8.3(g), shall continue.

(h)                                 Installment Form of Distribution for TheraSense Employees.  No distribution in the form of a series of installments as set forth in the TheraSense, Inc. 401(k) Plan with respect to Therasense Transfer Contribution Accounts (as defined in Section 6.3(g)) (“TheraSense Installment Option”) shall begin after August 2, 2004.  Except as provided in this Section 8.3(h), all distributions in the form of a TheraSense Installment Option, as defined in this Section 8.3(h), shall continue.

(i)                                     Disability Distributions for Vascular Employees.  A Vascular Employee (as defined in paragraph 15.34(o)) may elect to receive a distribution of all or any portion of his or her Vascular Transfer Contribution Account (as defined in Paragraph 6.3(i)) upon becoming Disabled.  A Vascular Employee shall be Disabled if he or she is unable to perform the material duties of his or her regular occupation with the employer in the same salary grade that is commensurate with the Vascular Employee’s education, training and experience; provided that the inability results from an injury or illness that requires the Vascular Employee to be under the care of a licensed physician; and provided further that the inability is not attributable to intentionally self-inflicted injuries (whether sane or insane), or to active participation in a riot.

(j)                                    Installment Form of Distribution.  Effective for distributions made after April 1, 2007, subject to paragraph (a) above, a Participant or Alternate Payee may elect to receive his or her Accounts in a series of monthly installments or annual installments up to a period of nine years and eleven months.  Effective for distributions made on or after January 1, 2008, subject to paragraph (a) above, a Participant or Alternate Payee may elect to receive his or her Accounts in a series of monthly installments or annual installments over nine years or greater.  Installment payments shall be made in accordance with rules established by the Administrator.  An election to receive installments may be revoked and a new election may be made in accordance with rules established by the Administrator.

(k)                                 Disability Distributions for Kos Employees.  A Kos Employee (as defined in paragraph 15.34(p)) may elect to receive a distribution of all or any portion of his or her Kos Transfer Contribution Account (as defined in Paragraph 8.1A(f) upon becoming Disabled.  A Kos Employee shall be Disabled if he or she is incapable of continuing any gainful occupation because of a physical or mental condition resulting from bodily injury, disease, or mental disorder.

(l)                                     Disability Distributions for AMO Employees. An AMO Employee (as defined in paragraph 15.34 (q)) may elect to receive a distribution of all or any portion of his or her AMO Transfer Contribution Account (as defined in Paragraph 8.1 A(h)) upon becoming Disabled. An AMO Employee shall be Disabled if he or she is incapable of continuing any gainful occupation for the Company for which he or she is reasonable fitted by education, training, or experience because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, and which condition can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.”

8.4.                            Distributions After a Participant’s Death.

(a)                                 Death Prior to Separation from Service.  If a Participant dies prior to his or her separation from the service with the Corporation, all Affiliated Corporations and all Subsidiaries, the Participant’s Beneficiary will receive the Participant’s Accounts in a single sum payment as soon as practicable after the end of the Plan Year in which the Participant’s death occurs; provided, however, the Beneficiary may elect to receive the distribution in the Plan Year in which the Participant’s death occurred, in which event the Employer Contribution made on behalf of the Participant under Section 3.5 for such Plan Year shall be based on the Point Value determined for the prior Plan Year and shall be distributed in cash.  Distribution must be made to a Beneficiary who is not the Participant’s spouse no later than December 31 of the calendar year following the year of the Participant’s death.  If the Beneficiary is the Participant’s spouse, the Beneficiary may elect to defer receipt of the distribution of the Participant’s Accounts until any date, but no later than the December 31 of the Plan Year in which the Participant would have attained age 70 ½. On and after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Internal Revenue Code) the Participant’s Beneficiary shall have the right to receive the Participant’s Accounts as if the Participant had died prior to his or her separation from service with the Corporation.

(b)                                 Death after Separation from Service.  If a Participant dies after separation from service but before the complete distribution of his or her Accounts has been made, the Participant’s Beneficiary will receive the value of the Participant’s Accounts.  Distribution will be made in a single sum payment as soon as practicable after the Participant’s death (but no later than December 31 of the calendar year following the year of the Participant’s death); provided, however, that if distribution to the Participant had begun following his or her separation from service in a form elected by the Participant, distribution will continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive distribution in cash in a single sum as soon as practicable following the Participant’s death.  Any such election must be made on a form approved by the Administrator and must be received by the Administrator within such period following the Participant’s death as the Administrator may prescribe.  To the extent the Participant’s Accounts held Company Stock at the time of the proposed distribution, the Beneficiary may receive the distribution in whole shares of Company Stock and cash for any fractional share.

(c)                                  Cash out of Small Benefits.  If a Participant dies and the value of a Participant’s Accounts is $5,000 or less, distribution shall be made to the Beneficiary in a single sum payment as soon as practicable following the Participant’s death (but in no event later than the 60th day following the close of the Plan Year in which such death occurs) or such later date on which the amount of the distribution can be determined by the Administrator.  The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made. The Participant’s Accounts will not be considered to be valued at $5,000 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount.

(d)                                 Direct rollover of eligible rollover distributions.  If a Beneficiary who is the spouse of a deceased Participant is entitled to an eligible rollover distribution within the meaning of Code section 402(c)(4) under (a) or (b) above, he or she may elect to have all or a portion of such distribution (but not less than the minimum amount required to be transferred under Treasury regulations pertaining to the treatment of eligible rollover distributions) transferred to an individual retirement account or an individual retirement annuity.  Such distribution may be made in the form of a direct rollover or by other means prescribed by regulations which satisfy the requirements for a direct payment to the eligible retirement plan so specified.  The Administrator shall not be obliged to honor any transfer instruction under this Section that specifies more than one transferee. Beginning January 1, 2008, an eligible retirement plan includes a Roth IRA if the rollover requirements of Sections 402 (c) and 408 A of the Internal Revenue Code are met. Beginning January 1, 2010, a Beneficiary who is not the participant surviving spouse may be a distribute and elect to have all or part of the benefits paid directly to an IRA that is established for the purpose of receiving a distribution on behalf of a non-spouse designated beneficiary as an eligible rollover distribution in accordance with section 402(c)(11) of the Code.

(e)                                  Distribution in Form of Company Stock.  A Beneficiary shall be entitled to receive a distribution of his Plan benefits in the form of whole shares of Company Stock.

Any distribution to a Beneficiary under this Section in the form of a single sum shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made.

8.5.                            Designation of Beneficiary.  Subject to the provisions of this Section, a Participant’s Beneficiary shall be the person or persons (or entity or entities), if any, designated by the Participant from time to time on a form or in a manner approved by the Administrator.  In the absence of an effective Beneficiary designation, a Participant’s Beneficiary shall be his or her surviving spouse, if any, or if none, the Participant’s issue, or if none, the Participant’s estate.  A non-spouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless:

(a)                                 prior to the Participant’s death, the Participant’s surviving spouse consented to and acknowledged the effect of the Participant’s designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) in a written form approved by the Administrator and witnessed by a notary public or Plan representative; or

(b)                                 it is established by the Participant prior to his or her death (by furnishing the Administrator with a sworn statement), that the required consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe; or

(c)                                  the spouse had earlier executed a general consent form permitting the Participant:

(i)                                     to select from among certain specified persons without any requirement of further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or

(ii)                                  to change his or her Beneficiary without any requirement of further consent by the spouse.  Any such general consent shall be on a form approved by the Administrator, and must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

Any consent and acknowledgment by a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

8.6.                            Special Distribution Requirement.  If a Participant or Beneficiary so elects, distribution of Plan benefits shall begin not later than one year after the close of the Plan Year (a) in which the Participant separates from service by reason of the attainment of normal retirement age under the Plan, disability, or death; or (b) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by an Employer before distribution has begun.

8.7.                            Married Participants.  Effective June 26, 2013, a participant is considered married if he or she is married for Federal tax purposes as described in Revenue Ruling 2013-17, even if the participant resides in a jurisdiction that does not recognize the marriage.  The person to whom such participant is married shall be considered the participant’s “spouse” for all purposes of this plan.

ARTICLE 9.  ADMINISTRATION

9.1.                            Board of Review.  The Board of Review, except where such are specifically reserved to the Board of Directors, shall have all powers, duties and obligations (whether imposed, granted or reserved and whether explicit or implicit) which are lodged in the Corporation under the Trust, or the Plan, or any supplement to the Plan or by law or regulations.  It shall perform all functions specifically assigned to it under the Plan and under the Trust created pursuant to the Plan.  The Board of Review at its sole discretion may delegate or redelegate any responsibility which it is able to exercise, and may revoke such delegations at its sole discretion.

9.2.                            Investment Committee.  Notwithstanding any provision of the Plan, the Investment Committee shall be the “named fiduciary” of the Company Stock Fund with sole authority and responsibility for the following duties:

(a)                                 To impose any limitation or restriction on the investment of participant accounts in the Company Stock Fund;

(b)                                 To direct the sale or other disposition of all or any portion of the Company Stock held in the Company Stock Fund;

(c)                                  To direct the reinvestment of the proceeds from any sale or other disposition of Company Stock in short-term cash equivalent investments in the Company Stock Fund, until the Participants redirect the investment of such proceeds;

(d)                                 To instruct the Trustee with respect to the foregoing matters; and

(e)                                  To communicate with Participants from time to time.

In exercising the powers set forth in Section 9.2, the Investment Committee will take into account the statement of intent set forth in Section 5.1(a) to the fullest extent permitted by

ERISA.  In addition, the Investment Committee shall evaluate the prudence of maintaining the Company Stock Fund not on the basis of the risk associated with the Company Stock Fund standing alone but in light of the availability of other investment options under the Plan and the ability of Plan participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

9.3.                            Administrator.  The Administrator will be the “administrator” of the Plan as defined in Section 3(16)(A) of ERISA and a “named fiduciary” for purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA.  The Administrator will not, however, have any authority over the investment of assets of the Trust or the selection of Investment Funds.

9.4.                            Powers of Administrator.  The Administrator will have full power to administer the Plan in all of its details and, other than the selection of Investment Funds, subject, however, to the requirements of ERISA.  Benefits under the Plan shall be paid only if the Administrator decides, in his or her discretion, that the applicant is entitled to them.  For this purpose the Administrator’s power will include, but will not be limited to, the following discretionary authority:

(a)                                 to make and enforce such rules and regulations as the Administrator deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

(b)                                 to interpret and enforce the Plan in accordance with the terms of the Plan (including the rules and regulations adopted under subsection (a)) and to make factual determinations thereunder, including the discretionary power to determine the rights or eligibility of Employees or Participants and any other persons, and the amount, if any, of their benefits under the Plan, and to construe or interpret disputed, ambiguous, or uncertain terms;

(c)                                  to compute the amounts to be distributed under the Plan, to determine the person or persons to whom such amounts are to be distributed, and to make equitable adjustments for mistakes or errors;

(d)                                 to authorize the payment of distributions, to compromise and settle any disputed claim, and to direct the Trustee to make such payments from the Trust;

(e)                                  to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code, ERISA and applicable regulations, or under other federal, state or local law and regulations;

(f)                                   to allocate and delegate the ministerial duties and responsibilities of the Administrator and to appoint such agents, counsel, accountants, consultants, actuaries, insurance companies and other persons as may be required or desired to assist in administering the Plan;

(g)                                  by written instrument, to allocate and delegate his or her fiduciary responsibilities in accordance with ERISA section 405; and

(h)                                 to furnish each Employer with such information and data as may be required by it for tax and other purposes in connection with the Plan.

Actions taken in good faith by the Administrator shall be binding and conclusive on all parties.

9.5.                            Nondiscriminatory Exercise of Authority.  Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise his or her authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

9.6.                            Reliance on Tables, etc.  In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel, actuary, insurance company or other expert who is employed or engaged by the Administrator or by the Corporation on the Administrator’s behalf.

9.7.                            Claims and Review Procedures.  The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA section 503.

9.8.                            Indemnification.  The Corporation agrees to indemnify and defend to the fullest extent of the law any of its employees or former employees who serves or has served as Administrator or as a member of the Board of Review or the Investment Committee or who has been appointed to assist the Administrator or the Board of Review or the Investment Committee in administering the Plan or to whom the Administrator or the Board of Review or the Investment Committee has delegated any duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Corporation) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith.

9.9.                            Expenses and Compensation.  No compensation shall be paid to the Administrator or any assistant who is a full-time employee of the Corporation, an Affiliated Corporation or a Subsidiary, but the Administrator and his or her assistants shall be reimbursed for all expenses reasonably incurred in the administration of the Plan.  Such expenses shall be charged to the Trust and paid first out of the dividends paid on Company Stock held in the Unallocated Account and then from Employer Contributions prior to allocation under Section 3.5, unless the Employers pay such expenses directly.  To the extent that any record keeping expense, withdrawal charge, loan fee or check fee is specifically attributable to a Participant’s Accounts, such expenses may be charged to the Accounts of such Participant.

9.10.                     Notices; Participant Information.  Any notice required to be given to or any document required to be filed with the Administrator, the Trustee or the Investment Committee will be given or filed properly if mailed by registered mail, postage prepaid, or delivered, to the Administrator, the Trustee or the Investment Committee, as the case may be, in care of the Corporation at Abbott Park, Illinois.  Participants (and their Beneficiaries) must furnish to the Administrator such evidence, data, or information as they consider necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he or she will furnish full, true and complete evidence, data and information requested by the Administrator.

ARTICLE 10.  AMENDMENT AND TERMINATION

10.1.                     Amendment.  The Corporation reserves the power (and may and hereby does specifically delegate a portion of the power to the Board of Review) at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable.  The Corporation specifically reserves the right to amend Article 5 with respect to the investment of Participant Accounts.  However, the Corporation will not have the power:

(a)                                 to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by Section 14.3 with respect to Qualified Domestic Relations Orders, or by Section 3.9 with respect to the return of contributions upon nondeductibility or mistake of fact), unless such amendment is required or permitted by law, governmental regulation or ruling; or

(b)                                 to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of Code Section 411(d)(6)) of any Participant, except as otherwise permitted or required by law; or

(c)                                  to change the duties or liabilities of the Trustee, the Investment Committee or the Administrator without their consent.

All major amendments and all decisions or amendments which are reasonably expected to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits to Participants or Beneficiaries, or of terminating the Plan shall be made by the Board of Directors.  All other amendments shall be made by the Board of Review.  The Board of Directors may delegate additional authority to the Board of Review.

For the purposes of the foregoing, a “major amendment” is defined to be any amendment which will increase the average cost of the Plan to the Employers (whether through the increase of Employer contributions or otherwise) by an amount in excess of $5,000,000 per annum over the three full Plan Years next succeeding the effective date of the amendment.  Determination of whether an amendment is a major amendment or a decision or amendment which is reasonably “to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits, or of terminating the Plan” shall be made by the Board of Review after obtaining such advice from such legal or tax counsel and the advice of such actuarial consultants as the Board of Review may deem appropriate.  The secretary of the Board of Review shall maintain detailed minutes reflecting the advice (if any) so received by the Board of Review and the decisions reached by it regarding each amendment adopted by it.

Notwithstanding anything contained in this Section 10.1, any material revision (within the meaning of the New York Stock Exchange rules) to the Plan or Trust shall be subject to the approval of the Corporation’s compensation committee or a majority of the Corporation’s independent directors (within the meaning of the New York Stock Exchange rules).

10.2.                     Termination.  The Corporation has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Corporation will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and the Investment Committee without liability whatsoever for any such discontinuance or termination. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the rights of all affected employees to benefits accrued to the date of such termination, partial termination, or discontinuance, to the extent funded as of such date, or the amounts credited to the employees’ accounts, shall be non-forfeitable.

10.3.                     Distributions upon Termination of the Plan.  Upon termination of the Plan by the Corporation, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant’s Accounts determined as of the Valuation Date coinciding with or next following the date of the Plan’s termination.  However, if a successor Plan is established within the meaning of Code section 401(k)(2)(B)(i)(II), Accounts shall be distributed to Participants and their Beneficiaries only in accordance with Article 6 relating to in-service withdrawals and upon the actual separation from service by the Participant.

10.4.                     Merger or Consolidation of Plan; Transfer of Plan Assets.  In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other Plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

ARTICLE 11.  LIMITS ON CONTRIBUTIONS

11.1.                     Code Section 404 Limits.  The sum of the contributions made by the Employers under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code (all such contributions being hereby conditioned on their deductibility under Code section 404).

11.2.                     Code Section 415 Limits.  The “annual additions” (as defined in Section 415(c)(2) of the Code) to a Participant’s Accounts under the Plan and under all other defined contribution plans (as defined in Section 414(i) of the Code) maintained by the Corporation, all other Affiliated Corporations, and all Subsidiaries, for any Plan Year (the “limitation year”) shall not exceed the lesser of $46,000 (as adjusted for cost-of-living increases under Section 415(d) of the Code) or 100% of the participant’s compensation for the limitation year.  In applying the limitations of this Section 11.2:

(a)                                 If, in addition to this Plan, the Participant is covered under another plan with which this Plan must be aggregated for purposes of Section 415 of the Code, the amount of annual additions which may be allocated under any other plan on a Participant’s behalf for a Plan Year shall not exceed the maximum permissible amount described above, reduced by the annual additions credited to that Participant’s Accounts under this Plan for the same Plan Year.

(b)                                 The Administrator shall take any actions it deems advisable to avoid an annual addition in excess of Section 415 of the Code; provided, however, if a Participant’s annual addition for a Plan Year actually exceeds the limitations of this Section 11.2, the Administrator shall correct such excess in accordance with applicable guidance issued by the Internal Revenue Service.

(c)                                  Annual additions shall be subject to Section 415 of the Code and applicable Treasury regulations issued there under, the requirements of which are incorporated herein by reference to the extent not specifically provided in this Section 11.2.

(d)                                 For purposes of this Article 11, the term “Subsidiary” shall mean any corporation, partnership, joint venture or business trust, more than fifty percent (50%) of which is owned, directly or indirectly, by the Corporation.

11.3.                     Code Section 402(g) Limits.

(a)                                 In general.  The maximum amount of Pre-Tax Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals (within the meaning of Code section 402(g)(3)) under all other plans, contracts and arrangements of the Corporation, all Affiliated Corporations and all Subsidiaries with respect to the Participant for the calendar year, shall in no event exceed the maximum applicable limit in effect for the calendar year under Code section 402(g)(1).

(b)                                 Distribution of excess deferrals.  In the event an amount is included in a Participant’s gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of a Pre-Tax Contribution made or to be made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income or loss in accordance with Regulation section 1.402(g)-1(e)(5), be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made; provided, however, that for Plan Years on and after January 1, 2008, such earnings shall not include earnings for the period between the end of the Plan Year and the date of distribution ( the “gap period”).No distribution of an excess deferral shall be made during the taxable year in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral.  The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Pre-Tax Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

11.4.       Code Section 401(k)(3) Limits.

(a)           Actual deferral ratios.  For each Plan Year, the Administrator will determine the “actual deferral ratio” for each Participant who is eligible for Pre-Tax Contributions.  The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Pre-Tax Contributions made on behalf of the Participant for the Plan Year to the Participant’s Compensation for the applicable period.  For purposes of determining a Participant’s actual deferral ratio,

(i)            Pre-Tax Contributions will be taken into account only to the extent permitted by Regulation section 1.401(k)-1(b)(6) and to the extent required by Regulation section 1.402(g)-1(d)(1);

(ii)           The applicable period for each Participant for a given Plan Year shall be that portion of the 12-month period ending on the last day of such Plan Year during which the individual was a Participant.

(iii)          Employer Contributions may be treated as Pre-Tax Contributions to the extent permitted by Regulation section 1.401(k)-1(b)(3).

(b)           Actual deferral percentages.  The actual deferral ratios for all Highly Compensated Employees who are eligible for Pre-Tax Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but who are eligible for Pre-Tax Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year.  The actual deferral percentages for any Plan Year must satisfy at least one of the following tests, which shall be interpreted and applied by the Administrator in a manner consistent with Regulation section 1.401(k)-1:

(i)            The actual deferral percentage for any Plan Year for the highly compensated group does not exceed 125 percent of the actual deferral percentage for the immediately preceding Plan Year for the nonhighly compensated group; or

(ii)           The excess of the actual deferral percentage for any Plan Year for the highly compensated group over the actual deferral percentage for the immediately preceding Plan Year for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for any Plan Year for the highly compensated group does not exceed twice the actual deferral percentage for the immediately preceding Plan Year of the nonhighly compensated group.

If the actual deferral percentages for any Plan Year fail to satisfy the tests in (i) or (ii) above, the Administrator may, to the extent permitted by Regulations and for the sole purpose of satisfying those tests, treat the Plan as two Plans, each covering one or more classifications of employees (consistent with Code section 410(b) and any regulations thereunder).  The Administrator will then apply the foregoing tests separately to each such Plan.

The “average deferral percentage” for any employee who is a Highly Compensated Employee for the Plan Year shall be calculated by excluding catch-up contributions and contributions made pursuant to Code section 414(u) by reason of an Eligible Employee’s qualified military service.  The average deferral percentage of such Highly Compensated Employee who has salary reduction contributions allocated to his account under the Plan and any other plan of the Company shall be determined as if all such contributions were made under a single plan.  If the above plans have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(c)           Adjustments by Administrator.  If, prior to the time all Pre-Tax Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Pre-Tax Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Pre-Tax Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Pre-Tax Contribution elections to the extent the Administrator deems appropriate.  Any Pre-Tax Contributions, which would otherwise be made to the Trust, shall instead be paid in cash to the affected

Participant.

(d)           Excess contributions.  If the Code section 401(k)(3) limits have been exceeded for a Plan Year after all contributions for the Plan Year have been made, the Administrator shall determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees.  For any Plan Year, ‘excess contributions’ means the excess of the aggregate amount of contributions taken into account in computing the deferral percentage of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted by the actual deferral percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their deferral percentages, beginning with the highest of such percentages).  Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the excess contributions have been allocated.  Any excess contributions will be recharacterized as After-Tax Contributions or distributed as provided below.  In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

(e)           Recharacterization of excess contributions.  At the option of the Administrator, a Participant’s excess contributions may be recharacterized as After-Tax Contributions, provided the Administrator complies with the reporting requirements of Treas. Reg. section 1.40l(k)-l(f)(3) for such contributions and such recharacterization occurs no later than the March 15 following the Plan Year for which the contributions were made.  Recharacterized excess contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to Pre-Tax contributions.

(f)            Distribution of Excess Contributions.  At the option of the Administrator, a Participant’s excess contributions, adjusted for income or loss through the date of distribution pursuant to Regulation section 1.401(k)-2(b)(2)(iv), will be designated by the Corporation as a distribution of excess contributions and distributed to the Participant.  Distribution of excess contributions will be made after the date of distribution to which the contributions relate, but within 12 months after the close date of distribution.

(g)           Special rules.  For purposes of distributing excess contributions,

(i)            the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

(ii)           Any distribution of less than the entire amount of excess contributions with respect to a Highly Compensated Employee shall be treated as a pro rata distribution of excess contributions and allocable income or loss.

(h)           Record keeping requirement.  The Administrator, on behalf of the Corporation, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which qualified matching contributions and Qualified Non-elective Employer Contributions are taken into account in determining the actual deferral ratios.

(i)            Separate application of limits.  The limits described in this Section 11.4 shall be applied separately with respect to Participants employed by any Employer which is not an Affiliated Corporation as if such Participants were participants in a separate plan for purposes of Code section 401(k).

(j)            Rules for Pre-Tax Contributions.  The availability of Pre-Tax Contributions shall not discriminate in favor of Highly Compensated Employees.  Amounts attributable to Pre-Tax Contributions may not be distributed except in accordance with the terms of the Plan and in no event earlier than upon one of the following events: (i) the Employee’s retirement, death, disability or separation from service; (ii) the termination of the Plan without establishment or maintenance of another defined contribution plan; (iii) the Employee’s attainment of age 59-1/2 or the Employee’s hardship; (iv) the sale or other disposition by an adopting Employer to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and (v) the sale or other disposition by an adopting Employer of its interest in a subsidiary to an unrelated entity but only with respect to employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

11.5.       Code Section 401(m) Limits.

(a)           Actual contribution ratios.  For each Plan Year, the Administrator will determine the “actual contribution ratio” for each Participant who is eligible for Employer Contributions.  The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Employer Contributions and After-Tax Contributions (if any) made on behalf of the Participant for the Plan Year, to the Participant’s Compensation for the Plan Year.  For purposes of determining a Participant’s actual contribution ratio,

(i)            Employer Contributions will be taken into account only to the extent permitted by Regulation section 1.401(m)-1(b)(5).

(ii)           The applicable period for each Participant for a given Plan Year shall be that portion of the 12-month period ending on the last day of such Plan Year during which the individual was a Participant.

(iii)          Pre-Tax Contributions may be treated as matching contributions to the extent permitted by Regulation section 1.401(m)-1(b)(2).  Any forfeitures which are applied against Employer Contributions shall be treated as Employer Contributions.

(b)           Actual contribution percentages.  The actual contribution ratios for all Highly Compensated Employees who are eligible for Employer Contributions and After-Tax Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but who are eligible for Employer Contributions and After-Tax Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests, which shall be interpreted and applied by the Administrator in a manner consistent with Regulation sections 1.401(m)-1 and 1.401(m)-2:

(i)            The actual contribution percentage for the Plan Year for the highly compensated group does not exceed 125 percent of the actual contribution percentage for the immediately preceding Plan Year for the nonhighly compensated group; or

(ii)           The excess of the actual contribution percentage for the Plan Year for the highly compensated group over the actual contribution percentage for the immediately preceding Plan Year for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the Plan Year for the highly compensated group does not exceed twice the actual contribution percentage for the immediately preceding Plan Year of the nonhighly compensated group.  If the actual contribution percentages for any Plan Year fail to satisfy the tests in (i) or (ii) above, the Administrator may, to the extent permitted by Regulations and for the sole purpose of satisfying those tests, treat the Plan as two Plans, each covering one or more classifications of employees (consistent with Code section 410(b) and any regulations thereunder).  The Administrator will then apply the foregoing tests separately to each such Plan.

(c)           Multiple use of Alternative Limitation.  In accordance with Treasury Regulation 1.401(m)-2(c), multiple use of the alternative limitation which occurs as a result of testing under limitations described in Sections 11.4 and 11.5 will be corrected in the manner described in Treasury Regulation 1.401(m)-1(e).  The term “alternative limitation” as used above means the alternative methods of compliance with Sections 401(k) and 401(m) of the Code contained in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) thereof, respectively.

(d)           Excess aggregate contributions.  If the limits of Code section 401(m) have been exceeded for a Plan Year after all contributions for the Plan Year have been made, the Administrator shall determine the amount of excess aggregate contributions with respect to Participants who are Highly Compensated Employees.  For any Plan Year, ‘excess aggregate contributions’ means the excess of the aggregate contribution amounts taken into account in computing the contribution percentage of Highly Compensated Employees for such Plan Year over the maximum contribution amounts permitted by the actual contribution percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages).  Excess aggregate contributions are allocated to the Highly Compensated Employees with the largest contribution amounts taken into account in calculating the actual contribution percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest of such contribution amounts and continuing in descending order until all the excess aggregate contributions have been allocated. Any excess aggregate contributions will be distributed as provided below.  In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

(e)           Distribution of excess aggregate contributions.  A Participant’s excess aggregate contributions, adjusted for income or loss pursuant to Regulation section 1.401(m)-2(b)(2)(iv), will be designated by the Corporation as a distribution of excess aggregate contributions, and distributed to the Participant.  Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year.  Distributions under this Section 11.5(e) shall comply with the nondiscrimination requirements of Code section 401(a)(4).

(f)            Record keeping requirement.  The Administrator, on behalf of the Corporation, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which qualified elective contributions and qualified nonelective contributions are taken into account in determining the actual contribution ratios.

(g)           Separate application of limits.  The limits of this Section 11.5 shall be applied separately with respect to Participants employed by any Employer which is not an Affiliated Corporation as if such Participants were participants in a separate plan for purposes of Code section 401(m).

11.6.       Aggregation Rules.  For purposes of Sections 11.4 and 11.5, all Pre-Tax Contributions, After-Tax Contributions and Employer Contributions made under two or more plans that are aggregated for purposes of Section 401(a)(4) and Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan; and if two or more plans are aggregated for purposes of Section 401(k) or Section 401(m) of the Code, the aggregated plans must satisfy Section 410(b) and 401(a)(4) of the Code as if they were a single plan.  A Highly Compensated Employee’s actual deferral percentage under Section 11.4 and actual contribution percentage under Section 11.5 shall be determined by treating all cash or deferred arrangements under which such employee is eligible as one arrangement.  Plans may be aggregated to satisfy Section 401(k) or Section 401(m) of the Code only if they have the same plan year.  Notwithstanding the foregoing, certain plans shall be treated as separate because they do not employ the same testing method for calculating the average deferral percentage, the average contribution percentage, or for any other reason as required in accordance with the Final Regulations.

ARTICLE 12.  ROLLOVER AND TRANSFER CONTRIBUTIONS

12.1.       Contribution of Amount Distributed from Another Qualified Plan.  An Eligible Employee who was formerly a participant in a plan described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code (the “Distributing Plan”) and who has received a qualified total distribution prior to January 1, 1993 (within the meaning of section 402(a)(5)(E)(i) of the Code as in effect prior to January 1, 1993), or for periods after January 1, 1993, an eligible rollover (within the meaning of section 402(c)(4) of the Code), from the Distributing Plan (the “distribution”) may, within 60 days of receipt of the distribution from the Distributing Plan, contribute to the Trust, as a “Rollover Contribution”, an amount which

(a)           does not exceed the fair market value of the distribution, reduced by the amount contributed to the Distributing Plan on an after-tax basis by the Eligible Employee, as determined in accordance with section 72(f) of the Code and the regulations thereunder, such amount to be reduced by any amounts theretofore distributed to the Eligible Employee which were not includable in his or her gross income for federal income tax purposes, and

(b)           includes no property other than (i) money received in the distribution, and (ii) money attributable to other property received in the distribution which is sold and the proceeds of which are transferred pursuant to section 402(a)(6)(D) of the Code [after January 1, 1993, section 402(c)(6)].

The Eligible Employee may also transfer an eligible rollover distribution to the Plan by way of a direct rollover which satisfies the requirements of section 401(a)(31) of the Code, and such amount shall also be considered a “Rollover Contribution”.

12.2.       Transfer of Amount Distributed from a Rollover IRA.  An Eligible Employee who has received a distribution from an individual retirement account or individual retirement annuity which qualifies as a distribution described in Code section 408(d)(3)(A)(ii) may, in accordance with such Code section and within 60 days of receipt of the distribution from the individual retirement account or annuity, contribute a portion of the distribution to the Trust as a Rollover Contribution.  To qualify for transfer under this section, the value of the individual retirement account or individual retirement annuity as the case may be, must be attributable to a previous rollover contribution from a plan qualified under Code section 401(a) of the Code or earnings thereon.

12.3.       Monitoring of Rollovers.

(a)           The Administrator shall establish such procedures and require such information from employees seeking to make Rollover Contributions as it deems necessary to insure that such Rollover Contributions satisfy the requirements for tax-free rollovers established by conditions of this Article and the Code and the Regulations.

(b)           No amount may be contributed or transferred under this Article until approved by the Administrator.

12.4.       Transfer Contribution.  Subject to such restrictions and procedures as the Administrator may prescribe (which, without limitation, may include restrictions as to the type of plan from which transfers will be permitted), amounts held for the benefit of an Eligible Employee under a Distributing Plan may be transferred (the “Transfer Contribution”) directly by the Distributing Plan to this Plan in accordance with the requirements of section 414(l) of the Code and the Regulations thereunder.  A Transfer Contribution Account shall be established for each Eligible Employee for whom a Transfer Contribution is made.  To the extent determined by the Administrator to be required under section 411(d)(6) of the Code, an Eligible Employee for whom a Transfer Contribution Account is maintained shall be entitled to distributions and withdrawals from such Account under provisions not less restrictive than applied under the Distributing Plan.  To the extent the Distributing Plan was subject to the requirements of Code sections 401(a)(11) and 417, such requirements shall continue to apply to the transferred amount. Transfers described in the last sentence of Section 12.1 shall not be allocated to a Transfer Contribution Account but shall be treated as Rollover Contributions for all purposes.

12.5.       Treatment of Transferred Amount under the Plan.  An individual who makes a Rollover Contribution to the Trust or has a Transfer Contribution made to the Trust on his or her behalf shall not be eligible to make or receive any other contributions under the Plan until he or she has actually become a Participant and satisfied the eligibility requirements otherwise applicable to such contributions.  However, for all other purposes under the Plan (including without limitation, investment directions and distributions), an individual who makes a Rollover Contribution or for whom a Transfer Contribution has been made shall be treated as a Participant.

12.6.       Non-Spouse Rollovers.  If, in accordance with Section 402(c)(2) of the Code and with respect to any portion of a distribution from the Plan on behalf of a deceased Participant, a direct rollover is made to an individual retirement account on behalf of a designated beneficiary (as defined in Section 401(a)(9)(E) of the Code) of the Participant which beneficiary is not the surviving spouse of the Participant, the direct rollover shall be treated as an eligible rollover distribution to a distributee

ARTICLE 13.  SPECIAL TOP-HEAVY PROVISIONS

13.1.       Provisions to Apply.  The provisions of this Article shall apply for any top-heavy Plan notwithstanding anything to the contrary in this Plan.

13.2.       Minimum Contribution.  For any Plan Year which is a top-heavy plan year, the Employer shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Corporation, all Affiliated Corporations and all Subsidiaries by the end of the Plan Year.  The minimum contribution shall, in general, equal 3 percent of each such Participant’s Compensation received during the Plan Year, but shall be subject to the following special rules:

(a)           If the largest contribution on behalf of a key employee for such year, taking into account only Pre-Tax Contributions and Employer Contributions, is less than 3 percent of the key employee’s Compensation received during the Plan Year, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees.  This special rule shall not apply, however, if this Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.

(b)           No minimum contribution will be required with respect to a Participant for any period during which the Participant is also covered by another top-heavy defined contribution plan of the Corporation, an Affiliated Corporation or a Subsidiary which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

(c)           No minimum contribution will be required with respect to any Participant who is also covered by a top-heavy defined benefit plan of the Corporation, an Affiliated Corporation or a Subsidiary and the Participant receives the top-heavy defined benefit minimum (within the meaning of Code section 416(c)(1) and the Regulations thereunder) under such defined benefit plan.

(d)           The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Employer Contributions (but not any other type of contribution) otherwise made for the Participant’s benefit for such year.

(e)           Any additional minimum contribution made for the benefit of a Participant under this Section shall be credited to his or her Employer Contribution Account as soon as practicable after the close of the Plan Year for which such contribution is made.

13.3.       Special Vesting Schedule.  Each Employee who is a Participant at any time during a top-heavy plan year shall have a fully vested and nonforfeitable interest in not less than the percentage of each of his or her Accounts as set forth in the following vesting schedule, based on the Participant’s Years of Credited Service:

Applicable
Years of Credited Service	Nonforfeitable Percentage

less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

13.4.       Adjustment to Limitation on Benefits.  For purposes of the Code section 415 limits, the definitions of “defined contribution plan fraction” and “defined benefit plan fraction” contained therein shall be modified, for any Plan Year which is a top-heavy plan year, by applying the special rule set forth in Code section 416(h) of the Code unless (a) the Plan and each plan with which the Plan is required to be aggregated for top-heavy purposes satisfies the requirements of Code section 416(h)(2)(A), and (b) such Plan Year would not be a top-heavy plan year if “90 percent” were substituted for “60 percent” in the definition of a top-heavy plan year.  The provisions of this Section shall not be effective for any limitation year beginning after  December 31, 1999.

13.5.       Definitions.  For purposes of these top-heavy provisions, the following terms have the following meanings:

(a)           “key employee” means a key employee described in Code section 416(i)(l), determined on the basis of Compensation; and

(b)           “top-heavy plan year” means a Plan Year if the sum of the account balances of all key employees under the Plan and each other defined contribution plan (as of the applicable determination date of each such Plan) which is aggregated with the Plan, plus the sum of the present values of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds 60 percent of the sum of such amounts for all Employees (including, for purposes of this paragraph (b), any person employed by the Corporation, an Affiliated Corporation or a Subsidiary) and former Employees (other than former key employees, but including Beneficiaries of former Employees) under the Plan and all such plans. For purposes of these determinations:

(i)            The foregoing determination will be made in accordance with the provisions of Code section 416 and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

(ii)                                  The term “determination date” means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan.  The term “applicable determination date” means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

(iii)                               Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan in that 12-month period ending on the applicable determination date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Regulations.

(iv)                              If any individual has not received any compensation from the Corporation, an Affiliated Corporation or a Subsidiary maintaining a plan (other than benefits under the Plan) at any time during the 5-year period ending on the applicable determination date with respect to such plan, any accrued benefit for such individual (and the account of such individual) under such plan shall not be taken into account.

(v)                                 Each plan of the Corporation, an Affiliated Corporation or a Subsidiary (whether or not terminated) in which a key employee participates, and any other plan of the Corporation, an Affiliated Corporation or a Subsidiary which enables a plan referred to in the preceding clause to satisfy the requirements of Code sections 401(a)(4) or 410(b), shall be aggregated with the plan.  Any plan of the Corporation, an Affiliated Corporation or a Subsidiary not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregate plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(vi)                              The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the funding assumptions employed by such plan.

13.6.                     Separate Top Heavy Determinations for Subsidiaries.  To the extent required by section 416 of the Code, the portion of the Plan attributable to Participants who are employed by any Subsidiary which is not an Affiliated Corporation shall be treated as a separate plan for purposes of the top heavy determination and contribution requirements of this Article.

ARTICLE 14.  MISCELLANEOUS

14.1.                     Exclusive Benefit Rule.  No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, and the return of contributions upon nondeductibility, mistake of fact, or the failure of the Plan to qualify initially.

14.2.                     Limitation of Rights.  Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Corporation, any Affiliated Corporation, any Subsidiary, the Administrator, the Trustee, or the Investment Committee except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby.  It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

14.3.                     Nonalienability of Benefits; Facility of Payment. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to the extent required by law; provided, however, that if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Qualified Domestic Relations Order.  Notwithstanding the foregoing, the Administrator may direct the Trustee to make any payment or distribution from the Plan due to any person under legal disability or who in the Administrator’s opinion is in any way incapacitated so as to be unable to manage his or her financial affairs directly to such person or to his or her legal representative, or to a relative or friend of such person for his or her benefit, or the Administrator may direct the Trustee to apply the payment or distribution for the benefit of such person.

14.4.                     Changes in Vesting Schedule.  Subject to the requirements of Code Section 411(d)(6) and applicable Treasury regulations there under for any amendment adopted after August 9, 2006, a Plan amendment which changes a vesting schedule under the Plan shall apply with respect to any Participant who has completed three Years of Service prior to the expiration of the period described below only to the extent that the Participant’s vested percentage in his or her Accounts determined under the amendment is greater than the nonforfeitable percentage of his or her Accounts determined without regard to the amendment.  The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

(a)                                 the date on which such amendment is adopted;

(b)                                 the date on which such amendment becomes effective; and

(c)                                  the date on which the Participant is issued written notice of such amendment by the Administrator.

14.5.                     Governing Law.  The Plan and Trust will be construed, administered and enforced according to the laws of the State of Illinois to the extent such laws are not preempted by ERISA.

ARTICLE 15.  DEFINITIONS

Wherever used in the Plan, the singular includes the plural, and the following terms have the following meanings, unless a different meaning is clearly required by the context:

15.1.                     “Accounts” means, for any Participant, his or her Basic Pre-Tax Contribution Account, Basic After-Tax Contribution Account, Supplemental Pre-Tax Contribution Account, Supplemental After-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account (if applicable), Transfer Contribution Account (if applicable) and any other accounts or subaccounts established on his or her behalf under the Plan by the Administrator or the Trustee.

15.2.                     “Administrator” means the Divisional Vice President, Compensation and Benefits, of Abbott Laboratories, unless the Board of Review appoints another entity or person(s) to administer the Plan.

15.3.                     “Affiliated Corporation” means (a) any corporation that is a member of a controlled group of corporations (as defined in Code section 414(b)) of which the Corporation is also a member, (b) any trade or business, whether or not incorporated, that is under common control (as defined in Code section 414(c)) with the Corporation, (c) any trade or business that is a member of an affiliated service group (as defined in Code section 414(m)) of which the Corporation is also a member, or (d) to the extent required by Regulations issued under Code section 414(o), any other organization; provided that the term “Affiliated Corporation” shall not include any Corporation or unincorporated trade or business prior to the date on which such Corporation, trade or business satisfies the affiliation or control tests of (b), (c) or (d) above.  In identifying any “Affiliated Corporations” for purposes of the Code section 415 limits, the definitions in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

15.4.                     “Annuity Starting Date” for any Participant means (a) the first day of the first period or which a benefit is payable to the Participant under the Plan as an annuity, or (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

15.5.                     “After-Tax Contribution Account” means a Participant’s Basic After-Tax Contribution Account or his or her Supplemental After-Tax Contribution Account.

15.6.                     “Alternate Payee” means an alternate payee (as defined in section 414(p)(8) of the Code) who has rights to one or more Accounts under the Plan.

15.7.                     “Basic After-Tax Contribution” means a Basic Contribution made to the Plan by a Participant on an after-tax basis.

15.8.                     “Basic After-Tax Contribution Account” means, for any Participant, the account established by the Administrator or Trustee to which Basic After-Tax Contributions made for the Participant’s benefit are credited.

15.9.                     “Basic Contribution” means any contribution made pursuant to Section 3.2 entitling the Participant to a share in the Employer Contributions.

15.10.              “Basic Pre-Tax Contribution” means a Basic Contribution made to the Plan for the benefit of a Participant on a pre-tax basis.

15.11.              “Basic Pre-Tax Contribution Account” means, for any Participant, the account established by the Administrator or Trustee to which Basic Pre-Tax Contributions made for the Participant’s benefit are credited.

15.12.              “Beneficiary” means any person entitled to receive benefits under the Plan upon the death of a Participant.

15.13.              “Board of Directors” means the Board of Directors of the Corporation.

15.14.              “Board of Review” means the Employee Benefit Board of Review appointed and acting under the Abbott Laboratories Annuity Retirement Plan and having the duties and powers described in Article 9.

15.15.              “Break Year” means, with respect to any Employee, a 12 consecutive month period of severance.

15.16.              “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

15.17.              “Company Stock” means the common stock of the Corporation.

15.18.              “Compensation”  means,

(a)                                 for purposes of determining the amount of Pre-Tax, After-Tax, and Employer Contributions to be made on behalf of a Participant, (i) the Participant’s total compensation (prior to reduction for contributions under Code sections 401(k), 125 or 132(f)(4) and for contributions under the Abbott Laboratories 401(k) Supplemental Plan) for personal service actually rendered in the course of employment with participating Employers, including sales bonuses, sales incentives and sales commissions, but excluding (ii) any reimbursements, expense allowances, fringe benefits (cash or noncash), moving expenses, or welfare benefits (whether or not those amounts are includable in gross income), prizes, or any Christmas, anniversary, or discretionary bonuses, the Participant’s deferrals made, or payments received, under the Abbott Laboratories Deferred Compensation Plan, or payments made under the Abbott Laboratories Award for Performance Excellence Plan, Cash Profit Sharing Plan, Management Incentive Plan, Supplemental Pension Plan, 401(k) Supplemental Plan, or plans maintained by any participating Employer which are determined by the Administrator to be similar to such plans, or any suggestion or other special awards.  For purposes of (i) above, cash bonuses calculated on a uniform basis and paid no more frequently than annually to all hourly compensated employees on a plant-wide basis shall be included in Compensation.  Notwithstanding the above provisions of this Paragraph (a), no amount shall be considered compensation for purposes of determining the amount of Pre-Tax Contributions unless the amount is compensation within the meaning of Section 415(c)(3) of the Internal Revenue Code and Treasury Regulations issued there under.

(b)                                 For purposes of applying the Code section 401(k)(3) and 401(m) limits, determining whether an individual is a Highly Compensated Employee, determining the Code section 415 limits, determining the need for or calculating a top-heavy minimum contribution, and  determining the status of any individual as a “key employee,” compensation within the meaning of Code section 414(c)(3) and Treasury Regulations issued thereunder, including any differential wage payment (as defined in Code section 3401(h)(2)) paid to the Participant by the Employer.

For all purposes under the Plan, Compensation for any Participant shall not exceed the amount specified in Code section 401(a)(17) for any Plan Year as adjusted thereunder for each such year (“Section 401(a)(17) Limitation”).  This limitation shall be applied on a Plan Year basis, shall not be prorated for any part of such Plan Year, and shall be applied only with respect to compensation earned after an Eligible Employee becomes a Participant.  For purposes of determining the maximum amount of Pre-Tax and After-Tax Contributions that may be made to the Plan on behalf of or by a Participant for any Plan Year, the Section 401(a)(17) Limitation shall be multiplied by 18%.  In determining the Compensation of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term “family” shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.  If, as a result of the application of such rules the Section 401(a)(17) Limitation is exceeded, then the Limitation shall be prorated among the affected individuals in proportion to each such individual’s Compensation as determined under this Section prior to the application of this Limitation.  The Section 401(a)(17) Limitation for 1996 is $150,000.

15.19.              “Contribution Agreement” means, for any Participant, the agreement by which the Participant elects to defer a certain portion of his or her regular pay and the Corporation agrees to contribute the deferred amount to the Participant’s Pre-Tax or After-Tax Contribution Account, whichever is applicable.

15.20.              “Corporation” means Abbott Laboratories, an Illinois corporation, and any successor to all or a major portion of its assets or business which assumes the obligations of the Corporation.

15.21.              “Investment Committee” means the persons appointed by the Board of Review to serve as the Investment Committee under the Trust.

15.22.              “Division” means any functionally or geographically separate operating unit of the Corporation which is designated by the Board of Review as a “division” for the purposes of the Plan.

15.23.              “Eligible Employee” means:

(a)                                 any Employee who is employed by an Employer, provided no Employer contributes to a retirement program on his or her behalf, other than a federal or state-mandated retirement program, the Abbott Laboratories Annuity Retirement Plan, any pension plan of an Employer incorporated under the laws of or having its principal manufacturing facility in Puerto Rico, or the Plan;

(b)                                 any Employee of any foreign entity, in which the Corporation has not less than a 10% interest, directly or through one or more entities, but which is not a participating Employer, if (i) such Employee is a citizen or resident alien of the United States of America, (ii) an Employer has entered into an agreement under Code Section 3121(l) which applies to such foreign entity, (iii) no contributions are provided by any entity to a funded plan of deferred compensation (other than the Abbott Laboratories Annuity Retirement Plan or any pension plan of any subsidiary of the Corporation having its principal place of business in Puerto Rico) for such Employee with respect to remuneration paid to such Employee by the foreign entity, and (iv) such Employee is designated a “U.S. Expatriate” on the records of an Employer;

(c)                                  each Employee of an Employer who is employed at a site, office or other facility of an Employer located outside of the United States of America if (i) such Employee is a citizen or resident alien of the United States of America, and (ii) such Employee is designated a “U.S. Expatriate” on the records of an Employer; and

(d)                                 for purposes of making Supplemental Contributions, a seasonal employee (that is, an Employee who is hired to work for less than one year) once he or she has completed One Year of Credited Service.

“Eligible Employee” does not include (i) an individual who provides services to an Employer under a contract, arrangement or understanding with either the individual directly or with an agency or leasing organization that treats the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is subsequently determined (by an Employer, the Internal Revenue Service, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer rather than an independent contractor or employee of such agency or leasing organization, (ii) an Employee covered by a collective bargaining agreement, unless such agreement specifically provides for such Employee’s participation in the Plan,  (iii) any Employee who is employed by an Employer located in Puerto Rico, other than any person designated as a “U.S. Expatriate” on the records of an Employer, or (iv) an individual classified in the Human Resource System of an Employer as an individual on “Global Assignment”.  An individual classified in the Human Resource System of an Employer as an individual on “Global Assignment” shall not be eligible to become a Participant in the Plan.

For all purposes of the Plan, an individual shall be an “Eligible Employee” for any Plan Year only if during that Plan Year an Employer treats that individual as its employee for purposes of employment taxes and wage withholding for Federal income taxes, even if such individual is subsequently determined (by an Employer, the Internal Revenue Service, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer in that Plan Year.

15.24.              “Employee” means any individual employed by the Corporation, an Affiliated Corporation or a Subsidiary, including any leased employee and any other individual required to be treated as an employee pursuant to Code sections 414(n), 414(o) and the Regulations thereunder.

15.25.              “Employer” means the Corporation, any Affiliated Corporation or any Subsidiary that had adopted the Plan or was otherwise designated as a participating employer thereunder prior to 1996 or which becomes a participating employer thereafter under Section 2.6.

15.26.              “Employer Contributions” means the contributions made by the Employers under Section 3.5 for the benefit of the Participants under the Plan on account of Basic Contributions.

15.27.              “Employer Contribution Account” means, for any Participant, the account established by the Administrator or Trustee to which Employer Contributions made under Section 3.5 for the Participant’s benefit are credited.

15.28.              “Entry Date” means the first day of each payroll period.

15.29.              “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes of similar import.

15.30.              “Highly Compensated Employee” means an employee of the Corporation, an Affiliated Corporation or a Subsidiary who:

(a)                                 was a 5-percent owner (as defined in Code section 416(i)(1)) of the Corporation, of an Affiliated Corporation or of a Subsidiary during the current or immediately preceding Plan Year, or;

(b)                                 received Compensation in excess of $80,000 during the immediately preceding Plan Year and was a member of the top-paid group of employees under Section 414(q)(3) of the Code, which consists of the top 20% of employees (other than employees described in Section 414(q)(5) of the Code) for such year ranked on the basis of compensation received during the year.

The $80,000 amount in (b) above shall automatically be adjusted if and to the extent the corresponding amount in Code section 414(q) is adjusted by the Secretary of the Treasury.

15.31.              “Hour of Service” means, with respect to any Employee, each hour for which the Employee is paid or entitled to payment for the performance of duties for an Employer each such hour to be credited to the Employee for the computation period in which the duties were performed.

15.32.              “Investment Fund” means any investment fund described in Article 5 or any investment fund selected by the Investment Committee pursuant to Section 5.2 as an investment option under the Plan.

15.33.              “Participant” means each Eligible Employee who participates in the Plan pursuant to its provisions or other individual for whom an Account is maintained.

15.34.              “Period of Credited Service” means with respect to any Employee the aggregate of all time periods beginning on the date the Employee first completes an Hour of Service or is reemployed and ending on the date a Break Year begins, subject to the following adjustments:

(a)                                 An Employee will be credited with one Year of Credited Service for each year of credited service under the Plan as in effect prior to October 1, 1988.

(b)                                 On or after October 1, 1988, an Employee shall be credited with 1/12th of a Year of Credited Service for each calendar month of employment (or portion thereof) during which he or she is employed by the Corporation, an Affiliated Corporation or a Subsidiary, including employment prior to October 1, 1988; provided, however that the Employee will not be credited with less service than was credited to him as of September 30, 1988.

(c)                                  An Employee will also receive credit for any period of severance of less than 1 consecutive month.  Fractional periods of a year will be expressed in terms of days.  In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break Year.  For purposes of this Section,

(i)                                     an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement;

(ii)                                  a period of severance is a continuous period of time during which the Employee is not employed by the Corporation, an Affiliated Corporation or a Subsidiary.  Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service; and

(iii)                               in the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded under this paragraph during which the Employee has reemployment rights with respect to the Corporation, any Affiliated Corporation or any Subsidiary under federal law and contributions, benefits and service credit with respect to qualified military service will be allow or provided, as the case may be, in accordance with Code section 414(u) and the Heroes Earnings Assistance and Relief Tax Act of 2008.

(d)                                 If, to the extent, and on the terms so provided by the Board of Review at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with any prior separate business entity, part or all of which is or was acquired by, or becomes part of an Employer will be considered a Period of Credited Service.

(e)                                  All service earned by a MediSense Employee (as defined below) from his or her date of hire by MediSense, Inc. will be credited toward his or her Period of Credited Service for purposes of determining eligibility to make Basic Contributions under Section 2.1 and for purposes of determining the Employee’s service points described in Section 3.5(b).  For purposes of this Section 15.34(e), the term MediSense Employee shall mean an employee of MediSense, Inc., a Massachusetts corporation and an Affiliated Corporation.

(f)                                   All service earned by a Sanofi Employee (as defined below) since his or her last date of hire, as shown on the records of Sanofi Pharmaceuticals, Inc., a Delaware corporation (“Sanofi”), will be credited by the Plan toward that Employee’s Period of Credited Service for purposes of determining the Employee’s eligibility to make Basic Contributions under Section 2.1 and the Employee’s service points described in Section 3.5(b).  For purposes of this Section 15.34(f), the term Sanofi Employee shall mean an individual who became an Employee of the Corporation pursuant to the terms and conditions of an Asset Purchase Agreement dated as of April 28, 1997 between the Corporation and Sanofi.

(g)                                  All service earned by a Perclose Employee (as defined below) from his or her date of hire by Perclose, Inc. will be credited toward his or her Period of Credited Service for purposes of determining eligibility to make Basic Contributions under Section 2.1 and for purposes of determining the Employee’s service points described in Section 3.5(b).  For purposes of this Section 15.34(g), the term Perclose Employee shall mean an employee of Perclose, Inc., a Delaware corporation and an Affiliated Corporation.

(h)                                 All service earned by an Overseas Knoll Employee (as defined below) under a Pre-acquisition Plan (as defined below) immediately prior to the closing on  March 2, 2001 of the Purchase Agreement (the “Purchase Agreement”) between Abbott Laboratories and BASF Aktiengesellschaft (“BASF”) will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s service points described in Section 3.5(b) and for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of the Section 15.34(h), the term Knoll Overseas Employee shall mean, an individual who meets all of the following requirements: (i) such individual was employed as of March 2, 2001 by any subsidiary or affiliate of BASF outside of the United States that was acquired by Abbott Laboratories under the terms of the Purchase Agreement (such acquired subsidiary or affiliate being hereinafter referred to as “Foreign Affiliate”); and (ii) such individual becomes an Employee of an Employer and otherwise meets the eligibility and participation requirements of the plan.  For purposes of this Section 15.34(h), the Term “Pre-acquisition Plan” shall mean a plan that operates a “defined contribution” “individual-account” (as those terms are understood under ERISA), in which a Foreign Affiliate participated as of March 2, 2001.

(i)                                     All service earned by a Vysis Employee (as defined below) from his or her date of hire by Vysis, Inc. will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(i), the term Vysis Employee shall mean an employee of Vysis, Inc., a Delaware corporation and an Affiliated Corporation.

(j)                                    All service earned by a Spinal Concepts Employee (as defined below) from his or her date of hire by Spinal Concepts, Inc. will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(j), the term Spinal Concepts Employee shall mean an employee of Spinal Concepts, Inc., a Delaware corporation and an Affiliated Corporation.

(k)                                 All service earned by a ZonePerfect Employee (as defined below) from his or her date of hire by ZonePerfect Nutrition Company will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(k), the term ZonePerfect Employee shall mean an employee of ZonePerfect Nutrition Company, a Delaware corporation and an Affiliated Corporation.

(l)                                     All service earned by an Integrated Vascular Systems Employee (as defined below) from his or her date of hire by Integrated Vascular Systems, Inc. will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(l), the term Integrated Vascular Systems Employee shall mean an employee of Integrated Vascular Systems, Inc., a Delaware corporation and an Affiliated Corporation.

(m)                             All service earned by a TheraSense Employee (as defined below) from his or her date of hire by TheraSense, Inc. will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service describe in Section 8.1A.  For purposes of this Section 15.35(m), the term TheraSense Employee shall mean an employer of TheraSense, Inc., a Delaware corporation and an Affiliated Corporation.

(n)                                 All service earned by an i-STAT Employee (as defined below) from his or her date of hire by i-STAT Corporation will be credited toward his or her Period of Credited Service for Purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(n), the term i-STAT Employee shall mean an employee of i-STAT Corporation, a Delaware Corporation and an affiliated Corporation.

(o)                                 All service credited to a Vascular Employee (as defined below) under the Abbott Retirement Savings Plan will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(o), the term Vascular Employee shall mean an individual on whose behalf an account was transferred from the Abbott Retirement Savings Plan to the Plan effective as of the close of business on December 31, 2006.

(p)                                 All service credited to a Kos Employee (as defined below) under the Kos Savings Plan will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(p), the term Kos Employee shall mean an individual employed by Kos Pharmaceuticals, Inc., or its affiliates, on December 15, 2006.

(q)                                 All service credited to an AMO Employee (as defined below) under the Advanced Medical Optics, Inc. 401(k) Plan will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A. For purposes of this Section 15.34 (q), the term AMO Employee shall mean an individual on whose behalf an account was transferred from the Advanced Medical Optics, Inc. 401(k) Plan to this Plan effective as of the close of business on March 1, 2009.

(r)                                    All service credited to an employee of Visiogen, Inc., or a subsidiary of Visiogen, Inc.,  under the Visiogen, Inc., 401(k) Plan (the ‘Visiogen 401(k) Plan’) will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(r), the term Visiogen Employee shall mean an individual who was an active participant in the Visiogen 401(k) Plan effective as of the close of business on October 20, 2009.

(s)                                   All service credited to an employee of Evalve, Inc., or a subsidiary of Evalve, Inc.,  under the Evalve, Inc., 401(k) Plan (the ‘Evalve 401(k) Plan’) will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.  For purposes of this Section 15.34(r), the term Evalve Employee shall mean an individual who was an active participant in the Evalve 401(k) Plan effective as of the close of business on November 2, 2009.

(t)                                    All service credited to an employee of Starlims Technologies LTD ,an Israeli Corporation, will be credited toward his or her Period of Credited Service for purposes ofdetermining the Employee’s number of Years of Credited Service described in Section 8.1 A. For purposes of this Section 15.34(t), the term Starlims Employee shall mean an individual who was an active participant in the Starlims 401 (k) Plan effective as of the close of business on March 21 ~ 2010.

(u)                                 All service credited to an employee of Facet, Inc., or a subsidiary of Facet, Inc., under the Facet, Inc., 401(k) Plan (the ‘Facet 401(k) Plan’) will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A. For purposes of this Section 15.34(u), the term Facet Employee shall mean an individual who was an active participant in the Facet 401(k) Plan effective as of the close of business on March 9, 2010.

(v)                                 All service credited to an employee of OptiMedica, Inc., or a subsidiary of OptiMedica, Inc., under the OptiMedica, Inc., 401(k) Plan will be credited toward his or her Period of Credited Service for purposes of determining the Employee’s number of Years of Credited Service described in Section 8.1A.   For purposes of this Section 15.34(v), the term OptiMedica Employee shall mean an individual who was an active participant in the OptiMedica 401(k) Plan effective as of the close of business on August 31, 2013.

15.35.              “Plan” means the Abbott Laboratories Stock Retirement Plan, as amended from time to time.

15.36.              “Plan Year” means the calendar year.

15.37.              “Point Value” means the dollar value of an earnings or service point determined for a Plan Year by dividing the aggregate Employer Contributions made under Section 3.5 for such Plan Year (less that portion of such Employer Contributions determined under Section 3.5(f) that are distributed during such Plan Year to Participants by the aggregate earnings and service points credited under Section 3.5 for such Plan Year to all Participants entitled to share in Employer Contributions to the Plan for such Plan Year (less the points attributable to participants to or for whom distributions are made during the Plan Year).

15.38.              “Pre-Tax Contribution Account” means the Participant’s Basic Pre-Tax Contribution Account or his or her Supplemental Pre-Tax Contribution Account.

15.39.              “Pre-Tax Contributions” means, for any Participant, the aggregate of the Participant’s Basic Pre-Tax Contributions and Supplemental Pre-Tax Contributions contributed to the applicable Pre-Tax Contribution Account.

15.40.              “Prior Plan” means the Plan as in effect on December 31, 1995.

15.41.              “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a “qualified domestic relations order” within the meaning of Code section 414(p).  A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

15.42.              “Qualified Non-elective Employer Contribution” means a contribution (other than an Employer Contribution) made for the benefit of a Participant by the Employer in its discretion.

15.43.              “Regulation” means a regulation issued by the Department of Treasury, or the Department of Labor, as the case may be, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, advisory or similar pronouncement issued by the Internal Revenue Service or the Department of Labor, whichever is applicable.  Final Regulations’ mean the final regulations issued by the Internal Revenue Service on December 29, 2004, under Code sections 401(k) and 401(m).

15.44.              “Retirement Program” means the program of retirement benefits, provided by the Corporation, of which the Plan and the Abbott Laboratories Annuity Retirement Plan form a part.

15.45.              “Rollover Contribution Account” means, for any Participant, the account described in Section 12.1 or 12.2, as established by the Administrator or the Trustee, to which the

Participant’s Rollover Contribution, if any, is allocated.

15.46.              “Rollover Contribution” means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in Article 12.

15.47.              “Section” means a section of the Plan.

15.48.              “SRP Stable Value Fund” means the Investment Fund described in 5.2.

15.49.              “Subsidiary” means any corporation, partnership, joint venture or business trust fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Corporation, except as provided in Article 11.

15.50.              “Supplemental After-Tax Contribution” means a Supplemental Contribution made to the Plan by the Participant on an after-tax basis.

15.51.              “Supplemental After-Tax Contribution Account” means, for any Participant, the account established by the Administrator or Trustee to which Supplemental After-Tax Contributions made for the Participant’s benefit are credited.

15.52.              “Supplemental Contribution” means any contribution made pursuant to Section 3.3 and for which no Employer Contribution is made.

15.53.              “Supplemental Pre-Tax Contribution” means a Supplemental Contribution made to the Plan for the benefit of a Participant on a pre-tax basis.

15.54.              “Supplemental Pre-Tax Contribution Account” means, for any Participant, the account established by the Administrator or Trustee to which Supplemental Pre-Tax Contributions made for the Participant’s benefit are credited.

15.55.              “Transfer Contribution” means a contribution made on behalf of a Participant by way of a trustee-to-trustee transfer as described in Section 12.4.

15.56.              “Transfer Contribution Account” means, for any Participant, the account described in Section 12.4 established by the Administrator or the Trustee to which the Participant’s Transfer Contribution, if any, is allocated.

15.57.              “Trust” means the trust established between the Corporation, the Trustee and the Investment Committee in connection with the Plan, together with any and all amendments thereto.

15.58.              “Trustee” means the person(s) or entity appointed by the Board of Review to serve as Trustee under the Trust.

15.59.              “Unallocated Account” means the portion of the Trust to which Employer Contributions are made during the Plan Year, in which shares of Company Stock will be held prior to allocation to Participant Accounts, to which dividends paid on such shares of Company Stock will be paid, and from which will be paid expenses of the Plan and Under-Payment Expenses as defined in Section 3.5.

15.60.              “Valuation Date” means each business day of each Plan Year.

15.61.              “Year of Credited Service” means, with respect to any Employee, a twelve-month Period of Credited Service.

SUPPLEMENT A

EGTRRA Compliance

1.                                      Purpose and Effect.  This Supplement A is added to the plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  It is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise provided, the provisions of this Supplement shall be effective as of the first day of the first plan year beginning after December 31, 2001, and shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this Supplement.

2.                                      Increase in Compensation Limit.  The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Internal Revenue Code (the “Code”).  Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

3.                                      Limitations on Contributions.  Except to the extent permitted under this Supplement and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant’s account under the plan for any limitation year shall not exceed the lesser of:  (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or (b) 100 percent of the participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.  The compensation limit referred to in (b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.  The provisions of this paragraph 3 shall be effective for limitation years beginning after December 31, 2001.

4.                                      Modification of Top-Heavy Rules.  This paragraph 4 shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.  This paragraph amends the top-heavy provisions of the plan as follows:

(a)                                 Key Employee.  Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who

EGTRRA Supp. A 1

is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)                                 Determination of Present Values and Amounts.  The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(c)                                  Minimum Benefits.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan.  The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.  The employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

5.                                      Direct Rollovers of Plan Distributions.  For purposes of the direct rollover provisions of the plan, the following rules shall apply to distributions made after December 31, 2001:

(a)                                 Eligible Retirement Plan.  An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

EGTRRA Supp. A 2

(b)                                 Eligible Rollover Distribution.  Any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

6.                                      Repeal of Multiple Use Test.  The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply for plan years beginning after December 31, 2001.

7.                                      Distribution Upon Severance From Employment.  A participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant’s severance from employment, regardless of when the severance from employment occurred.   However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

8.                                      Plan Loans for Certain Employees.  Any plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

9.                                      Elective Deferrals - Contribution Limitation.  No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under this Supplement and Section 414(v) of the Code, if applicable.

10.                               Distributions after December 31, 2001.  With respect to distributions under the plan made for calendar year 2003 and later years, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with final and temporary regulations under Section 401(a)(9)  of the Code that were issued by the Internal Revenue Service on April 17, 2002 and June 15, 2004, including Treasury regulation sections 1.401(a)(9)-2 through 1.401(a)(9)-9 and the incidental death benefit requirements of Section 401(a)(9)(G) of the Code. Any provisions of the Plan that are inconsistent with Section 401(a)(9) of the Code and the regulations thereunder shall be deemed inoperative.

11.                               Catch-Up Contributions.  All employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g)

EGTRRA Supp. A 3

and 415 of the Code.  The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.  This paragraph shall apply to contributions made after December 31, 2001.

12.                               Rollovers from other Plans.  The plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001 from:

(a)                                 a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions.

(b)                                 an annuity contract described in Section 403(b) of the Code.

(c)                                  an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(d)                                 an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

This paragraph shall be effective January 1, 2002.

13.                               Rollovers Disregarded in Involuntary Cash-Outs.  For purposes of the cash-out provisions of the plan, the value of a participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the value of the participant’s nonforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the participant’s entire nonforfeitable account balance.  This paragraph shall be effective for distributions made after December 31, 2001 with respect to participants who separate from service after December 31, 2001.

EGTRRA Supp. A 4

SUPPLEMENT B

SPECIAL RULES RELATING TO TRANSFER

OF CERTAIN ACCOUNTS TO

HOSPIRA 401(K) RETIREMENT SAVINGS PLAN AND TRUST

B-1.                         General.  Effective as of the close of business on April 30, 2004, accounts that are described in Paragraph B-2 are being transferred from this Plan to the Hospira 401(k) Retirement Savings Plan (“Hospira Plan”).  Assets of the Plan that represent transferred accounts shall be transferred to the Trust that funds benefits under the Hospira Plan as soon as practicable after April 30, 2004, and will be held according to the terms of the Hospira Plan and its related trust.  The purpose of this Supplement B is to reflect the transfer and to set forth any special provisions with respect to such transferred accounts.

B-2.                         Transferred Accounts.  The transferred accounts are all accounts in the Plan as of April 30, 2004 held for individuals (‘Supplement B Participants’) who are Transferred Employees.  A Transferred Employee is an employee of the Corporation who, in connection with the spin-off of Hospira, Inc. from the Corporation on or about April 30, 2004, accepts an offer of employment with Hospira, Inc. or one of its subsidiaries or who continues in employment automatically by operation of law with Hospira, Inc. or one of its subsidiaries.

B-3.                         Transfers.  Accounts of Supplement B Participants are being transferred to the Hospira Plan as soon as practicable after April 30, 2004 and thereafter the Plan with respect to such Accounts will be continued in the form of the Hospira Plan.  The transfer of such Account balances to the Hospira Plan shall be made in accordance with Sections 401(a)(12), 414(l) and 411(d)(6) of the Internal Revenue Code and the regulations thereunder.

B-4.                         Transfer of Assets.  Assets in the Trust equal to the Account balances that are transferred to the Hospira Plan pursuant to this Supplement B shall be transferred to the trust that funds benefits under the Hospira Plan.  Such transfer shall take place at such time and in such form as shall be agreed upon between the Trustees of the two trusts.

B-5.                         Opening Account Balances.  All Accounts maintained under the Plan for Supplement B Participants shall be adjusted as of the effective date of transfer in accordance with the provisions of Article IV of the Plan.  The net credit balances in such Accounts, as so adjusted as of that date, shall constitute the opening net credit balances in the accounts (or additions to such accounts) to be maintained for such Participants under the Hospira Plan.  Thereafter, such accounts shall be adjusted in accordance with the provisions of the Hospira Plan.  Participants shall be vested in the amounts transferred from the Plan to their accounts under the Hospira Plan to the extent provided in the Hospira Plan (but never less than he would be vested under the terms of the Plan determined as of April 30, 2004).

SUPPLEMENT B - 1

B-6.                         Transfer of Records.  On or as soon as practicable after the date of transfer, the Administrator under the Plan shall transfer to the administrator responsible for the administration of the Hospira Plan such administrative records maintained under the Plan with respect to Participants as necessary to administer the Hospira Plan.

B-7.                         Use of Terms.  Terms used in this Supplement B with respect to the Plan shall, unless otherwise defined in the Supplement B, have the meanings of those terms as defined in the Plan.

SUPPLEMENT B - 2

SUPPLEMENT C

Abbott Laboratories Stock Retirement Plan
Special Rules Relating to the ESOP Portion of the Plan

C-1.                         General.  Effective January 1, 2006, the Plan is amended to provide that only a portion of the Plan is a stock bonus plan as defined in Treasury Regulation Section 1.401-1(h)(1)(iii) and a non-leveraged employee stock ownership plan (“ESOP”) satisfying the requirements of Sections 401(a), 409, and 4975(e) of the Internal Revenue Code.  Effective for the period October 1, 2001 through December 31, 2005, the entire Plan was a stock bonus plan and a non-leveraged ESOP.  The ESOP portion of the Plan is designed to be invested primarily in shares of Company Stock.  The purpose of this Supplement C is to set forth special rules relating to the ESOP portion of the Plan.

C-2.                         ESOP Portion.

(a)                                 The ESOP portion of the Plan shall consist of all amounts credited to Participants’ Accounts that are invested in the Company Stock Fund.  The non-ESOP portion of the Plan consists of all amounts credited to Participants’ accounts that are not in the ESOP portion of the Plan.

(b)                                 The Committee shall maintain such accounts and subaccounts as are deemed necessary or appropriate to reflect the value of Participants’ Accounts in each of the ESOP and non-ESOP portions of the Plan.

C-3.                         Voting of Company Stock. Each Participant (or Beneficiary of a deceased Participant) shall have the right to direct the Trustee with respect to the voting and the exercise of all other rights which a shareholder of record has with respect to shares of Company Stock allocated to his or her Account as provided in Section 5.10 and in Paragraphs 7(e) and (f) of the Trust.

C-4.                         Dividends.  Dividends paid on shares of Company Stock shall be allocated or distributed as provided in Section 5.8.

C-5.                         Special ESOP Rules.

(a)                                 “Put” Option.  The following provisions of this subparagraph C-5(a) shall apply only during periods when shares of Company Stock are not listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 and are not quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.  When distribution of shares of Company Stock is made, the Participant or Beneficiary to whom the distribution is made (and a donee of the Participant) shall be granted at the time that such shares are distributed, an option to “put” the shares to the

SUPPLEMENT C - 1

Company; provided, that the Company may grant the Trust the option to assume the rights and obligations of the Company at the time the “put” option is exercised.  A “put” option shall provide that, for a period of sixty days after such shares are distributed to a Participant or Beneficiary (and, if the “put” is not exercised within such sixty day period, for an additional period of sixty days in the following Plan Year), the Participant or Beneficiary (and a donee of the Participant) would have the right to have the Company purchase such shares at their fair market value.  Such “put” option shall be exercised by notifying the Company in writing.  The terms of payment for the purchase of such shares of Company Stock shall be as set forth in the “put” and shall be as follows:  (i) in the case of shares of Company Stock that are distributed to the distributee as part of a total distribution (as defined below), payment will be made in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty days after the put is exercised and not exceeding 5 years, and (ii) in the case of shares of Company Stock that are not distributed to the distributee as a part of a total distribution, payment will be made within thirty days after the put is exercised.  For purposes of this Paragraph(a), a “total distribution” means the distribution within one calendar year of the balance to the credit of the distributee’s account.  The period during which the put option is exercisable does not include any time during which the distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or state law.  If payment is made in installments, adequate security and a reasonable rate of interest must be provided to the distributee.

(b)                                 Diversification.  A Participant may direct the Trustee to transfer investments in the Company Stock to one or more of the investment funds otherwise offered under the Plan in accordance with Article 5 of the Plan.

(c)                                  Distribution.  A Participant’s accounts in the ESOP portion of the Plan shall be distributed in accordance with the terms of the Plan.  Notwithstanding any provision of the Plan to the contrary, however, a Participant’s account balances in the ESOP portion of the Plan shall commence to be distributed, unless the Participant elects otherwise, not later than 1 year after the close of the Plan Year (i) in which the Participant separates from service by reason of the attainment of normal retirement age under the Plan, disability, or death, or (ii) which is the 5th year following the Plan Year in which the Participant otherwise separates from service (unless he is rehired).

SUPPLEMENT C - 2

SUPPLEMENT D

Roth 401(k) Contributions

D-1.                         Introduction.  This Supplement D, in conjunction with the plan, is intended to constitute a “qualified Roth contribution program” under Section 402A(b) of the Code.  The purpose of this Supplement D is to set forth the special rules governing Roth 401(k) contributions under the plan.  This Supplement D shall be effective April 2, 2007.

D-2.                         Roth 401(k) Contributions.  Subject to the conditions and limitations of the Plan and the Administrator’s rules and procedures, a Participant may elect to make Roth 401(k) contributions under the plan.  “Roth 401(k) contributions” are a Participant’s Pre-Tax Contributions that are included in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth 401(k) contributions by the Participant in his or her deferral election.  Roth 401(k) contributions shall be treated as Pre-Tax Contributions (either Basic Pre-Tax Contributions or Supplemental Pre-Tax Contributions, as applicable) for all purposes of the Plan, except that (i) a Participant’s Roth 401(k) contributions will be maintained in a separate account (“Roth 401(k) Account”) containing only the Participant’s Roth 401(k) contributions and Roth catch-up contributions (as defined in Paragraph D-3), if any, and gains and losses attributable to such contributions, (ii) Roth 401(k) contributions are subject to Paragraph D-5; and (iii) for purposes of determining the limitation on the amount of a loan to a Participant under subparagraph 7.3(c), a Participant’s Roth 401(k) Account shall not be taken into consideration (i.e., no loan may be made from a Roth 401(k) Account, but the Roth 401(k) Account shall be considered in determining 50% of the Participant’s Account under subparagraph 7.3(b)).

D-3.                         Roth Catch-Up Contributions.  All Participants who have attained age 50 before the close of the Plan Year shall be eligible to make Roth catch-up contributions under the plan.  “Roth catch-up contributions” are a Participant’s catch-up contributions that are included in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth catch-up contributions in his or her deferral election.  Roth catch-up contributions shall be treated as catch-up contributions for all purposes of the Plan, except that (i) a Participant’s Roth catch-up contributions and gains and losses attributable to such contributions will be maintained in the separate account containing the Participant’s Roth 401(k) contributions, and (ii) Roth catch-up contributions are subject to Paragraphs D-5 and D-2(iii).

D-4.                         Partial Distributions to Terminated Participants.  If a Participant receives payment of less than all of the Participant’s account balances under the Plan, the Participant may specify that such payments shall be withdrawn from the Participant’s designated Roth account(s) (as defined in Code Section 402A(b)(2)(A)) under the plan or from the Participant’s other accounts under the plan in accordance with procedures established by the Administrator.  If the Participant does not specify the accounts from which such payments shall be withdrawn, the payments shall be withdrawn from the Participant’s accounts under the Plan in the order specified by the Administrator.

SUPPLEMENT D - 1

D-5.                         Rollovers.

(a)                                 Roth Rollover Contributions.  Notwithstanding any provision of the Plan to the contrary, at the direction of the Administrator, and in accordance with such rules as the Administrator may establish from time to time, the Trustee may accept a direct rollover from a Roth elective deferral account under a plan qualified under Section 401(a) of the Code (a “Roth Rollover Contribution”), to the extent the rollover is permitted under the rules of Section 402(c) of the Code.  Unless specifically provided otherwise, Roth Rollover Contributions shall be treated as rollover contributions for all purposes under the Plan.

(b)                                 Direct Rollovers of Roth Contributions.  Notwithstanding any provision of the Plan to the contrary, a direct rollover of an eligible rollover distribution from a Roth 401(k) Account or a Roth Rollover Account under the Plan will only be made to another Roth elective deferral account under a Plan qualified under Section 401(a) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

D-6.                         Roth In-Plan Conversions.  On or after December 1, 2010, subject to the conditions and limitations of the Plan and the Administrator’s rules and procedures, a Participant may elect to convert amounts in the Participant’s Accounts that are eligible for conversion (as described below) into ‘Roth Conversion Contributions’ to be held in the Participant’s ‘Roth Conversion Contribution Account.’  The term ‘Roth Conversion Contributions’ means amounts held in a Participant’s Accounts, other than amounts already held in a Roth Account, that the Participant irrevocably designates as Roth contributions under Section 402A(c)(4) of the Code.  Amounts are eligible for conversion to Roth Conversion Contributions to the extent they are available for distribution under the Plan as an eligible rollover distribution under Section 402(c)(4) of the Code.  In addition, to the extent permitted under the Code:

(a)                                 amounts in a Participant’s After-Tax Contribution Accounts and Rollover Contribution Accounts that are not otherwise available for distribution under Plan may be converted at any time; and

(b)                                 amounts in a Participant’s Employer Contribution Accounts that are not otherwise available for distribution under the Plan may be converted in accordance with the following: (1) all amounts may be converted if such Participant has participated in the Plan for at least 5 years, or (2) amounts maintained in the Plan for at least two years may be converted.

Notwithstanding the foregoing, a Participant’s outstanding loan balance is not eligible for conversion.  Amounts held in a Participant’s Roth Conversion Contributions Accounts retain the same distribution rights as prior to the conversion and, except as provided herein, shall be included in a Participant’s Accounts for all Plan purposes, including the valuation of the Participant’s Accounts for purposes of Section 8.2.

SUPPLEMENT D - 2

D-7.                         Use of Terms.  Terms used in this Supplement D shall, unless defined in this Supplement D or otherwise noted, have the meanings given to those terms elsewhere in the plan.

SUPPLEMENT D - 3

SUPPLEMENT E

SPECIAL RULES RELATING TO TRANSFER
OF CERTAIN ACCOUNTS TO AND FROM THE
ABBVIE SAVINGS PLAN AND TRUST

E-1.                         General.  Effective January 1, 2013 (the ‘Transfer Date’), the Corporation authorized as a dividend to its shareholders all of the outstanding shares of common stock, par value $0.01 of AbbVie, Inc. (‘AbbVie’) pursuant to the Separation and Distribution Agreement.  After such date, the accounts described in Paragraph E-2 were transferred from this Plan to the AbbVie Savings Plan (the ‘AbbVie Plan’).  Assets of the Plan that represent transferred accounts were transferred to the trust that funds benefits under the AbbVie Plan after the Transfer Date, and were held according to the terms of the AbbVie Plan and its trust.  The purpose of this Supplement E is to reflect the transfer and to set forth special provisions with respect to subsequent transfers to and from the AbbVie Plan.

E-2.                         Transferred Accounts.  The transferred accounts are all accounts in the Plan as of the Transfer Date held for individuals who are Transferred Employees.  A ‘Transferred Employee’ for purposes of this Supplement E is an employee of the Corporation who, in connection with the Distribution, accepts an offer of employment with AbbVie or one of its subsidiaries on the Transfer Date or continues in employment automatically by operation of law with AbbVie or one of its subsidiaries on the Transfer Date.

E-3.                          Transfers of Accounts From and To the Plan during Transition Period.  Solely during the Transition Period, the following shall apply to Abbott Employees who transfer employment to AbbVie and Post Distribution AbbVie Employees who transfer employment to Abbott, each with the express written consent of Abbott and AbbVie’s head of human resources: (a) there shall be transferred from this Plan to the AbbVie Plan the Accounts in respect of Post-Distribution AbbVie Employees and other individuals who cease to be employed by a member of the Abbott Group and become directly employed by a member of the AbbVie Group during the Transition Period (including accounts in respect of beneficiaries and/or alternate payees); and (b) there shall be transferred to this Plan from the AbbVie Plan accounts under the AbbVie Plan in respect of individuals who cease to be employed by a member of the AbbVie Group after the Distribution Date and become directly employed by a member of the Abbott Group during the Transition Period (including accounts in respect of beneficiaries, and/or alternate payees).  Such transfers shall be subject to such terms and conditions as may be imposed by the Plan Administrator.

E-4.                          Transfers.  Accounts to be transferred to the AbbVie Plan were transferred after the Transfer Date (or such later date as described in paragraph E-3(a)) and thereafter were continued under the AbbVie Plan.  Accounts were adjusted as of the Transfer Date (or such later date as described in paragraph E-3(a)) in accordance with the provisions of the Plan.  Accounts to be transferred to this Plan from the AbbVie Plan as described in paragraph E-3(b) shall be transferred as soon as practicable after such date.  The transfer of such accounts to and from the

SUPPLEMENT E - 1

AbbVie Plan shall be made in accordance with Sections 401(a)(12), 414(l) and 411(d)(6) of the Internal Revenue Code and the regulations thereunder.

E-5.                          Transfer of Records.  On or as soon as practicable after the Transfer Date (or such later date as described in paragraph E-3(a)), the Administrator shall transfer to the administrator responsible for the administration of the AbbVie Plan such administrative records maintained under the Plan with respect to Participants as necessary to administer the AbbVie Plan.

E-6.                          Prior Service.  Employees who participated in the AbbVie Plan and have their accounts transferred to this Plan pursuant to  paragraph E-3(b) shall be credited with all service accrued under the AbbVie Plan as of the date of the employment transfer.

E-7.                         Use of Terms.  Certain capitalized terms used in this Supplement E shall have the meanings set forth below.  All terms and provisions of the Plan shall apply to this Supplement E, except that where the terms and provisions of the Plan and this Supplement E conflict, the terms of provisions of this Supplement E shall govern.

E-8.                          Definitions.

“Abbott Group” means Abbott and the Abbott Subsidiaries (excluding, after the Distribution, any member of the AbbVie Group).

“AbbVie Business” has the meaning set forth in the Separation and Distribution Agreement.

“AbbVie Employee” means any Employee who is (i) employed by the AbbVie Group as of immediately prior to the Distribution Date, (ii) designated prior to the Distribution Date by Abbott as an individual whose employment is to transfer (referred to internally by the Parties as “map”) to the AbbVie Group, (iii) hired by the Abbott Group on or after the Distribution Date (but prior to the consummation of the applicable Local Closing Transaction) who is primarily employed in connection with a Deferred AbbVie Local Business, or (iv) designated as an AbbVie Employee by joint agreement of the Parties (in all cases, other than an Employee who is designated by Abbott prior to the Distribution Date as intended not to transfer to the AbbVie Group).

“AbbVie Former Employee” means a Former Employee who either (i) was designated by Abbott as an Employee whose employment was to transfer (“map”) to the AbbVie Group or (ii) if no such designation was made, was primarily employed or engaged in the AbbVie Business immediately prior to such individual’s termination of employment.

SUPPLEMENT E - 2

“AbbVie Group” means AbbVie and the AbbVie Subsidiaries.

“Distribution” has the meaning set forth in the Separation and Distribution Agreement.

“Distribution Date” has the meaning set forth in the Separation and Distribution Agreement.

“Employee” means an employee on the payroll of Abbott, an Abbott Subsidiary, AbbVie or an AbbVie Subsidiary (not including any Former Employee), including any employee absent from work on account of vacation, jury duty, funeral leave, personal leave, sickness, short-term disability, long-term disability or workers’ compensation leave (in each case, unless treated as a separated employee for employment purposes), military leave, family leave, pay continuation leave, or other approved leave of absence or for whom an obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or Law.

“Former Employee” means any individual whose employment with the Abbott Group terminated on or prior to the Distribution Date, for whom no obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or Law.

“Post-Distribution AbbVie Employee” means an AbbVie Employee whose intended transfer from the Abbott Group to the AbbVie Group in connection with the Distribution is to occur after the Distribution Date.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement by and between the Parties, dated as of November 28, 2012.

“Transfer Date” means, with respect to each (i) AbbVie Employee (other than a Post-Distribution AbbVie Employee), the Distribution Date; (ii) Post-Distribution AbbVie Employee, the date on which such person first becomes employed by the AbbVie Group following the Distribution Date; and (iii) LTD Participant, where the Transfer Date concept is relevant, the Distribution Date.

“Transition Period” means the period beginning on the Distribution Date and ending on the date that is the 30-month anniversary of the Distribution Date.

SUPPLEMENT E - 3

PART B

ABBOTT LABORATORIES

STOCK RETIREMENT PLAN

(PUERTO RICO)

(Effective January 1, 2013 and as amended through

the 1st Amendment Adopted December 14, 2014)

ARTICLE 1.

INTRODUCTION

1.1                               Purpose.  This document sets forth the provisions of the Abbott Laboratories Stock Retirement Plan (Puerto Rico) (the “Plan”), a profit sharing plan containing a cash or deferred arrangement intended to qualify for favorable tax treatment under sections 1081.01 (a) and (d) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR-Code”).  The trust forming a part thereof is intended to be exempt from income taxation under PR-Code section 1081.01(a) and, pursuant to section 1022(i)(1) of the Employee Retirement Income Security Act of 1974, under section 501(a) of the United States Internal Revenue Code of 1986, as amended.

1.2                               Objective.  The Plan provides an arrangement by which employees may invest in stock of Abbott Laboratories (“Abbott Stock”) by contributing to the Abbott Laboratories Stock Retirement Plan Trust (Puerto Rico) (the “Trust”) and by which the Corporation and its affiliates in Puerto Rico will encourage such investment by also making contributions to the Trust. Employer Contributions received by the Trust will be applied by the Trustee to acquire, and hold under the Trust, shares of Abbott Stock for the benefit of the Participants in the Plan or any one or more of the Investment Funds made available under the Plan, to the end that upon retirement or prior termination of employment, the Participants may receive a distribution in cash or in Abbott Stock, pursuant to the provisions of the Plan.

1.3                               History of the Plan. The Plan was originally established by Abbott Healthcare (Puerto Rico) Ltd. (the “Corporation”) on the Effective Date, to facilitate the retirement of eligible participating employees by providing benefits which reinforce those available to such employees under the Abbott Puerto Rico Retirement Plan and other Abbott retirement benefits. The Plan was established in connection with the distribution by Abbott Laboratories (“Abbott”) as a dividend to its shareholders all of the outstanding shares of common stock, pursuant to a Separation and Distribution Agreement by and between Abbott and AbbVie Inc. (“AbbVie”).

Prior to the Effective Date, the Corporation was a participating employer in the AbbVie Puerto Rico Savings Plan (formerly known as the Abbott Laboratories Stock Retirement Plan (Puerto Rico) (the “AbbVie PR Savings Plan”)).  Supplement A sets forth special terms and conditions related to the Abbot Retained Employees and Abbott LTD Participants (as further defined below) and the assets and liabilities of employees and former employees who participated in the AbbVie PR Savings Plan and whose Accounts were transferred to this Plan effective as of the Effective Date.

The Plan applies to Eligible Employees of the Corporation and of all Subsidiaries and Divisions that participate in the Plan.  The Plan will also apply to Eligible Employees of any Subsidiary, Affiliated Corporation or Division that is designated by the Board of Review to participate in the Plan in accordance with Section 2.6, from and after the effective date of such designation.

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ARTICLE 2.

PARTICIPATION

2.1.                            Date of Participation.  Each individual who was a Participant under the AbbVie PR Savings Plan (formerly known as the Abbott Laboratories Stock Retirement Plan (Puerto Rico) that is an Abbott Retained Employee or an Abbott LTD Participant (as further defined below)) and whose Accounts are transferred to this Plan effective on the Effective Date shall continue to be a Participant in the Plan as set forth in Supplement A.  Each other Employee shall become a Participant on any Entry Date following his or her date of hire after he or she has entered into a Contribution Agreement under Section 3.4.

2.2.                            Enrollment of Participants.  An Eligible Employee shall become a Participant by completing an application request to the Administrator within 30 days after he or she receives the application, or by such other means as the Administrator establishes for enrollment.  Such application shall authorize the Participant’s Employer to deduct from his or her Compensation (or reduce his or her Compensation by) the contributions required under Section 3.2 or 3.3, whichever is applicable.

2.3.                            Reemployment of Participant.  If an Employee’s employment with the Corporation, an Affiliated Corporation or a Subsidiary should terminate and such Employee is subsequently reemployed by the Corporation, an Affiliated Corporation or a Subsidiary, the following shall apply:

(a)                                 If the reemployment occurs before the Employee has a Break Year, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated, the period of his or her absence (but not to exceed 12 months) shall be included in his or her Period of Credited Service, and he or she will be reinstated as a Participant on his or her date of reemployment, if the Participant is an Eligible Employee on that date.

(b)                                 If an Employee is reemployed after a Break Year, and at the time of termination he or she was not a Participant in the Plan, then:

(i)                                     If the Employee’s Years of Credited Service to which he or she was entitled at the time of termination exceeds his or her number of consecutive Break Years, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated and he or she will be reinstated as a Participant on his or her date of reemployment if he or she is then an Eligible Employee.

(ii)                                  If the Employee’s number of consecutive Break Years equals or exceeds the Period of Credited Service to which he or she was entitled at the time of termination, the Employee shall be considered as a new Employee for all purposes of the Plan and any Period of Credited Service to which he or she was entitled prior to the date of termination shall be disregarded.

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(c)                                  If an Employee is reemployed after a Break Year, and at the time of termination he or she was a Participant in the Plan, the Period of Credited Service to which he or she was entitled at the time of termination shall be reinstated.

(d)                                 If a Participant is transferred or is given a leave of absence for a temporary or indefinite period for the purpose of becoming an Employee of a Subsidiary or an Affiliated Corporation which is not an Employer hereunder, and such Participant is not treated as an Eligible Employee under Section 14.18, he or she will continue as a Participant until his or her retirement date or earlier termination of service with the Corporation, all Affiliated Corporations and all Subsidiaries, except that during such period the Employee may not make any contributions and will not be credited with any Employer contributions except for a pro rata share of his or her Employer’s contributions for the year in which the transfer is made or the leave began, as the case may be, based upon his or her own contributions and service up to the date of such transfer or the date such leave began, as the case may be.  If a Participant’s employment with the Corporation, all Affiliated Corporations and all Subsidiaries is terminated by reason of his or her death, retirement or otherwise while he or she is employed by the Corporation, any Affiliated Corporation or any Subsidiary which is not an Employer hereunder, the Participant will be considered to have terminated his or her employment with the Employers at the same time and for the same reason.

(e)                                        In the case of maternity or paternity absence (as defined below), an Employee shall be deemed to be employed by the Corporation, an Affiliated Corporation, or any Subsidiary (solely for purposes of determining whether the Employee has incurred a Break Year) during the calendar year following the calendar year in which his or her employment terminated.  A “maternity or paternity absence” means an Employee’s absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement.  The Administrator may require the Employee to furnish such information as the Administrator considers necessary to establish that the employee’s absence was for one of the reasons specified above.

2.4.                            Duration of Participation.  An individual who has become a Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier.  Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions under the Plan shall be made on behalf of any Participant, unless the Participant is an Eligible Employee at the time for which the contribution or allocation is made.

2.5.                            Participant Restricted Due to Conflict of Interest.  If a conflict of interest as defined in subsection (c) should arise with respect to any Participant:

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(a)                                 Such Participant shall continue as a Participant until his or her retirement date or earlier termination of service with the Employer, an Affiliated Corporation or a Subsidiary, except that during the period of such conflict of interest such Participant must, within 30 days after notice from the Administrator, elect to have 100% of the value of the shares of Abbott Stock credited to his or her Accounts transferred to an income producing, low risk, liquid Investment Fund, or one of the other investment options available under the Plan (other than Abbott Stock).  If the Participant fails to make such election, such shares shall be sold and the sale proceeds shall be transferred to the default Investment Fund selected under Section 5.6.  Any After-Tax Contributions, Pre-Tax Contributions and pro-rata Employer Contributions designated by the Participant under Section 5.1 to be invested in shares of Abbott Stock, and any dividends on shares of Abbott Stock held in the Participant’s Accounts, made for or paid during the calendar year in which such conflict of interest arises, shall likewise be transferred to the investment option the Participant selects under the first sentence of this subsection (b) or to the default Investment Fund referred to in the second sentence.  These transfers shall not be subject to any of the investment restrictions described in Section 5.4.

(b)                                 Such Participant may elect to make After-Tax Contributions and Pre-Tax Contributions during the period of such conflict of interest, , provided that no such contributions may be invested in shares of Abbott Stock.

(c)                                  A “conflict of interest” means a business, professional, family or other relationship involving the Participant, which, as a result of statute, ordinance, regulation or generally recognized professional standard or rule requires divestiture by the Participant of shares of Abbott Stock.  The existence or non-existence of a conflict of interest for purposes of this Section 2.5 shall be determined by the Administrator, which determination shall be final and binding on all persons.  Any determination made under this subsection (c) shall have no effect on the application of any human resources or corporate policies of any Employer regarding conflict of interest.

2.6.                            Participation by Additional Participating Employers.  The Board of Review may extend the Plan to any nonparticipating Division by filing with the Trustee a certified copy of an appropriate resolution by the Board of Review to that effect.  Any Subsidiary or Affiliated Corporation may adopt the Plan and become a participating Employer hereunder by:

(a)                                 filing with the Board of Review and the Trustee a written instrument to that effect; and

(b)                                 filing with the Trustee a certified copy of a resolution of the Board of Review consenting to such action.

At the time the Plan is extended to any Division of the Corporation or is adopted by any Subsidiary or Affiliated Corporation or any time thereafter, the Board of Review may modify the

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Plan or any of its terms as applied to said Subsidiary, or Affiliated Corporation and its employees.  The Board of Review may include in the Plan any employee of any prior separate business entity, part or all of which was acquired by or becomes a part of any Employer.  To the extent and on the terms so provided by the Board of Review at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with such prior separate business entity, part or all of which is or was acquired by, or becomes a part of any Employer, will be considered a Period of Credited Service.

2.7.                            Securities Law Restrictions.

(a)                                 The Administrator may, from time to time, impose such restrictions on participation in the Plan, as the Administrator deems advisable, to facilitate compliance with federal and Puerto Rico securities laws to secure exemption under any rule of the Securities and Exchange Commission and/or the Puerto Rico Commissioner of Financial Institutions or to comply with the Corporation’s (including Abbott) corporate policy with respect to “blackout periods” related to Abbott Stock.  Such restrictions shall apply to all Participants or to such individual Participants as the Administrator shall determine in his or her sole discretion and may include but shall not be limited to (i) moratoriums on purchases, sales, withdrawals or distributions of Abbott Stock; (ii) suspensions of Contributions allocated to Abbott Stock.

(b)                                 Any Participant for whom Contributions are suspended under Section 2.7(a) may elect to make or continue making Contributions, provided that no such contributions may be invested in shares of Abbott Stock.

ARTICLE 3.

CONTRIBUTIONS

3.1.                            Participant Contributions.  Except as provided in Sections 2.5 and 2.7, each Participant who has satisfied the eligibility requirements of Section 2.1 may have Contributions made to the Plan on his or her behalf as described in Section 3.2.  Each Participant who has satisfied the eligibility requirements of Section 2.1 may elect to have Catch-up Contributions made to the Plan on his or her behalf as described in Section 3.3A; provided, however, that a Participant may make Catch-up Contributions only if he or she is making Pre-Tax Contributions in the maximum amount allowable under the Plan.

3.2.    Contributions.  Except as provided in Section 2.5, each Participant who is an Eligible Employee may enter into a Contribution Agreement with the Employer under which the Participant’s compensation for each pay period shall be reduced by 2%, and the Employer will contribute to the Trust an equal amount as a Pre-Tax Contribution, or as After-Tax Contribution, as the Participant elects; provided, however, that if in order to satisfy PR-Code section 1081.01(d)(3) limits, the Participant’s Pre-Tax Contributions need to be reduced or entirely suspended for the remainder of a Plan Year, then the Participant’s Contribution Arrangement will be considered automatically amended to provide that the Participant’s Compensation for the

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remainder of the Plan Year shall be reduced by 2% and the Employer will contribute to the Trust an equal amount as an After-Tax Contribution.  For purposes of this Section 3.2, Compensation shall be limited to that portion of his or her Compensation as is determined from time to time by the Board of Directors; provided that the Annual Compensation limits and Annual Pre-Tax Contribution limits set forth elsewhere under this Plan and the Contribution limits set forth herein shall be interpreted together so that the Annual Compensation taken into account for purposes of Participant Contributions do not preclude a Participant from maximizing his or her Annual Pre-Tax Contribution limits.  Each Participant who makes such contributions shall be eligible to share in the Employer Contributions under Section 3.5.

3.3.                            Maximum Contributions.  All Contributions in excess of the contributions indicated under Section 3.2 shall be made in multiples of 1% of the Participant’s Compensation; provided that a Participant’s Pre-Tax Contributions may not exceed the limits set forth under Article 11; further provided that a Participant’s After-Tax Contributions may not exceed 10% of his or her Compensation; and further provided that the Participant’s combined Pre-Tax Contributions and After-Tax Contributions may not exceed 25% of his or her Compensation.  The Participant shall elect in the Contribution Agreement described in Section 3.4 to make such contributions as Pre-Tax Contributions, as After-Tax Contributions, or both, as applicable.  No Employer Contributions under Section 3.5 or 3.5A, as applicable, shall be made with respect to Contributions in excess of 2% of his or her Compensation.

For purposes of the limits set forth above with respect to After-Tax Contributions, the following rules shall apply: After-Tax Contributions (a) shall not exceed ten (10) percent of the aggregate compensation of the Participant for all the years since he or she has been a Participant and any other applicable contribution limitations under the PR Code; and (b) shall be used solely for the purpose of providing benefits to the Participant or the Beneficiaries, as provided under PR-Code Section 1081.01(a) (15). Such limitations shall be modified accordingly, pursuant to amendments made from time to time to Section 1081.01(a) (15) of the PR-Code and any subsequent legislation or regulation that modifies, supersedes or interprets the foregoing

3.3A.                   Catch-up Contributions.  Only those Participants, who make Pre-Tax Contributions under Sections 3.2 and 3.3, in the maximum amount allowable under the Plan, may make Catch-up Contributions.  Catch-up Contributions shall be made in the amount elected by the Participant up to the maximum allowable under the PR-Code for any Plan Year as per the applicable limits under the PR-Code.  The Participant shall elect in the Contribution Agreement described in Section 3.4 to make such Catch-up Contributions.  No Employer Contributions shall be made with respect to Catch-up Contributions.

3.4                               Contribution Agreements.  Each Contribution Agreement shall be on a form prescribed or approved by the Administrator or in such manner as the Administrator finds acceptable, and may be entered into, changed or revoked by the Participant, with such prior notice as the Administrator may prescribe, as of the first day of any pay period with respect to Compensation payable thereafter.  A Contribution Agreement shall be effective with respect to Compensation payable to a Participant after the date determined by the Administrator, but not earlier than the date the Agreement is entered into.  The Administrator may reject, amend or revoke the Contribution Agreement of any Participant if the Administrator determines that the

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rejection, amendment or revocation is necessary to ensure that the limitations referred to in Section 3.8 and Article 11 are not exceeded.

3.5                               Employer Contributions.  The Employers shall make Employer Contributions to the Trust for the benefit of each Participant who is an Eligible Employee at any time during the payroll period and on whose behalf Contributions have been made at any time during the payroll period.  The amount of Employer Contributions made by the Employers for a payroll period shall be that amount allocated to the Plan under Section 1.4 of the Preamble to the Abbott Laboratories Stock Retirement Program for such payroll period.  The Trustee shall invest such funds periodically in accordance with the Participant’s investment instructions under Article 5 and in accordance with stock trading procedures established by the Investment Committee and agreed to by the Trustee.  The Abbott Stock or shares of the Investment Funds purchased with such Employer Contributions shall be allocated among the accounts of the eligible Participants as of the last day of the payroll period, pro rata, according to the Contributions made by each such Participant during that payroll period.  The number of full and fractional shares of Abbott Stock to be allocated as of the end of a payroll period to the Employer Contribution Account of each eligible Participant for such payroll period (if any) shall be based on the average cost per share of the Abbott Stock purchased with the Employer Contributions made for such payroll period.

3.6.                            Qualified Nonelective Employer Contributions.  At the direction of the Corporation, an Employer may make Qualified Nonelective Employer Contributions to the Trust for a Plan Year either (a) on behalf of all Participants for whom Pre-Tax Contributions are made for the Plan Year, or (b) on behalf of only those Participants for whom Pre-Tax Contributions for the Plan Year are made and who are not Highly Compensated Employees for the Plan Year, as the Board of Directors shall determine.  Except as otherwise expressly provided for, any Qualified Nonelective Contribution Employer Contribution shall be treated as a Pre-Tax Contribution for all purposes under the Plan.  Qualified Nonelective Employer Contributions may be made pursuant to this Section 3.6, (i) with respect only to Participants who are employed by a Subsidiary which is not an Affiliated Corporation, (ii) with respect only to Participants who are employed by Employers which are Affiliated Corporations, or (iii) with respect to Participants described in both (i) and (ii).

3.7.                            Time for Making and Crediting of Contributions.  Pre-Tax and After Tax Contributions and Catch-up Contributions for any calendar month will be withheld from the Participant’s Compensation through payroll deductions and will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Employers, but in any event no later than the 15th business day of the next following month.  Such contributions will be credited to the Participants’ respective Pre-Tax Contribution, After-Tax Contribution and Catch-up Contribution Accounts as of the earlier of (a) the date such contribution are received by the Trust and (b) the last day of the Plan Year in which the Compensation is paid.  Any Employer Contributions or Qualified Nonelective Employer Contributions for a Plan Year will be contributed to the Trust at such time as the Corporation determines, but no later than the time prescribed by law (including extensions) for filing the Employer’s federal or Puerto Rico income tax return for its taxable year in or with which the Plan Year ends.  Such contributions will be credited to the Employer Contribution Accounts or

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Pre-Tax Contribution Accounts, respectively, of Participants on whose behalf they are made at such time as the Corporation determines, but not later than the last day of such Plan Year.

3.8.                            Certain Limits Apply.  All contributions to this Plan are subject to the applicable limits set forth under PR-Code Sections 1081.01(d) and 1033.09, as further described in Article 11.

3.9.                            Return of Contributions.  No property of the Trust or contributions made by the Employers pursuant to the terms of the Plan shall revert to the Employers or be used for any purpose other than providing benefits to Eligible Employees or their Beneficiaries and defraying the expenses of the Plan and the Trust, except as follows:

(a)                     Upon request of the Corporation, contributions made to the Plan before the issuance of a favorable determination letter by the Puerto Rico Treasury Department with respect to the initial qualification of the Plan under section 1081.01(a) of the PR- Code, as applicable, may be returned to the contributing Employer, with all attributable earnings, within one year after the Puerto Rico Treasury Department refuses in writing to issue such a letter.

(b)                     Any amount contributed under the Plan by an Employer by a mistake of fact as determined by the Employer may be returned to such Employer upon its request, within one year after its payment to the Trust.

(c)                      Any amount contributed under the Plan by an Employer on the condition of its deductibility under PR-Code section 1033.09, may be returned to such Employer upon its request, within one year after the Puerto Rico Treasury Department disallows the deduction in writing. The Administrator, the Corporation and/or the Employer may take any and all actions necessary or permitted by law to ensure that any Employer contributions that are denied deductibility under the PR-Code may be returned, to the extent allowed, to prevent the imposition of tax on the Employer under PR-Code Section 1033.09(a)(5).

(d)                     Earnings attributable to contributions returnable under paragraph (b) or (c) shall not be returned to the Employer, and any losses attributable to those contributions shall reduce the amount returned.

In no event shall the return of a contribution hereunder cause any Participant’s Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed.  No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

3.10.                     Special Limits for Corporate Officers.  Notwithstanding any other provision of the Plan, the Administrator may, from time to time, impose additional limits on the percentages of Compensation which may be contributed to the Plan by, or on behalf of, Corporate Officers, provided that such additional limits are lower than the limits applicable to other Participants.

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The amount and terms of such limits shall be determined by the Administrator in its sole discretion, need not be the same for all Corporate Officers and may be changed or repealed by the Administrator at any time.  For purposes of this Section 3.10, the term “Corporate Officer” shall mean an individual elected an officer of the Corporation (including Abbott, if applicable) by its Board of Directors but shall not include assistant officers.

ARTICLE 4.

PARTICIPANT ACCOUNTS

4.1.                            Accounts.  The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant an After-Tax Contribution Account, a Pre-Tax Contribution Account, a Restricted After-Tax Account, a Catch-up Contribution Account, an Employer Contribution Account, a Rollover Contribution Account (if applicable), a Transfer Contribution Account (if applicable) and such other accounts or subaccounts as the Administrator in its discretion deems appropriate.  All such Account shall be referred to collectively as the “Accounts”.

4.2.                            Adjustment of Accounts.  Except as hereinafter provided in this section, as of each Valuation Date, the Administrator or Trustee, as the case may be, shall adjust the balances of each Account maintained under the Plan on a uniform and consistent basis to reflect the contributions, distributions, income, expense, pre-payments of tax, and changes in the fair market value of the assets attributable to such Account since the prior Valuation Date, in such reasonable manner as the Administrator or Trustee, as the case may be, shall determine. Notwithstanding the foregoing, Employer Contributions made to the Unallocated Account, Abbott Stock acquired under Section 3.5 with such Employer Contributions, and dividends paid on such Abbott Stock will not be valued as of each Valuation Date, but will be allocated to the Participant’s Account only as of the end of the Plan Year in accordance with this Section 4.2.  Notwithstanding any other provision of the Plan, to the extent that Participants’ Accounts are invested in mutual funds or other assets for which daily pricing is available (“Daily Pricing Media”), all amounts contributed to the Trust will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution.  Investment elections and changes made pursuant to Section 5.6 shall be effective upon receipt by the Daily Pricing Media.  References elsewhere in the Plan to the investment of contributions “as of” a date other than that described in this Section 4.2 shall apply only to the extent, if any, that assets of the Trust are not invested in Daily Pricing Media.

4.3.                            Reallocation of Accounts.  In the event a Participant elects to pre-pay any tax that might be due on such Participant’s Accounts upon the occurrence of a future distributable event, the amounts on which Participant has pre-paid such tax shall be transferred to Participant’s Restricted After-Tax Account.

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ARTICLE 5.

INVESTMENT OF ACCOUNTS

5.1.                            Abbott Stock.

(a)                                 The Plan shall provide an Abbott Stock Fund as a permanent feature of the Plan.  The Abbott Stock Fund shall be invested exclusively in Abbott Stock (other than for the purpose of maintaining sufficient liquidity to provide for distribution, withdrawals, and transfers under the Plan) without regard to (1) the diversification of assets of the Plan and Trust, (2) the risk profile of Company Stock, (3) the amount of income provided by Abbott Stock, or (4) the fluctuation in the fair market value of Abbott Stock, unless the Investment Committee determines that there is a serious question concerning the short-term viability of the Abbott as a going concern.

(b)                                 All Employer Contributions, all Participant Contributions, and all dividends and earnings received on those Employer and Participant Contributions shall be invested in shares of Abbott Stock unless and until they are transferred to another Investment Fund then available under the Plan pursuant Section 5.4.  A Participant may also direct that some or all of his or her Contributions, Catch-up Contributions, Rollover Contributions (if applicable) or Transfer Contributions (if applicable) be invested in shares of Abbott Stock.  Abbott Stock shall be purchased and sold by the Trustee on the open market or from Abbott in accordance with stock trading procedures established by the Investment Committee and agreed to by the Trustee.

5.1A                      AbbVie Stock.  Notwithstanding any other provision contained in the Plan, an Abbott Retained Employee or an Abbott LTD Participant may only instruct the Trustee that amounts in his or her Accounts that are invested in AbbVie Stock be transferred to and invested in one or more of the Investment Funds established under Section 5.3, but no participant may direct the Trustee to invest in AbbVie Stock any amounts that are not at that time invested in Abbott Stock.

5.2.                            Income-Producing Fund.  A Participant may direct that some or all of his or her Contributions, Catch-up Contributions, Rollover Contributions, or Transfer Contributions be invested in an income producing, low risk, liquid Investment Fund, as such may be made available by the Investment Committee.

5.3.                            Other Investment Funds.  Other than with respect to the Abbott Stock Fund and subject to Sections 5.1 and 5.1A, the Investment Committee may, from time to time, direct the Trustee to establish one or more Investment Funds.  A Participant may invest some or all of his or her (i) Contributions, and (ii) Catch-Up Contributions, Rollover Contributions or Transfer Contributions in one or more of the Investment Funds available under the Plan in such increments and in such manner as the Investment Committee and the Trustee establish in investment procedures.  To the extent permitted by Sections 5.1 and 5.4, a Participant may instruct the Trustee that amounts held in his or her Accounts that are invested in Abbott Stock be transferred to and investment in one or more of the Investment Funds established under this Section 5.3.  Any amounts held in a Participant’s Accounts that are not otherwise restricted as to investment under Section 5.1 or 5.4 may be invested or reinvested in Abbott Stock or any of the

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Investment Funds then available under the Plan in accordance with the procures established under Section 5.5.

5.4.                            Investment of Employer Contributions and Reinvestment of Abbott Stock.  Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in this section, any Employer Contribution made under the Plan to a Participant on shall be invested on a pro rata basis in accordance with the Participant’s investment election(s) in effect for his or her Pre-Tax Contributions at the time the Employer Contribution is made.  If a Participant’s Accounts consist solely of After-Tax Contributions, then any Employer Contribution made under the Plan to such Participant shall be invested on a pro rata basis in accordance with the Participant’s investment election(s) in effect for his or her After-Tax Contributions at the time the Employer Contribution is made.  A Participant may direct the Trustee to liquidate all or a portion of the Abbott Stock held in his or her Accounts and reinvest in any of the other Investment Funds described in Section 5.3 in accordance with the procedures established under Section 5.5.

5.5.                            Investment Elections.  Subject to Sections 5.1, 5.2, and 5.4, a Participant, Beneficiary or Alternate Payee may make or change investment instructions with respect to the portion of the Accounts over which he or she has investment direction at such times and at such frequency as the Administrator shall permit in accordance with investment procedures established for the Plan.  Such investment instructions shall be in writing or in such other form as is acceptable to the Trustee.

5.6.                            Default Investment Fund.  The Administrator shall, from time to time, identify one or more of the Investment Funds as the default Investment Fund into which all contributions, for which the Participant has the right to direct investment, shall be invested if the Participant fails to provide complete and clear investment instructions for such contributions.  Such contributions shall remain in the default Investment Fund until the Trustee receives investment instructions from the Participant in a form acceptable to the Trustee. If the Participant, Beneficiary or Alternate Payee fails to file a timely investment election with respect to any portion of his or her Accounts under the Plan, he or she shall be deemed to have elected to have 100% of such portion of his or her Accounts invested in such Investment Fund that meets the requirements of Section 404(c)(5) of ERISA, as this may be amended from time to time.

5.7                                   Participant Direction of Investments.  To the extent that this Article 5 does not prohibit a Participant, Beneficiary or Alternate Payee from directing the investment of his or her Accounts, the Plan is intended to be a participant-directed plan and to comply with the requirements of ERISA section 404(c) and the United States Department of Labor Regulations 2550.404c-1 as a participant-directed plan.  To the extent this Section 5.7 applies, the Administrator shall direct the Trustee from time to time with respect to such investments pursuant to the instructions of the Participant (or, if applicable, the Alternate Payee, or the deceased Participant’s Beneficiary), but the Trustee may refuse to honor any investment instruction if such instruction would cause the Plan to engage in a prohibited transaction (as described in ERISA section 406) or cause the Trust to be subject to income tax.  The Administrator shall prescribe the form upon which, or such other manner in which such instructions shall be made, as well as the frequency with which such instructions may be made or

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changed and the dates as of which such instructions shall be effective.  The Board of Review reserves the right to amend the Plan to remove the right of Participants, Beneficiaries or Alternate Payees to give investment instructions with respect to their Accounts.  Nothing contained herein shall provide for the voting of shares of Abbott Stock by any Participant, Beneficiary or Alternate Payee, except as otherwise provided in the Trust.

5.7.                            Dividends on Abbott Stock.  Except with respect to shares of Abbott Stock acquired during the Plan Year and held in the Unallocated Account, cash dividends on shares of Abbott Stock shall be credited to the applicable Accounts in which the shares are held and cash proceeds from the sale of any rights or warrants received with respect to such Stock shall be invested in shares of Abbott Stock when such dividends or proceeds are received by the Trust, and thereafter such shares shall be credited to such Accounts based on the average cost of all shares purchased with such dividends or proceeds.  Stock dividends or “split-ups” and rights or warrants appertaining to such shares shall be credited to the applicable Accounts when received by the Trust.  Cash dividends received with respect to shares of Abbott Stock held in the Unallocated Account and cash proceeds from the sale of rights or warrants received with respect to such Abbott Stock shall be reinvested in Abbott Stock and allocated under Section 3.5, to the extent not used to pay expenses of the Plan.  Any stock dividends or “split-ups” (and any rights or warrants unless sooner sold) appertaining to shares of Abbott Stock held in the Unallocated Account will be held in the Unallocated Account until the end of the Plan Year and allocated under Section 3.5.

5.8.                            Investment of Restricted After-Tax Account.  Amounts credited to a Participant’s Restricted After-Tax Account shall remain invested as such monies were invested prior to crediting to the Participant’s Restricted After-Tax Account.  Participants shall direct the investment of their Restricted After-Tax Account in the same manner as all other Participant’s Accounts.  A Participant’s Restricted After-Tax Account shall be subject to all provisions of the Plan regarding Participant’s Accounts.

ARTICLE 6.

WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE

6.1.                            In-service Withdrawals of After-Tax Contributions.

(a)                                 After-Tax Contributions.  A Participant may elect to withdraw from the Trust any or all of his or her After-Tax Contributions.  Withdrawals shall be made from Abbott Stock, or any other Investment Fund as the Participant elects, but only to the extent such total withdrawals under this subsection (a) do not exceed the Participant’s After-Tax Contributions in his or her After-Tax Contribution Account.

(b)                                 Valuation of Shares Withdrawn.  Withdrawals of shares of Abbott Stock under this Section 6.1 from After-Tax Contribution Accounts shall be in whole shares except when withdrawal of a fractional share is necessary to exhaust the Abbott Stock allocated to such Accounts in which event the cash value of such fractional share shall be withdrawn.

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(c)                                  (i)                                     For purposes of Section 6.1(a), shares of Abbott Stock purchased with a Participant’s After-Tax Contributions shall be determined as follows:

(A)                               First, the average cost to the Trust of all withdrawn shares of Abbott Stock purchased with the Participant’s After-Tax Contributions and related dividends shall be established.

(B)                               Next, the total of the Participant’s unwithdrawn After-Tax Contributions and applied to purchase Abbott Stock shall be divided by the average cost established under subparagraph (A) above and the resulting amount shall be the number of shares purchased with the Participant’s After-Tax Contributions.

For purposes of determining a Participant’s unwithdrawn After-Tax Contributions, any shares of Abbott Stock purchased with the Participant’s After-Tax Contributions that were withdrawn by the Participant as of any date shall be charged at the average cost established under subparagraph (i)(A) above as of such date.

(d)                                 The foregoing provisions of this Section 6.1 are subject to the following:

(i)                                     Shares of Abbott Stock and other amounts that are withdrawn by a Participant under this Section 6.1 shall be charged to his or her respective After-Tax Contribution Account.

(ii)                                  No more than one withdrawal may be elected in any calendar quarter; provided, however, that the Administrator, in his or her sole discretion, may waive this limitation in unusual cases.

(iii)                               Distribution of the shares of Abbott Stock or other amounts a Participant elects to withdraw under this Section 6.1 will be made within such time period and in accordance with the procedures established by the Administrator and agreed to by the Trustee.  If the Participant dies prior to the time distribution of such shares or amounts is made, distribution shall be made to the Participant’s Beneficiary in the same manner as other distributions from the Trust.

(iv)                              Each request for a withdrawal shall be filed with the Administrator, shall specify the dollar amount or the share amount (or both) to be withdrawn, which amount shall not be less than $500, and may not be revoked, amended or changed by the Participant after it is filed.  The                Participant shall indicate in his withdrawal request whether the withdrawal is to be made in cash or in Abbott Stock.

(v)                                 Any fees associated with a withdrawal will be charged to the Participant’s Accounts.

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(vi)                              Withdrawals under this Section 6.1 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

(vii)                           Any shares of Abbott Stock that are withdrawn will be considered as having been withdrawn at the average cost, as of the date of the withdrawal, of the shares of Abbott Stock reflected in the Account from which it was withdrawn.

(e)                                  A Participant shall not be permitted to make in-service withdrawals of the amounts credited to Participant’s Restricted After-Tax Account.

6.2.                            Distributions Required by a Qualified Domestic Relations Order.  To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant’s Accounts to Alternate Payees named in such order in a manner consistent with the distribution options otherwise available under this Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

6.3.                            Required Distributions After Age 70½.  Except as provided in the next sentence, a Participant who remains an Employee on or after his or her “required beginning date” (within the meaning of United States Internal Revenue Code section 401(a)(9)) while an Employee shall receive a distribution of the full value of his or her Accounts as of the date any distribution under Code section 401(a)(9) would be required.  Any Participant (other than a 5% owner of the Corporation, an Affiliated Corporation, or a Subsidiary in the year such owner attains age 66½ and any subsequent year) who attained age 70½ before January 1, 1997 may defer receipt of the distributions under this Section 6.3 until the April 1 following the calendar year in which he or she retires or attains age 70½, whichever is later. Each distribution described in this Section 6.3 shall be made at the latest possible date permitted under United States Internal Revenue Code section 401(a)(9) and Regulations thereunder and in accordance with such administrative rules and practices as may be adopted by the Administrator.

6.4.                            Participant’s Consent to Distribution of Benefits. If a Participant receives a withdrawal under Section 6.1, 6.3 or 6.5, or an Alternate Payee receives a distribution under Section 6.2, no distribution may be made unless:

(a)                                 between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant or the Alternate Payee (whichever is applicable) in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 ½ and provides the Participant or the Alternate Payee (whichever is applicable) with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

(b)                                 the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the

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Administrator.  Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator.  The Participant may waive the 30-day notice period described in (a) above.

6.5.                            Withdrawals at Age 59½.  Upon reaching age 59½, a Participant may withdraw all or any portion of the Participant’s Accounts in accordance with such rules as the Administrator shall establish, on a uniform and consistent basis, relating to timing, frequency and elections. If a Participant received payment of less than all of the Participant’s account balances under the Plan, the Participant may specify that such payments shall be withdrawn from the Participant’s accounts under the Plan in accordance with procedures established by the Administrator.

6.6.                            In-service Withdrawals of Rollover Contributions. A Participant may withdraw funds from his or her Rollover Contribution Account in accordance with such administrative rules and practices as may be adopted by the Administrator. The term ‘Rollover Contribution Account’ includes a rollover contribution account that was previously maintained on behalf of a Participant under another plan and that was reestablished under this Plan in connection with the transfer of plan assets from the other plan into this Plan (or the AbbVie PR Savings Plan if such account was transferred as described in Supplement A).

ARTICLE 7.

LOANS TO PARTICIPANTS

7.1.                            In General.  Upon the request of an Eligible Borrower on a form approved or procedure prescribed by the Administrator, and subject to the conditions of this Article, the Administrator shall direct the Trustee to make a loan from the Trust to the Eligible Borrower.  For purposes of this Article, an “Eligible Borrower” is:

(a)                                 a Participant who is an Eligible Employee; or

(b)                                 a Participant who is a former Employee and is a “party in interest” within the meaning of ERISA section 3(14); or

(c)                                  a deceased Participant’s Beneficiary who has not yet received the entire vested portion of the Participant’s Accounts and who is a “party in interest” as described in (b) above.

7.2.                            Rules and Procedures.  The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as he or she deems necessary to carry out the purposes of this Article.  All such rules and procedures shall be deemed a part of the Plan for purposes of the United States Department of Labor’s Regulations section 2550.408b-1(d).

7.3.                            Maximum Amount of Loan.  The following limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

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(a)                                 The amount of the loan, together with any other outstanding indebtedness under this Plan or any other qualified retirement plan of Abbott, the Corporation, any Affiliated Corporation or any Subsidiary, shall not exceed $50,000 reduced by the excess of (i) the highest aggregate outstanding loan balance of the Eligible Borrower from such plans during the one-year period ending on the day prior to the date on which the loans are made, over (ii) the Eligible Borrower’s outstanding loan balance from such plans immediately prior to the loan.

(b)                                 The amount of the loan shall not exceed 50 percent of the Eligible Borrower’s Accounts, determined as of the Valuation Date immediately preceding the date of the loan.

(c)                                  No loan may exceed the aggregate value of the Participant’s Pre-Tax Contribution Account, Restricted After-Tax Account, Employer Contribution Account, Rollover Contribution Account and Transfer Contribution Account (excluding any amount contributed by the Participant on an after-tax basis).

7.4.                            Minimum Amount of Loan; Number of Loans; Frequency of Loans; Fees for Loans.  The minimum amount of any single loan under the Plan shall be $500.  A Participant may have only two loans outstanding at any time under the Plan or under any other plan referred to in Section 3.5.  All loans shall be subject to such rules and procedures as the Administrator shall promulgate from time to time pursuant to the authority granted in Section 7.2.  The Administrator may charge a loan fee and such fee may be charged to the Participant’s Accounts or taken from the loan proceeds.

7.5.                            Note; Security; Interest.  Each loan shall be evidenced by a note signed by the Eligible Borrower, a Participant Credit Agreement, or other legally enforceable evidence of indebtedness (“Note”).  The Note shall be an asset of the Trust which shall be allocated to the Accounts of the Eligible Borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the Note plus the amount of any accrued but unpaid interest.  The Note shall be secured by that portion of the Accounts represented by the Note (not to exceed 50% of the Eligible Borrower’s vested interest in his or her Accounts determined as of the date of the loan).  The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator.  In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.

7.6.                            Repayment.  Each loan made to an Eligible Borrower who is receiving regular payments of Compensation from the Employer shall be repayable by payroll deduction.  Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine.  In each case payments shall be made not less frequently than quarterly, over a specified term (as determined by the Administrator) not to extend beyond the earlier of five years from the date of the loan or the Participant’s anticipated retirement date, with substantially level amortization (as that term is used in Section 72(p)(2)(C) of the United States Internal Revenue Code).  Where the loan is being applied toward the purchase or construction of a principal

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residence for the Eligible Borrower, the term for repayment shall not extend beyond the earlier of 15 years from the date of the loan or the Participant’s anticipated retirement date.  An Eligible Borrower may prepay the full balance of an outstanding loan at any time by delivering to the Trustee a certified check in the amount of such remaining balance and any accrued but unpaid interest.  An Eligible Borrower may also refinance an outstanding loan, provided that the limits under Section 7.3 allow the Borrower to borrow an amount equal to, or greater than, the balance due on the outstanding loan. Loan repayments will be suspended under the Plan as permitted under Section 414 (u)(4) of the United States Internal Revenue Code; if not otherwise prohibited under the PR-Code.

In all cases and notwithstanding anything to the contrary under any loan procedure rule or program under the Plan, Participant loans shall be repaid in partial payments that are substantially similar, at least quarterly.  Moreover, all Participant loans must be repaid in a term not to exceed five (5) years, except in the case of loans to finance the acquisition of a principal residence, in which the term may be extended pursuant to such loan procedure, manual or program duly approved by the Administrator.”

7.7.                            Repayment upon Distribution.  If, at the time benefits are to be distributed (or to commence being distributed) to an Eligible Borrower with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with United States Department of Labor regulations, become immediately due and payable in full.  Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower’s Accounts, subject to the default provisions below, before any distribution of benefits is made.  Except as is provided in Section 7.1 or as may be required in order to comply (in a manner consistent with continued qualification of the Plan under PR-Code Section 1081.01(a)) with United States Department of Labor regulations, no loan shall be made to an Eligible Borrower under this Article after the Eligible Borrower incurs a separation from service whether or not he or she has begun to receive distribution of his or her Accounts.

7.8.                            Default.  In the event of a default in making any payment of principal or interest when due under the Note evidencing any loan under this Article, if such default continues for more than 90 days after written notice of the default by the Trustee, the unpaid principal balance of the Note shall immediately become due and payable in full.  Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Eligible Borrower’s Accounts, subject to the further provisions of this Section.  The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the Note evidencing such loan.  In no event shall the Administrator apply the Eligible Borrower’s Accounts to satisfy the Eligible Borrower’s repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan.  Default distributions under this Section 7.8 shall be subject to such further conditions and limitations as the Administrator may establish from time to time and apply on a uniform basis.

7.9.                            Nondiscrimination.  Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis.

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7.10.                     Source of Loan Proceeds.  The proceeds for a loan shall be drawn from the Eligible Borrower’s Accounts in accordance with rules established by the Administrator.

7.11.                     Reinvestment of Loan Repayments.  Loan repayments shall be made to the Eligible Borrower’s Accounts from which the proceeds were drawn under Section 7.10 in the proportion that the loan was taken from each such Account at the origination of the loan.  Within each such Account, the proceeds will be invested in accordance with the investment instructions or restrictions applicable at the time of each loan repayment.  If the Eligible Borrower is not currently making contributions to any such Account at the time of loan repayment, the proceeds will be invested within such Account in accordance with any previous instructions on file by the Participant for the investment of contributions in such Account, and if there are no such instructions on file, the proceeds will be invested in the default Investment Fund(s) then in effect under Section 5.6.  The Participant may change his or her investment instructions in accordance with Section 5.5 for purposes of reinvesting the loan repayments even if he or she is not then making contributions to the Plan.

ARTICLE 8.

BENEFITS UPON RETIREMENT, DEATH OR SEPARATION FROM SERVICE

8.1.                            Retirement.  Following a Participant’s retirement with Abbott, the Corporation, all Affiliated Corporations and all Subsidiaries on or after attaining age 65 years (‘normal retirement age’), the Participant will receive the entire value of his or her Accounts in a single sum payment unless he or she elects an annuity under Section 8.3(b) or a direct rollover under Section 8.3(d).  To the extent that the Participant’s Accounts hold Abbott Stock, he or she may receive the distribution in whole shares of Abbott Stock and cash for any fractional share. To the extent the Participant’s Accounts hold AbbVie Stock, he or she may receive the distribution in whole shares of AbbVie Stock and cash for any fractional share.

8.1A.                   Separation from Service for Reasons Other Than Death or Retirement.  Following a Participant’s separation from the service with Abbott, the Corporation, all Affiliated Corporations and all Subsidiaries for any reason other than death, the Participant will receive the value of his or her vested Accounts (determined as provided below) in a single sum payment unless he or she elects an annuity under Section 8.3(b) or a direct rollover under Section 8.3(d). To the extent that the Participant’s Accounts hold Abbott Stock, he or she may receive the distribution in whole shares of Abbott Stock and cash for any fractional share. To the extent the Participant’s Accounts hold AbbVie Stock, he or she may receive the distribution in whole shares of AbbVie Stock and cash for any fractional share.

A Participant will always be 100% vested in his or her Pre-Tax Contribution Account, After-Tax Contribution Account, Catch-up Contribution Account, Rollover Contribution Account (if applicable) and Transfer Contribution Account (if applicable). The vested percentage of a Participant’s Employer Contribution Account will be computed in accordance with the following schedule:

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If the Participant’s	The Vested Percentages of
Number of years of Credited Service is:	His Employer Contribution Account will be:

Less than 2 years	0%
2 years or more	100%

The amount, if any, by which a Participant’s Employer Contribution Account is so reduced shall be a ‘remainder’. A remainder shall be treated as a separate account until the last day of the Plan Year in which forfeiture of the remainder occurs, and then each remainder shall be: first, used to reinstate remainders as provided below; next, used to pay Plan expenses; and finally, applied to reduce Employer Contributions as of that date, and when so applied will be treated as though it were an Employer Contribution made under Section 3 .5A. If a Participant who separated from service before being entitled to the full balance in his or her Employer Contribution Account is re-employed by an Employer before incurring five consecutive Break Years, the remainder which resulted from the Participant’s earlier separation from service (unadjusted by any subsequent gains or losses) shall be credited to the Participant’s Employer Contribution Account as of the Valuation Date coincident with or next following the date of re-employment (after all other adjustments required under the Plan as of that date have been made).

8.2.                            Time of Distributions.  Distribution with respect to a Participant’s separation from service (other than on account of death or retirement) normally will be made or commence as soon as practicable after such separation.  The Employer Contribution made on the Participant’s behalf under Section 3.5 for the Plan Year will be based on the Point Value determined for the prior Plan Year and distributed to the Participant in cash or Abbott Stock, at the Participant’s election.  Except as provided in the last sentence of this Section 8.2, in the case of a Participant whose Accounts are valued in excess of $5,000 and who has not yet attained age 65, however, distribution may not be made under this Section unless:

(a)                                 between the 30th and 90th day prior to the date distribution is to be made or commence, the Administrator notifies the Participant in writing that he or she may defer distribution until the April 1 after the Plan Year in which he or she attains age 70 1/2 and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

(b)                                 the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator.  Distribution to the Participant will be made or commence as soon as practicable after such consent is received by the Administrator.  The Participant may waive the 30-day notice period described in (a) above.

The value of a Participant’s Accounts will be considered to be in excess of $5,000 if the value exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the Participant under the Plan.  Distributions in all events will commence no later than the 60th day after the close of the Plan Year which occurs after the later of the Participant’s separation from service or the Participant’s attainment of age 70 1/2.

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A Participant who is eligible for retirement under the terms of the Abbott Puerto Rico Retirement Plan will normally receive a distribution as soon as practicable after the end of the Plan Year in which he or she retires and following the crediting of the Employer Contribution determined under Section 3.5 for such Plan Year.  Such Participant may elect to receive the distribution in the calendar year in which he or she retires, in which event the Employer Contribution made on the Participant’s behalf under Section 3.5 will be based on the Point Value determined for the prior Plan Year and distributed to the Participant in cash.  Alternatively, the Participant may elect to defer the distribution of his or her Accounts until any date, but no later than April 1 after the Plan Year in which he or she attains age 70 1/2. Unless the Participant otherwise elects, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which: (A) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified under the Plan, (B) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (C) the Participant terminates his service with the Employer.

8.3.                            Amount and Manner of Distribution.  A Participant who is eligible for a distribution from the Plan under this Article 8, may, subject to subsection (c), elect to receive his or her benefit in one or more of the following forms:

(a)                                 Single Sum Payment.  In the case of a distribution to be made in a single sum, the amount of such distribution shall be determined as of the Valuation Date which immediately precedes or coincides with the date distribution is to be made.

In the case of a Single Sum Payment distribution, if (i) the Plan’s trust is organized under the laws of the Commonwealth of Puerto Rico, or has a fiduciary that is a resident of Puerto Rico and uses said fiduciary as paying agent; and (ii) the Plan complies with certain Puerto Rico investment rule under PR-Code Section 1081.01(b)(1)(B), then the amount of such Single Payment distribution in excess of amounts contributed by the participant that has already been subject to taxation shall be considered as a long-term capital gain subject to withholding as provided in said Section 1081.01(b)(1)(B).

(b)                                 Purchase of Annuity.  No distribution in the form of purchase of an annuity contract as set forth in Section 8.3(b) of the Plan as in effect immediately prior to October 1, 2001 (the ‘Annuity Option’) shall be made after the earlier of:  (i) 90 days after notice of elimination of the Annuity Option is furnished in accordance with ERISA section 104(b) and the Department of Labor Regulations promulgated thereunder; or (ii) January 1, 2001.

(A)                               The payment forms under an annuity shall include:  (1) an annuity payable for the life of the Participant; (2) an annuity payable for life with a refund feature; (3) an annuity payable over the joint lives of the Participant and another person designated by the Participant, provided such person (if not the Participant’s spouse) is not more than 30 years younger than the Participant; or (4) an

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annuity payable for life and a period provided such period certain does not extend beyond the Participant’s 85th birthday.

(B)                               Each such annuity contract shall be nontransferable except by surrender to the issuing insurance company and shall provide for a monthly payment of not less than twenty five dollars ($25).

(C)                               The Administrator may cause an annuity contract to be assigned or delivered to the person or persons then entitled to payments under it, but prior to the assignment or delivery of an annuity contract, it shall be rendered nontransferable and, at the Administrator’s discretion may be rendered non- commutable.

(D)                               If a Participant is married on his or her annuity starting date (as defined herein), and the Participant has elected to have his or her benefits distributed by purchase of an annuity contract, the value of the Participant’s Accounts will be applied to purchase a joint and survivor annuity (as defined herein), unless the Participant has made an election to waive that form of annuity.  A “joint and survivor annuity” is an annuity payable for the life of the Participant, with a survivor annuity payable for the life of his or her spouse of one-half of the amount payable during the joint lives of the Participant and his or her spouse.  A Participant may make a written election to waive the joint and survivor annuity at any time during the 90-day period ending on his or her annuity starting date.  Such an election will be effective only if the Participant’s spouse consents to the election in writing, and such consent acknowledges the effect of the waiver and is witnessed by a Plan representative or a notary public.  At least 30 but no more than 90 days prior to the date on which a Participant may begin to receive Plan benefits, (or, if the Participant elects, at least 7 days before payment of his or her benefits commences), the Administrator shall provide the Participant with a written explanation of the terms and conditions of the joint and survivor annuity, the Participant’s right to make, and the effect of, an election to waive the joint and survivor annuity, the requirement of spousal consent to such a waiver, and the Participant’s right to make and the effect of revocation of such a waiver.  An election under this subsection may be revoked by a Participant at any time prior to his or her annuity starting date.  If a Participant has elected to waive the joint and survivor annuity, his or her Account balances will be distributed under one of the annuity forms of payment described in Section 8.3(b) above, as the Participant elects.  The term “annuity starting date” for any Participant means (a) the first day of the first period for which a benefit is payable to the Participant under the Plan as an annuity, or (b) in the case of a benefit not payable in the form of an annuity,

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the first day on which all events have occurred which entitle the Participant to such benefit.

(c)                                  Cashout of Small Benefits.  If the value of a Participant’s Accounts is $5,000 or less, distribution shall be made to the Participant in a single sum payment as soon as practicable following the Participant’s separation from service.  The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made.  The Participant’s Accounts will not be considered to be valued at $5,000 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount.

(d)                                 Direct rollover of single sum payments.  If a Participant or an Alternate Payee of the Participant is entitled to a single sum payment under Section 8.3(c), he or she may elect to have all or a portion of such payment transferred directly to another qualified plan trust (as described under PR-Code Section 1081.01), to an individual retirement account (as described under PR-Code Section 1081.01(a)), to an individual retirement annuity (as described under PR-Code Section 1081.01(b)), to a non-deductible individual retirement account (as described in PR-Code Section 1081.05), or any other account allowed for direct rollovers under the PR-Code, with any remaining amount not rolled over paid directly to the Participant or Alternate Payee, as provided under PR-Code Section 1081.01(b)(2).  The Administrator shall not be obligated to have any transfer instruction under this Section that specifies more than one transferee.

(e)                                  Installment Form of Distribution. A Participant or Alternate Payee may elect to receive his or her Accounts in a series of monthly installments or annual installments up to ten (10) years.  Installment payments shall be made in accordance with rules established by the Administrator.  An election to receive installments may be revoked and a new election may be made in accordance with rules established by the Administrator.

(f)                                   Distribution in Form of Abbott Stock or AbbVie Stock.  A Participant shall be entitled to receive a distribution of his Plan benefits in the form of whole shares of Abbott Stock.  A Participant whose Account includes AbbVie Stock shall be entitled to receive a distribution of his or her Plan benefits in the form of whole shares of AbbVie Stock.

8.4.                            Distributions After a Participant’s Death.

(a)                                 Death Prior to Separation from Service.  If a Participant dies prior to his or her separation from the service with Abbott, the Corporation, all Affiliated Corporations and all Subsidiaries, the Participant’s Beneficiary will receive the Participant’s Accounts in a single sum payment as soon as practicable after the end of the Plan Year in which the Participant’s death occurs; provided, however,

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the Beneficiary may elect to receive the distribution in the Plan Year in which the Participant’s death occurred, in which event the Employer Contribution made on behalf of the Participant under Section 3.5 for such Plan Year shall be based on the Point Value determined for the prior Plan Year and shall be distributed in cash.  Distribution must be made to a Beneficiary who is not the Participant’s spouse no later than December 31 of the calendar year following the year of the Participant’s death.  If the Beneficiary is the Participant’s spouse, the Beneficiary may elect to defer receipt of the distribution of the Participant’s Accounts until any date, but no later than the December 31 of the Plan Year in which the Participant would have attained age 70 1/2. If a Participant dies while performing qualified military service (as defined in Section 414(u) of the United States Internal Revenue Code) the Participant’s Beneficiary shall have the right to receive the Participant’s Accounts as if the Participant had died prior to his or her separation from employment with the Corporation.

(b)                                 Death After Separation from Service.  If a Participant dies after separation from service but before the complete distribution of his or her Accounts has been made, the Participant’s Beneficiary will receive the value of the Participant’s Accounts.  Distribution will be made in a single sum payment as soon as practicable after the Participant’s death (but no later than December 31 of the calendar year following the year of the Participant’s death); provided, however, that if distribution to the Participant had begun following his or her separation from service in a form elected by the Participant, distribution will continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive distribution in cash in a single sum as soon as practicable following the Participant’s death.  Any such election must be made on a form approved by the Administrator and must be received by the Administrator within such period following the Participant’s death as the Administrator may prescribe.  To the extent the Participant’s Accounts held Abbott Stock at the time of the proposed distribution, the Beneficiary may receive the distribution in whole shares of Abbott Stock and cash for any fractional share. To the extent the Participant’s Accounts are held in AbbVie Stock at the time of the proposed distribution, the Beneficiary may receive the distribution in whole shares of AbbVie Stock and cash for any fractional shares.

(c)                                  Cashout of Small Benefits.  If a Participant dies and the value of a Participant’s Accounts is $5,000 or less, distribution shall be made to the Beneficiary in a single sum payment as soon as practicable following the Participant’s death (but in no event later than the 60th day following the close of the Plan Year in which such death occurs) or such later date on which the amount of the distribution can be determined by the Administrator.  The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date the distribution is to be made. The Participant’s Accounts will not be considered to be valued at $5,000 or less, if the value of such Accounts at the time in question or at the time of any prior distribution to the Participant under the Plan exceeds such amount.

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(d)                                 Direct rollover of single sum payments.  If a Beneficiary who is the spouse of a deceased Participant is entitled to a single sum payment under Section 8.3(a), he or she may elect to have such payment transferred directly to an individual retirement account or an individual retirement annuity.  The Administrator shall not be obligated to honor any transfer instruction under this Section that specifies more than one transferee. An eligible retirement plan includes a non-deductible individual retirement account if the rollover requirements of the PR-Code are met.  A Beneficiary who is not the participant’s surviving spouse may be a distributee and elect to have all or part of the benefits payable to him paid directly to an IRA that is established for the purpose of receiving a distribution on behalf of a non-spouse designated beneficiary as an eligible rollover distribution in accordance with the PR-Code.

(e)                                  Distribution in Form of Abbott Stock.  A Beneficiary shall be entitled to receive a distribution of his Plan benefits in the form of whole shares of Abbott Stock.  A Beneficiary whose Account includes AbbVie Stock shall be entitled to receive a distribution of his or her Plan benefits in the form of whole shares of AbbVie Stock.

Any distribution to a Beneficiary under this Section in the form of a single sum shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made.

8.5.                            Designation of Beneficiary.  Subject to the provisions of this Section, a Participant’s Beneficiary shall be the person or persons (or entity or entities), if any, designated by the Participant from time to time on a form or in a manner approved by the Administrator.  In the absence of an effective Beneficiary designation, a Participant’s Beneficiary shall be his or her surviving spouse, if any, or if none, the Participant’s issue, or if none, the Participant’s estate.  A non-spouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless

(a)                                 prior to the Participant’s death, the Participant’s surviving spouse consented to and acknowledged the effect of the Participant’s designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) in a written form approved by the Administrator and witnessed by a notary public or Plan representative; or

(b)                                 it is established by the Participant prior to his or her death (by furnishing the Administrator with a sworn statement), that the required consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe; or

(c)                                  the spouse had earlier executed a general consent form permitting the Participant (i) to select from among certain specified persons without any requirement of

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further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or (ii) to change his or her Beneficiary without any requirement of further consent by the spouse.  Any such general consent shall be on a form approved by the Administrator, and must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

Any consent and acknowledgment by a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

8.6                               Special Distribution Requirement.  If a Participant or Beneficiary so elects, distribution of Plan benefits shall begin not later than one year after the close of the Plan Year (a) in which the Participant separates from service by reason of the attainment of Normal Retirement Age under the Plan, disability, or death; or (b) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by an Employer before distribution has begun.

8.7                               Married Participants.  Effective June 26, 2013, a Participant is considered married under the terms of the Plan in compliance with United States v. Windsor, even if the participant resides in a jurisdiction that does not recognize the marriage.  The person to whom such participant is married shall be considered the participant’s “spouse” for all purposes of this Plan.

ARTICLE 9.

ADMINISTRATION

9.1.                            Board of Review.  The Board of Review, except where such are specifically reserved to the Board of Directors, shall have all powers, duties and obligations (whether imposed, granted or reserved and whether explicit or implicit) which are lodged in the Corporation under the Trust, or the Plan, or any supplement to the plan or by law or regulations.  It shall perform all functions specifically assigned to it under the Plan and under the Trust created pursuant to the Plan.  The Board of Review at its sole discretion may delegate or redelegate any responsibility which it is able to exercise, and may revoke such delegations at its sole discretion.

9.2.                            Investment Committee.  Notwithstanding any other provision of the Plan, the Investment Committee shall be the “named fiduciary” of the Abbott Stock fund with the sole authority and responsibilities for the following duties:

(a)                                 to impose any limitation or restriction on the investment of Participant accounts in the Abbott Stock Fund;

(b)                                 to direct the sale or other disposition of all or any portion of the Abbott Stock held in the Abbott Stock fund;

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(c)                                  to direct the reinvestment of the proceeds from any sale or other disposition of Abbott Stock in short-term cash equivalent investments in the Abbott Stock Fund, until the Participants redirect the investment of such proceeds;

(d)                                 to instruct the Trustee with respect to the foregoing matters; and

(e)                                  to communicate with Participants from time to time.

In exercising the powers set forth in Section 9.2, the Investment Committee will take into account the statement of intent set forth in Section 5.1(a) to the fullest extent permitted by ERISA.  In addition, the Investment Committee shall evaluate the prudence of maintaining the Abbott Stock Fund not on the basis of the risk associated with the Abbott Stock Fund standing alone but in light of the availability of other investment options under the Plan and the ability of Plan participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

9.3.                            Administrator.  The Administrator will be the “administrator” of the Plan as defined in section 3(16)(A) of ERISA and a “named fiduciary” for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA.  The Administrator will not, however, have any authority over the investment of assets of the Trust or the selection of Investment Funds.

9.4.                            Powers of Administrator.  The Administrator will have full power to administer the Plan in all of its details and, other than the selection of Investment Funds, subject, however, to the requirements of ERISA.  Benefits under the Plan shall be paid only if the Administrator decides, in his or her discretion, that the applicant is entitled to them.  For this purpose the Administrator’s power will include, but will not be limited to, the following discretionary authority:

(a)                                 to make and enforce such rules and regulations as the Administrator deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

(b)                                 to interpret and enforce the Plan in accordance with the terms of the Plan (including the rules and regulations adopted under subsection (a)) and to make factual determinations thereunder, including the discretionary power to determine the rights or eligibility of Employees or Participants and any other persons, and the amount, if any, of their benefits under the Plan, and to construe or interpret disputed, ambiguous, or uncertain terms;

(c)                                  to compute the amounts to be distributed under the Plan, to determine the person or persons to whom such amounts are to be distributed, and to make equitable adjustments for mistakes or errors;

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(d)                                 to authorize the payment of distributions, to compromise and settle any disputed claim, and to direct the Trustee to make such payments from the Trust;

(e)                                  to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the PR-Code, ERISA and applicable regulations, or under other federal, state or local law and regulations;

(f)                                   to allocate and delegate the ministerial duties and responsibilities of the Administrator and to appoint such agents, counsel, accountants, consultants, actuaries, insurance companies and other persons as may be required or desired to assist in administering the Plan;

(g)                                  by written instrument, to allocate and delegate his or her fiduciary responsibilities in accordance with ERISA section 405; and

(h)                                 to furnish each Employer with such information and data as may be required by it for tax and other purposes in connection with the Plan.

Actions taken in good faith by the Administrator shall be binding and conclusive on all parties.

9.5.                            Nondiscriminatory Exercise of Authority.  Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

9.6.                            Reliance on Tables, etc.  In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel, actuary, insurance company or other expert who is employed or engaged by the Administrator or by Abbott or the Corporation on the Administrator’s behalf.

9.7.                            Claims and Review Procedures.  The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA section 503. In any case, if any person believes he is being denied any rights or benefits under any of the Plans, such person may file a claim in writing with the Administrator. Any such claim must be filed not later than twelve (12) months following the date of occurrence of the circumstances that give rise to the claim, or twelve (12) months following the date in which the person knew (or should have known) of such circumstances, whichever is later; and any judicial complaint filed in connection with a decision on review of denial may only be filed by the claimant within twelve (12) months after receipt by such claimant of the final adverse decision on review, or within twelve (12) months after the expiration of the final term for the issuance of a final adverse decision on review, in cases where such decision on review is not issued.

9.8.                            Indemnification.  The Corporation agrees to indemnify and defend to the fullest extent of the law any of its or Abbott’s employees or former employees who serves or has served as Administrator or as a member of the Board of Review or the Investment Committee or who

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has been appointed to assist the Administrator or the Board of Review or the Investment Committee in administering the Plan or to whom the Administrator or the Board of Review or the Investment Committee has delegated any duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Corporation) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith.

9.9.                            Expenses and Compensation.  No compensation shall be paid to the Administrator or any assistant who is a full-time employee of Abbott, the Corporation, an Affiliated Corporation or a Subsidiary, but the Administrator and his or her assistants shall be reimbursed for all expenses reasonably incurred in the administration of the Plan.  Such expenses shall be charged to the Trust and paid first out of the dividends paid on Abbott Stock held in the Unallocated Account and then from Employer Contributions prior to allocation under Section 3.5, unless the Employers pay such expenses directly.  To the extent that any record keeping expense, withdrawal charge, loan fee or check fee is specifically attributable to a Participant’s Accounts, such expenses may be charged to the Accounts of such Participant.

9.10.                     Notices; Participant Information.  Any notice required to be given to or any document required to be filed with the Administrator, the Trustee or the Investment Committee will be given or filed properly if mailed by registered mail, postage prepaid, or delivered, to the Administrator, the Trustee or the Investment Committee, as the case may be, in care of the Corporation.  Participants (and their Beneficiaries) must furnish to the Administrator such evidence, data, or information as they consider necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he or she will furnish full, true and complete evidence, data and information requested by the Administrator.

ARTICLE 10.

AMENDMENT AND TERMINATION

10.1.                     Amendment.  The Corporation (through the Board of Directors) reserves the power (and may and hereby does specifically delegate a portion of the power to the Board of Review) at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable.  The Corporation specifically reserves the right to amend Article 5 with respect to the investment of Participant Accounts.  However, the Corporation will not have the power:

(a)                                 to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by Section 13.3 with respect to Qualified Domestic Relations Orders, or by Section 3.9 with respect to the return of contributions upon nondeductibility or mistake of fact), unless such amendment is required or permitted by law, governmental regulation or ruling; or

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(b)                                 to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of ERISA section 204(g) of any Participant, except as otherwise permitted or required by law; or

(c)                                  to change the duties or liabilities of the Trustee, the Investment Committee or the Administrator without their consent.

All major amendments and all decisions or amendments which are reasonably expected to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits to Participants or Beneficiaries, or of terminating the Plan shall be made by the Board of Directors.  All other amendments shall be made by the Board of Review.  The Board of Directors may delegate additional authority to the Board of Review.

For the purposes of the foregoing, a “major amendment” is defined to be any amendment which will increase the average cost of the Plan to the Employers (whether through the increase of Employer contributions or otherwise) by an amount in excess of $5,000,000 per annum over the three full Plan Years next succeeding the effective date of the amendment.  Determination of whether an amendment is a major amendment or a decision or amendment which is reasonably “to have the effect of suspending or terminating Employer contributions, of suspending or terminating payment of benefits, or of terminating the Plan” shall be made by the Board of Review after obtaining such advice from such legal or tax counsel and the advice of such actuarial consultants as the Board of Review may deem appropriate.  The secretary of the Board of Review shall maintain detailed minutes reflecting the advice if any so received by the Board of Review and the decisions reached by it regarding each amendment adopted by it.

Notwithstanding anything contained in this Section 10.1, any material revision (within the meaning of the New York Stock Exchange rules) to the Plan or Trust shall be subject to the approval of Abbott’s compensation committee or a majority of Abbott’s independent directors (within the meaning of the New York Stock Exchange rules).

10.2.                     Termination.  The Corporation has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Corporation will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee and the Administrator without liability whatsoever for any such discontinuance or termination.

10.3.                     Distributions upon Termination of the Plan.  Upon termination of the Plan by the Corporation, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant’s Accounts determined as of the Valuation Date coinciding with or next following the date of the Plan’s termination.  However, if a successor plan is established, Accounts shall be distributed to Participants and their Beneficiaries only in accordance with Article 6 relating to in-service withdrawals and upon the actual separation from service by the Participant.

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10.4.                     Merger or Consolidation of Plan; Transfer of Plan Assets.  In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

ARTICLE 11.

LIMITS ON CONTRIBUTIONS

11.1.                     PR-Code Deduction Limits.  The sum of the contributions made by the Employers under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the PR-Code (all such contributions being hereby conditioned on their deductibility under PR-Code Section 1033.09).

With respect to Plan Years beginning on or after January 1, 2011, Participant Contributions made under Section 3.2 will be deemed to be Employer contributions for purposes of the limitations under PR-Code Section 1033.09, if so required under the PR-Code.

For purposes of the limits under this section, After-Tax Contributions made by Participants under the Plan in accordance with Section 1081.01(a)(15) of the PR-Code shall be excluded.

11.1A. PR Annual Contributions Limitations. With respect to Plan Years beginning on or after January 1, 2012, the contribution limitations of Section 1081.01(a)(11)(B) of the PR-Code shall apply with respect to a limitation year that coincides with the Plan Year. The Annual Addition (as defined in Section 14.7A), which is allocated to any Participant’s Account balances under this Plan, and under any other defined contribution plan maintained by the Employers or the Controlled Group Members (“related defined contribution plans”), shall not exceed the lesser of: (i) the applicable limit for a given Plan Year under Section 1081.01(a)(11)(B)(i) of the PR- Code, (as such may be modified from time to time pursuant to the applicable guidance thereunder) or (ii) 100% of the Participant’s Compensation (as defined in Section 14.16) paid by the Employer during the Plan Year or calendar year, as selected by the Employer, or such other amounts or limits as shall be determined from time to time pursuant to Section 1081.01(a)(11)(B) of the PR-Code, and the Treasury Regulations promulgated thereunder.  For these purposes, there shall be included Participant Contributions made under a cash or deferred arrangement for such year. For purposes of this limitation with respect to a Participant, all defined contribution plans maintained by the Employer shall be aggregated and shall be considered as a single plan.  It is intended that the Annual Addition to a Participant’s Account under this Plan shall be limited before the annual additions to his or her Account balances under any other related defined contribution plan are limited. The Annual Additions to this Plan with respect to any Participant which exceed the limitations of this Section 11.1A shall be corrected as permitted by applicable law and regulations.

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11.2.                     PR-Code Cash or Deferred Arrangement Limits.

(a)                                 In general.  The maximum amount of Pre-Tax Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of Abbott, the Corporation, all Affiliated Corporations and all Subsidiaries with respect to the Participant for the calendar year, shall in no event exceed the applicable dollar limit under PR-Code section 1081.01(d)(7)(A), as follows: (i) for Plan Years beginning on or after January 1, 2012, but before January 1, 2013, not to exceed $13,000; (ii) for Plan Years beginning on or after January 1, 2013 and thereafter, not to exceed $15,000; and (iii) such other amount for each applicable year, as adjusted in accordance with amendment(s) to the PR-Code in such respect, as such amendments may be enacted or approved from time to time, or pursuant to subsequent legislation.

Catch-up Contributions shall not be subject to any such limitation other than the limitation contained in PR-Code section 1081.01(d)(7)(C).  For purposes of this limitation with respect to a Participant, all defined contribution plans maintained by the Employer shall be aggregated and shall be considered as a single plan.

The Annual Compensation and Contribution limits set forth elsewhere under this Plan and the PR-Code Cash or Deferred Arrangement limits set forth herein shall be interpreted together so that the Annual Compensation taken into account for purposes of PR-Code Cash or Deferred Arrangement limits do not preclude a Participant from maximizing his or her annual Pre-Tax Contribution limits.

(b)                                 Distribution of excess deferrals.  In the event that an amount is included in a Participant’s gross income for a taxable year as a result of an excess deferral under PR-Code Section 1081.01(d)(7)(A), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of a Pre-Tax Contribution made or to be made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income or loss, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made.  No distribution of an excess deferral shall be made during the taxable year in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral.  The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Pre-Tax Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.”

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11.3.                     PR-Code Actual Deferral Ratio Limits.

a)                                     Actual deferral ratios.  For each Plan Year, the Administrator will determine the “actual deferral ratio” for each Participant who is eligible for Pre-Tax Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Pre-Tax Contributions made on behalf of the Participant for the Plan Year to the Participant’s Compensation for the applicable period. For purposes of determining a Participant’s actual deferral ratio,

(i)                                     Pre-Tax Contributions will be taken into account only to the extent permitted by the PR-Code and the Regulations;

(ii)                                  The applicable period for each Participant for a given Plan Year shall be that portion of the 12-month period ending on the last day of such Plan Year during which the individual was a Participant;

(iii)                               Employer Contributions may be treated as Pre-Tax Contributions to the extent permitted by the PR-Code and the Regulations;

(iv)                              Catch-up Contributions shall not be taken into account in determining a Participants’ actual deferral ratio.

b)                                     Actual deferral percentages.  The actual deferral ratios for all Highly Compensated Employees who are eligible for Pre-Tax Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but who are eligible for Pre-Tax Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the non-highly compensated group for the Plan Year.  The actual deferral percentages for any Plan Year must satisfy at least one of the following tests, which shall be interpreted and applied by the Administrator in a manner consistent with the PR-Code and the Regulations:

(i)                                     The actual deferral percentage for the highly compensated group does not exceed one point twenty-five (1.25) times of the actual deferral percentage for the non-highly compensated group; or

(ii)                                  The excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the non-highly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the non-highly compensated group.

(c)                                  Adjustments by Administrator.  If, prior to the time all Pre-Tax Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Pre-Tax Contributions are being made at a rate which will cause the PR-Code

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section 1081.01(d)(3) limits, to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Pre-Tax Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Pre-Tax Contribution elections to the extent the Administrator deems appropriate.  Any Pre-Tax Contributions which would otherwise be made to the Trust shall instead be paid in cash to the affected Participant.

(d)                                 Excess contributions.  If the PR-Code section 1081.01(d)(3) limits have been exceeded for a Plan Year after all contributions for the Plan Year have been made, the Administrator shall determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees.  To do so, the Administrator shall reduce the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the PR-Code section 1081.01(d)(3) limits, or (ii) cause such Employee’s actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and shall repeat this process until the Plan no longer exceeds the PR-Code section 1081.01(d)(3) limits.  The amount of excess contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Pre-Tax Contributions (plus Employer Contributions which are treated as Pre-Tax Contributions for purposes of the PR-Code section 1081.01(d)(3) limits) actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee’s reduced actual deferral ratio as determined under the preceding sentence, and (ii) his or her Compensation.  Any excess contributions will be distributed as provided below.  In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

(e)                                  Recharacterization of excess contributions.  At the option of the Administrator, a Participant’s excess contributions may be recharacterized as After-Tax Contributions, provided the Administrator complies with the reporting requirements of the PR-Code for such contributions and such recharacterization occurs no later than the March 15 following the Plan Year for which the contributions were made.

(f)                                   Distribution of excess contributions.  A Participant’s excess contributions, adjusted for income or loss, will be designated by the Employer as a distribution of excess contributions and distributed to the Participant.  Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year; provided however that with respect to Plan Years beginning on or after January 1, 2011, the correction of excess contributions, either through distribution or recharacterization of such excess contributions, or through Qualified Nonelective Employer Contributions shall be effected (if not otherwise required earlier) not later than the last date provided under the PR-Code for the filing of the Puerto

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Rico income tax return of the Corporation and/or the Employer that maintains or sponsors the Plan, including any extensions provided by the Puerto Rico Secretary of Treasury, for the tax year of the Employer during which such excess contributions were made, or as otherwise required to prevent the imposition of the Employer tax under PR-Code Section 1081.01(d)(6)(D).

(g)                                  Special rules.  For purposes of distributing excess contributions,

(i)                                     the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

(ii)                                  Any distribution of less than the entire amount of excess contributions with respect to a Highly Compensated Employee shall be treated as a pro rata distribution of excess contributions and allocable income or loss.

(h)                                 Record keeping requirement.  The Administrator, on behalf of the Employer, shall maintain such records as are necessary to demonstrate compliance with the PR-Code Section 1081.01(d)(3) limits, including the extent to which qualified matching contributions and Qualified Nonelective Employer Contributions are taken into account in determining the actual deferral ratios.”

ARTICLE 12.

ROLLOVER AND TRANSFER CONTRIBUTIONS

12.1.                     Contribution of Amount Distributed from Another Qualified Plan.  An Eligible Employee who was formerly a participant in a plan described in section 1081.01(a) of the PR-Code (the “distributing plan”), and who has received a total distribution (within the meaning of section 1081.01(b) of the PR-Code) from the distributing plan (the “distribution”) may, within 60 days of receipt of the distribution from the distributing plan, contribute to the Trust, as a “Rollover Contribution”, all or a portion of such distribution if it:

(a)                                 does not exceed the fair market value of the distribution, and

(b)                                 includes no property other than (i) money received in the distribution, and (ii) money attributable to other property received in the distribution which is sold and the proceeds of which are transferred.

12.2.                     Monitoring of Rollovers

(a)                                 The Administrator shall establish such procedures and require such information from employees seeking to make Rollover Contributions as it deems necessary to insure that such Rollover Contributions satisfy the requirements for tax-free

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rollovers established by conditions of this Article and the PR-Code and the Regulations.

(b)                                 No amount may be contributed or transferred under this Article until approved by the Administrator.

12.3.                     Transfer Contribution.  Subject to such restrictions and procedures as the Administrator may prescribe (which, without limitation, may include restrictions as to the type of plan from which transfers will be permitted), amounts held for the benefit of an Eligible Employee under a plan that is qualified under section 1081.01(a) of the PR-Code and exempt from tax under Section 1081.01(a) of the PR-Code (the “distributing plan”) may be transferred (the “Transfer Contribution”) directly by the distributing plan to this Plan.  A Transfer Contribution Account shall be established for each Eligible Employee for whom a Transfer Contribution is made.  To the extent determined by the Administrator to be required under section 204(g) of ERISA, an Eligible Employee for whom a Transfer Contribution Account is maintained shall be entitled to distributions and withdrawals from such Account under provisions not less restrictive than applied under the distributing plan.  To the extent the distributing plan was subject to the requirements of section 205 of ERISA, such requirements shall continue to apply to the transferred amount.

12.4.                     Treatment of Transferred Amount under the Plan.  An individual who makes a Rollover Contribution to the Trust or has a Transfer Contribution made to the Trust on his or her behalf shall not be eligible to make or receive any other contributions under the Plan until he or she has actually become a Participant and satisfied the eligibility requirements otherwise applicable to such contributions.  However, for all other purposes under the Plan (including without limitation, investment directions and distributions), an individual who makes a Rollover Contribution or for whom a Transfer Contribution has been made shall be treated as a Participant.

ARTICLE 13.

MISCELLANEOUS

13.1.                     Exclusive Benefit Rule.  No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, and the return of contributions upon nondeductibility, mistake of fact, or the failure of the Plan to qualify initially.

13.2.                     Limitation of Rights.  Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against Abbott, the Corporation, any Affiliated Corporation, any Subsidiary, the Administrator, the Trustee, or the Investment Committee except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby.  It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein,

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that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

13.3.                     Nonalienability of Benefits.  The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to the extent as may be required by law; provided, however, that if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Qualified Domestic Relations Order.

13.4.                     Changes in Vesting Schedule.  A Plan amendment which changes a vesting schedule under the Plan shall apply with respect to any Participant who has completed three Years of Service prior to the expiration of the period described below only to the extent that the Participant’s vested percentage in his or her Accounts determined under the amendment is greater than the nonforfeitable percentage of his or her Accounts determined without regard to the amendment.  The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

(a)                                 the date on which such amendment is adopted;

(b)                                 the date on which such amendment becomes effective; and

(c)                                  the date on which the Participant is issued written notice of such amendment by the Administrator.

13.5.                     Governing Law.  The Plan and Trust will be construed, administered and enforced according to the laws of the Commonwealth of Puerto Rico to the extent such laws are not preempted by ERISA.

13.6.                     Uniformed Services Employment and Reemployment Rights Act of 1994.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service, as defined in the Uniformed Services Employment Rights Act of 1994, will be provided in accordance with the requirement of such Act.

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ARTICLE 14.

DEFINITIONS

14.1.                     “Abbott” means Abbott Laboratories.

14.1A. “Abbot Retained Employees” means any Employee other than an AbbVie Employee as such terms are defined in the Separation and Distribution Agreement and related Agreements between Abbott and AbbVie.

14.1B. “Abbott LTD Participant” means an Abbott Former Employee, as defined in the Separation and Distribution Agreement and related Agreements by and between Abbott and AbbVie.

14.2.                     “Abbott Stock” means the common stock of Abbott Laboratories.

14.2A. “AbbVie” means AbbVie Inc.

14.2B. “AbbVie Stock” means the common stock of AbbVie Inc. that is transferred to this Plan form the AbbVie PR Savings Plan in accordance with Supplement A.

14.2C. “AbbVie PR” means AbbVie Ltd.

14.2D. “AbbVie PR Savings Plan” means the AbbVie Puerto Rico Savings Plan (formerly known as the Abbott Laboratories Stock Retirement Plan (Puerto Rico)

14.3.                     “Accounts” means, for any Participant, his or her Pre-Tax Contribution Account, After-Tax Contribution Account, Catch-up Contribution Account, Restricted After-Tax Account, Employer Contribution Account, Rollover Contribution Account (if applicable), Transfer Contribution Account (if applicable) and any other accounts or subaccounts established on his or her behalf under the Plan by the Administrator or the Trustee.

14.4.                     “Administrator” means the Divisional Vice President, Compensation and Benefits, of Abbott, unless the Board of Review appoints another entity or person(s) to administer the Plan.

14.5.                     “Affiliated Corporation” means:

(a)                                 Any corporation which is a member of a controlled group of corporations (as defined in ERISA section 210(c)) which includes the Corporation; and

(b)                                 Any trade or business (whether or not incorporated) which is under common control (as defined in ERISA section 210(d)) with the Corporation; and

(c)                                  Any corporation, partnership or other person: (a) that is a member of a “controlled group of corporations” as described in Section 1010.04 of the PR-Code; (b) that is a member of a “group of related entities” as described in Section 1010.05 of the PR-Code; (c) that is a member of an “affiliated service group” as described under Section 1081.01(a)(14)(B) of the PR-Code; or (d) that is under “common control” as defined by the Puerto Rico Secretary of Treasury; and that has Employees that are bona fide residents of Puerto Rico, as this may be further defined by regulations promulgated under the PR-Code. For purposes of Section 14.23, all references to an Employer shall include any “Affiliated Corporation” when so

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required to comply with the discrimination testing under PR-Code Sections 1081.01(a)(3), 1081.01(a)(4) and 1081.01(d)(3), or as otherwise required under Section 1081.01.

14.6.                     “After-Tax Contribution Account” means a Participant’s After-Tax Contribution Account.

14.7.                     “Alternate Payee” means an alternate payee (as defined in section 206(d)(3)(k) of ERISA) who has rights to one or more Accounts under the Plan.

14.7A. “Annual Additions” means, with respect to any Participant and for purposes of calculating the annual contribution limitations under Section 11.1A, the sum for a Plan Year of the following:

(a)                                 Employer Contributions. Employer contributions credited to the Participant’s Accounts under this Plan and to the Accounts of the Participant, if any, under any related defined contribution plans;

(b)                                 Forfeitures. Forfeitures credited to the Participant’s Account balances under the Plan and under any related defined contribution plans; and

(c)                                  Participant Contributions. An amount equal to the amount of the Participant’s Contributions hereunder, and the amount of such contributions to any other related defined contribution plans for such Plan Year, including Participant Contributions made under Section 3.1, but excluding Rollover Contributions under Article 12 and further excluding Catch-Up Contributions and After-Tax Contributions if so permitted under the PR-Code.”

14.8.                     “Contribution” means any contribution made pursuant to Sections 3.2 and 3.3 entitling the Participant to a share in the Employer Contributions.

14.9.                     “After-Tax Contributions” means a Contribution made to the Plan by a Participant on an after-tax basis.

14.10.              “Pre-Tax Contribution” means a Contribution made to the Plan for the benefit of a Participant on a pre-tax basis.

14.11.              “Pre-Tax Contribution Account” means for any Participant, the account established by the Administrator or Trustee to which Pre-Tax Contributions made for the Participant’s benefit are credited.

14.12.              “Board of Review” means the Employee Benefit Board of Review appointed and acting under the Abbott Laboratories Annuity Retirement Plan and having the duties and powers described in Article 9.

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14.13.              “Beneficiary” means any person entitled to receive benefits under the Plan upon the death of a Participant.

14.14.              “Board of Directors” means the Board of Directors of the Corporation.

14.15.              “Break Year” means, with respect to any Employee, a 12 consecutive month period of severance.

14.15A. “Catch-up Contributions” means a contribution to the Plan on a pre-tax basis is excess of the limitations of PR-Code section 1081.01(d), excepting PR-Code section 1081.01 (d)(7)(C), by a Participant who has attained age 50 by the close of the Plan Year and subject to the limitations of PR-Code section 1081.01(d)(7)(C).

14.15B. “Catch-up Contribution Account” means for any Participant, the account established by the Administrative or Trustee to which Catch-up Contributions made for the Participant’s benefit are credited.

14.16.              “Compensation” means, for purposes of determining the amount of Pre-Tax, After-Tax, and Employer Contributions to be made on behalf of a Participant, (i) the Participant’s total compensation (prior to reduction for contributions under PR-Code section 1081.01(d)) for personal services actually rendered in the course of employment with participating Employers, including sales bonuses, sales incentives and sales commissions, but excluding (ii) any reimbursements, expense allowances, fringe benefits (cash or noncash), moving expenses, or welfare benefits (whether or not those amounts are includible in gross income), prizes, or any Christmas, anniversary, or discretionary bonuses, or payments made under any non-qualified profit sharing, bonus or similar plan, the Abbott Laboratories Division Incentive Plan, or plans maintained by any participating Employer which are determined by the Administrator to be similar to such plans, or any suggestion or other special awards.  Compensation for any Participant for any Plan Year shall not exceed $150,000 or such amount specified in Section 401(a) (17) of the United States Internal Revenue Code of 1986, as amended; provided, however that, notwithstanding anything to the contrary in this Section, Compensation for any Participant for any Plan Year shall not exceed the limits under PR-Code Section 1081.01(a)(12), and provided further that the Annual Compensation limits set forth herein and the Annual Contribution limits and Pre-Tax Contribution limits set forth elsewhere in this Plan shall be interpreted together so that the Annual Compensation taken into account for purposes of Participant Contributions do not preclude a Participant from maximizing his or her Annual Pre-Tax Contribution limits.

14.17.              “Contribution Agreement” means, for any Participant, the agreement by which the Participant elects to defer a certain portion of his or her regular pay and the Corporation agrees to contribute the deferred amount to the Participant’s Pre-Tax or After-Tax Contribution Account, whichever is applicable.

14.18.              “Corporation” means Abbott Healthcare (Puerto Rico) Ltd. and any successor to all or a major portion of its assets or business which assumes the obligations of the Corporation.

39

14.19.              “Investment Committee” means the persons appointed by the Board of Review to serve as the Committee, or the Investment Committee, under the Plan and the Trust.

14.20.              “Division” means any functionally or geographically separate operating unit of the Corporation which is designated by the Board of Review as a “division” for the purposes of the Plan.

14.20A. “Effective Date” means January 1, 2013.

14.21.              “Eligible Employee” means any Employee who is employed by an Employer provided that there shall be excluded (i) any individual providing services to an Employer under a contract, arrangement or understanding with either the individual directly or with an agency or leasing organization that treats the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is subsequently determined (by an Employer, the United States Internal Revenue Service, the Puerto Rico Treasury Department, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer rather than an independent contractor or employee of such agency or leasing organization in that Plan Year, (ii) an Employee with respect to whom retirement benefits have been the subject of good faith collective bargaining unless the Employee is a member of a group of employees to whom the Plan has been extended by a collective bargaining agreement between an Employer and its collective bargaining representative, (iii) any Employee who does not perform services primarily in Puerto Rico within the meaning of ERISA section 1022(i)(1) and the applicable regulations thereunder, (v) any Employee considered a United States expatriate on the records of Abbott, the Corporation or any Affiliated Corporation.  For purposes of making Supplemental Contributions, a seasonal employee (namely an Employee who is hired to work for less than one year) shall become an Eligible Employee once he or she has completed one Year of Credited Service.  For all purposes of the Plan, an individual shall be an “Eligible Employee” for any Plan Year only if during that Plan Year an Employer treats that individual as its employee for purposes of employment taxes and wage withholding for Puerto Rico and/or Federal income taxes, even if such individual is subsequently determined (by an Employer, the United States Internal Revenue Service, the Puerto Rico Treasury Department, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer in that Plan Year.

14.22.              “Employee” means any individual employed by the Corporation, an Affiliated Corporation or a Subsidiary.

14.23.              “Employer” means the Corporation, any Affiliated Corporation or any Subsidiary with operations in Puerto Rico that has adopted the Plan as provided in Section 2.6.

14.24.              “Employer Contributions” means the contributions made by the Employers under Section 3.5 for the benefit of the Participants under the Plan on account of Contributions.

14.25.              “Employer Contribution Account” means, for any Participant, the account established by the Administrator or Trustee to which Employer Contributions made under Section 3.5 for the Participant’s benefit are credited.

40

14.26.              “Entry Date” means the first day of each payroll period.

14.27.              “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes of similar import.

14.28.              “Highly Compensated Employee” means any Eligible Employee who: (a) is an officer of the participating Employer; (b) owns more than five (5) percent of the voting stock or the total value of all classes of stock of the participating Employer; (c) owns more than five (5) percent of the capital or interest in the profits of the participating Employer, in the case of a non-corporate entity; (d) received compensation during the prior taxable year from the Employer in excess of the applicable limit for such year under the PR-Code Section 1081.01(d)(3)(E)(iii)(IV); or (e) meets such other definition required or permitted under the PR-Code to be deemed a highly compensated employee. In order to determine if a Participant owns more than five (5) percent of the shares, capital or interest in the profits of the Employer (as per the prior sentence) there shall be taken into consideration the controlled group rules of PR-Code Section 1010.04, the related group rules of PR-Code Section 1010.05 and the affiliated service group rules of PR-Code Section 1081.01(a) (14) (B).

14.29.              “Hour of Service” means, with respect to any Employee, each hour for which the Employee is paid or entitled to payment for the performance of duties for an Employer each such hour to be credited to the Employee for the computation period in which the duties were performed.

14.30.              “Investment Fund” means any investment fund described in Article 5 or any investment fund selected by the Investment Committee pursuant to Section 5.2 as an investment option under the Plan.

14.31.              “Participant” means each Eligible Employee who participates in the Plan pursuant to its provisions or other individual for whom an Account is maintained.

14.32.              “Period of Credited Service” means with respect to any Employee the aggregate of all time periods beginning on the date the Employee first completes an Hour of Service or is re-employed and ending on the date a Break Year begins, subject to the following adjustments:

(a)                                 An Employee will be credited with one Year of Credited Service for each year of credited service which would have been credited under the Abbott Laboratories Stock Retirement Plan prior to January 1, 1996.

(b)                                 On or after January 1, 1996, an Employee shall be credited with 1/12th of a Year of Credited Service for each calendar month of employment (or portion thereof) during which he or she is employed by the Corporation, an Affiliated Corporation or a Subsidiary, including employment prior to January 1, 1996; provided, however, that the Employee will not be credited with less service than would have been credited to him under the Abbott Laboratories Stock Retirement Plan prior to January 1, 1996.

41

(c)                                  An Employee will also receive credit for any period of severance of less than 12 consecutive months.  Fractional periods of a year will be expressed in terms of days.  In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break Year.  For purposes of this Section,

(i)                                     an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement;

(ii)                                  a Break Year is a period of severance of at least 12 consecutive months;

(iii)                               a period of severance is a continuous period of time during which the Employee is not employed by the Corporation, an Affiliated Corporation or a Subsidiary.  Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service; and

(iv)                              in the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded under this paragraph during which the Employee has reemployment rights with respect to the Corporation, any Affiliated Corporation or any Subsidiary under federal law.

(d)                                 If, to the extent, and on the terms so provided by the Board of Directors at the time of acquisition, or at any subsequent date or in any Supplement to the Plan, the last continuous period of employment of any employee with any prior separate business entity, part or all of which is or was acquired by, or becomes part of an Employer will be considered a Period of Credited Service.

14.33.              “Plan” means the Abbott Laboratories Stock Retirement Plan (Puerto Rico), as amended from time to time.

14.34.              “Plan Year” means the calendar year.

14.35.              “Point Value” means the dollar value of an earnings or service point determined for a Plan Year by dividing the aggregate Employer Contributions made under Section 3.5 for such Plan Year (less that portion of such Employer Contributions determined under Section 3.5(f) that are distributed during such Plan Year to all Participants by the aggregate earnings and service points credited under Section 3.5 for such Plan Year to all Participants entitled to share in

42

Employer Contributions to the Plan for such Plan Year (less the points attributable to participants to or for whom distributions are made during the Plan Year).

14.36.              “PR-Code” means the Puerto Rico Internal Revenue Code of 2011, as amended from time to time.  Reference to any section of the PR-Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.  When the context so requires, a reference to the PR-Code shall also mean a reference to the predecessor of the PR-Code, and any regulations thereunder.

14.37.              “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a “qualified domestic relations order” within the meaning of ERISA section 206(d)(3)(B).  A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

14.38.              “Qualified Nonelective Employer Contribution” means a contribution (other than an Employer Contribution) made for the benefit of a Participant by the Employer in its discretion.

14.39.              “Regulations” means regulations issued by the Puerto Rico Department of the Treasury, or the United States Department of Labor, as the case may be, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, advisory or similar pronouncement issued by the Puerto Rico Treasury Department or the United States Department of Labor, whichever is applicable.

14.40.              “Retirement Program” means the program of retirement benefits, provided by Abbott, of which the Plan and the Abbott Puerto Rico Retirement Plan form a part.

14.40A.     “Restricted After-Tax Account” means, for any Participant, the account established by the Administrator or the Trustee to which a Participants’ balance is his Pre-Tax Contribution Account, Employer Contribution Account, Rollover Contribution Account and/or Transfer Contribution Account is credited after Participant has pre-paid the tax due on any such Accounts.

14.41.              “Rollover Contribution Account” means, for any Participant, the account described in Section 12.1 or 12.2, as established by the Administrator or the Trustee, to which the Participant’s Rollover Contribution, if any, is allocated.

14.42.              “Rollover Contribution” means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in Article 12.

14.43.              “Section” means a section of the Plan.

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14.44.              “Stable Value Fund” means the Investment Fund described in 5.2.

14.45.              “Subsidiary” means any corporation, partnership, joint venture or business trust fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Corporation.

14.46.              “Transfer Contribution” means a contribution made on behalf of a Participant by way of a trustee-to-trustee transfer as described in Section 12.3.

14.47.              “Transfer Contribution Account” means, for any Participant, the account described in Section 12.3 established by the Administrator or the Trustee to which the Participant’s Transfer Contribution, if any, is allocated.

14.47A. “Transferred Participant” means any Abbott Retained Employee and Abbott LTD Participant.

14.48.              “Trust” means the trust established between the Corporation and the Trustee in connection with the Plan, together with any and all amendments thereto.

14.49.              “Trustee” means the person(s) or entity appointed by the Board of Directors to serve as Trustee under the Trust.

14.50.              “Unallocated Account” means the portion of the Trust to which Employer Contributions are made during the Plan Year, in which shares of Abbott Stock will be held prior to allocation to Participant Accounts, to which dividends paid on such shares of Abbott Stock will be paid, and from which expenses of the Plan will be paid.

14.51.              “Valuation Date” means each business day of each Plan Year.

14.52.              “Year of Credited Service” means, with respect to any Employee, a twelve-month Period of Credited Service.

In addition, while a Participant is on leave for service in the uniformed services, as provided in the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”) and its regulations, his Years of Credited Service will be frozen, and such Participant shall be classified as terminated.  Such Participant will receive credit for purposes of determining his Years of Credited Service for his actual period of service in the uniformed services if he timely returns to work for, or timely submits and application for reemployment with, the Employer.

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Supplement A

Special Rules Related to Transfer from AbbVie PR Savings Plan

A-1.                         Transfer from AbbVie PR Savings Plan.  Effective on or about the Effective Date (the “Transfer Date”), Abbott Laboratories (“Abbott”) is authorizing as a dividend to its shareholders all of the outstanding shares of common stock, par value $0.01of AbbVie pursuant to a Separation and Distribution Agreement by and between Abbott and AbbVie.  As soon as practicable after such date, the accounts held for Abbott Retained Employees and Abbott LTD Participants in the AbbVie PR Savings Plan, as in effect on the Transfer Date are being transferred to this Plan and corresponding assets are being transferred from the AbbVie PR Savings Plan Trust to the Trust; such accounts will be held until distributed, all in accordance with the terms of the Plan and Trust.  The transfer of assets will be made in accordance with Sections 208 and 204(g) of ERISA and the regulations thereunder.

A-2.                         Subsequent Transfers of Account From and To the Plan.  At such time or times as the Administrator and the applicable fiduciary of the AbbVie PR Savings Plan shall agree, and subject to such terms and conditions as the Administrator may establish, (a) there shall be transferred to this Plan accounts under the AbbVie PR Savings Plan for Abbott Retained Employees and other individuals who cease to be employed by a member of the AbbVie Group and become directly employed by a member of the Abbott Group during the Transition Period (including accounts in respect of beneficiaries and/or alternate payees); and (b) there shall be transferred from this Plan to the AbbVie PR Savings Plan Accounts under this Plan for individuals who cease to be employed by a member of the Abbott Group after the Distribution Date and become directly employed by a member of the AbbVie Group during the Transition Period (including Accounts in respect of beneficiaries, and/or alternate payees).  For these purposes “Abbott Group” means Abbott and its Subsidiaries (excluding, after the Distribution, any member of the AbbVie Group); “AbbVie Group” means AbbVie and its Subsidiaries; “Distribution Date” has the meaning set forth in the Separation and Distribution Agreement; and “Transition Period” means the period beginning on the Distribution Date and ending on the date that is the 30-month anniversary of the Distribution Date.

A-3.                         Adjustment and Transfer of Accounts.  All accounts under the AbbVie PR Savings Plan shall be adjusted as of the Transfer Date to reflect additions, distributions, investment earnings and losses and any other account transactions.  AbbVie PR Savings Plan accounts as so adjusted with respect to Abbott Retained Employees and Abbott LTD Participants shall be transferred to the Plan on or as soon as practicable after the Transfer Date and shall be thereafter maintained in the name of the appropriate Participants and Beneficiaries in accordance with the terms of the Plan.

A-4.                         Participant Elections/Beneficiary Designations.  Any elections in effect for Abbott Retained Employees and Abbott LTD Participants under the AbbVie PR Savings Plan as of the Transfer Date shall remain effective unless and until those elections or designations are subsequently changed in accordance with the terms of this Plan; provided, however, that a beneficiary

1

designation shall not be carried over for any Abbott Retained Employee and Abbott LTD Participants who, as of the Transfer Date, is married and had designated a beneficiary other than a spouse.

A-5.                         Prior Service.  Each Abbott Retained Employee and Abbott LTD Participant who participated in the AbbVie PR Savings Plan shall be credited with all service accrued under the AbbVie PR Savings Plan as of the Transfer Date.

A-6.                         Special Rules Related to Accounts Transferred into AbbVie PR Savings Plan.  Special rules apply with respect to certain accounts transferred into the AbbVie PR Savings Plan prior to the Transfer Date. If any Abbott Retained Employee and Abbott LTD Participant maintains such accounts, the following special rules apply:

(a)                                 A Participant who is an AMO-PR Employee (as defined in Section 14.32(g) of the AbbVie PR Savings Plan) and for whom the Plan maintains an AMO After-Tax Contribution Account (as defined below) may, for any reason, withdraw funds from his or her AMO After-Tax Contribution Account; provided, however, that each withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “AMO After-Tax Contribution Account” shall mean a Participant’s After-Tax Deposits Account (as such term is defined under the AMO Plan) that was previously maintained for the AMO-PR Employee under the Advanced Medical Optics, Inc. 401(k) Plan (the “AMO Plan”) and that was established under the AbbVie PR Savings Plan in connection with the transfer of the plan assets of the AMO Plan to the AbbVie PR Savings Plan.

(b)                                 A Participant who is an AMO-PR Employee (as defined in Section 14.32(g) of the AbbVie PR Savings Plan) and for whom the Plan maintains an AMO Rollover Contribution Account (as defined below) may withdraw funds from his or her AMO Rollover Contribution Account; provided, however, that a withdrawal shall be made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “AMO Rollover Contribution Account” shall mean a Rollover Account (as such term is defined under the AMO Plan) that was previously maintained for an AMO-PR Employee under the AMO Plan and that was established under the AbbVie PR Savings Plan in connection with the transfer of the plan assets of the AMO Plan to the AbbVie PR Savings Plan.

(c)                                  A Participant who is an AMO-PR Employee (as defined in Section 14.32(g) of the AbbVie PR Savings Plan) and for whom the Plan maintains an AMO Employer Contribution Account (as defined below) may withdraw funds from his or her AMO Employer Contribution Account that were allocated 2 or more years prior to the date of such withdrawal; provided, however, that a withdrawal shall not be made until such Participant has withdrawn his or her entire AMO After-Tax Contribution Account pursuant to subsection A-5 (a), has withdrawn his or her entire AMO Rollover Contribution Account pursuant to Section A-5(b), and has 3 or more Years of Credited Service (including service credited in accordance with subsection 14.32(g)); provided further, however, that each withdrawal shall be

2

made in accordance with such administrative rules and practices as may be adopted by the Administrator.  The term “AMO Employer Contribution Account” shall mean a Company Contribution Account (as such term is defined under the AMO Plan) that was previously maintained for an AMO-PR Employee under the AMO Plan and that was established under the AbbVie PR Savings Plan in connection with the transfer of the plan assets of the AMO Plan to the AbbVie PR Savings Plan.

(d)                                 An AMO-PR Employee (as defined in Paragraph 14.32(g) of the AbbVie PR Savings Plan) shall be 100% vested in his entire AMO Transfer Contribution Account. The term “AMO Transfer Contribution Account” shall mean a Transfer Contribution Account maintained fort the Participant under the Plan in connection with the transfer of the plan assets of the AMO Plan to the AbbVie PR Savings Plan.

(e)                                  An AMO-PR Employee (as defined in paragraph 14.32(g) of the AbbVie PR Savings Plan) may elect to receive a distribution of all or any portion of his or her AMO Transfer Contribution Account upon becoming Disabled.  An AMO-PR Employee shall be Disabled if he or she is incapable of continuing any gainful occupation for the Company for which he or she is reasonably fitted by education, training, or experience because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, and which condition can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

(f)                                   A Guidant Puerto Rico B.V. Employee (as defined in Appendix B of the AbbVie PR Savings Plan) shall be given the vesting and credit service as provided in said Appendix B of the AbbVie PR Savings Plan.

A-7.                         Use of Terms.  Terms used in this Supplement A with respect to the Plan, unless defined in this Supplement A, have the meanings of those terms as defined in the Plan.  All of the terms and provisions of the plan shall apply to this Supplement A except that where the terms of the plan and this Supplement A conflict, the terms of this Supplement A shall govern.

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TABLE OF CONTENTS

ARTICLE 1	Introduction	1
1.1	Purpose	1
1.2	Objective	1
1.3	History of the Plan	1

ARTICLE 2	Participation	2

2.1	Date of Participation	2
2.2	Enrollment of Participants	2
2.3	Reemployment of Participant	2
2.4	Duration of Participation	3
2.5	Participant Restricted Due to Conflict of Interest	3
2.6	Participation by Additional Participating Employers	4
2.7	Securities Law Restrictions	5

ARTICLE 3	Contributions	5

3.1	Participant Contributions	5
3.2	Contributions	5
3.3	Maximum Contributions	6
3.3 A	Catch-up Contributions	6
3.4	Contribution Agreements	6
3.5	Employer Contributions	7
3.6	Qualified Nonelective Employer Contributions	7
3.7	Time for Making and Crediting of Contributions	7
3.8	Certain Limits Apply	8
3.9	Return of Contributions	8
3.10	Special Limits for Corporate Officers	8

ARTICLE 4	Participant Accounts	9

4.1	Accounts	9
4.2	Adjustment of Accounts	9
4.3	Reallocation of Accounts	9

ARTICLE 5	Investment Of Accounts	9

5.1	Abbott Stock	9
5.1 A	AbbVie Stock	9
5.2	Income Producing Fund	9
5.3	Other Investment Funds	10
5.4	Investment of Employer Contributions and Reinvestment of Abbott Stock	11
5.5	Investment Elections	11
5.6	Default Investment Fund	11
5.7	Participant Directions of Investments	11
5.8	Dividends on Abbott Stock	12
5.9	Investment of Restricted After-Tax Account	12

ARTICLE 6	Withdrawals Prior To Separation From Service	12

6.1	In-service Withdrawals of After-Tax Contributions	12

6.2	Distributions Required by a Qualified Domestic Relations Order	14
6.3	Required Distributions After 70½	14
6.4	Participant’s Consent to Distribution of Benefits	14
6.5	Withdrawals at Age 59½	15
6.6	In-service Withdrawals of Rollover Contribution’s	15

ARTICLE 7	Loans To Participants	15

7.1	In General	15
7.2	Rules and Procedures	15
7.3	Maximum Amount of Loan	15
7.4	Minimum Amount of Loan, Number of Loans, Frequency of Loans, Fees for Loans	16
7.5	Note, Security, Interest	16
7.6	Repayment	16
7.7	Repayment upon Distribution	17
7.8	Default	17
7.9	Nondiscrimination	17
7.10	Source of Loan Proceeds	18
7.11	Reinvestment of Loan Repayment	18

ARTICLE 8	Benefits Upon Retirement, Death Or Separation From Service	18

8.1	Retirement	18
8.1A	Separation from Service for Reasons Other Than Death	18
8.2	Time of Distributions	19
8.3	Amount and Manner of Distribution	20
8.4	Distributions After a Participant’s Death	22
8.5	Designation of Beneficiary	24
8.6	Special Distribution Requirement	25
8.7	Married Participants	25

ARTICLE 9	Administration	25

9.1	Board of Review	25
9.2	Investment Committee	25
9.3	Administrator	26
9.4	Powers of Administrator	26
9.5	Nondiscriminatory Exercise of Authority	27
9.6	Reliance on Tables, etc.	27
9.7	Claims and Review Procedures	27
9.8	Indemnification	27
9.9	Expenses and Compensation	28
9.10	Notices; Participant Information	28

ARTICLE 10	Amendment And Termination	28

10.1	Amendment	28
10.2	Termination	29
10.3	Distributions upon Termination of the Plan	29
10.4	Merger or Consolidation of Plan; Transfer of Plan Assets	30

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ARTICLE 11	Limits On Contributions	30

11.1	PR-Code Deduction Limits	30
11.1A	PR Annual Contributions Limits	32
11.2	PR-Code Cash or Defered Arrangement Limits	31
11.3	PR-Code Actual Deferral RatioLimits	32

ARTICLE 12	Rollover And Transfer Contributions	34

12.1	Contribution of Amount Distributed from Another Qualified Plan	34
12.2	Monitoring of Rollovers	34
12.3	Transfer Contribution	35
12.4	Treatment of Transferred Amount under the Plan	35

ARTICLE 13	Miscellaneous	35

13.1	Exclusive Benefit Rule	35
13.2	Limitation of Rights	35
13.3	Nonalienability of Benefits	36
13.4	Changes in Vesting Schedule	36
13.5	Governing Law	36
13.6	Uniformed Services Employment and Reemployment Rights Act of 1994	36

ARTICLE 14	Definitions	36

14.1	Abbott	36
14.1 A	Abbott Retained Employees	36
14.1 B	Abbott LTD Participant	36
14.2	Abbott Stock	37
14.2 A	AbbVie	36
14.2 B	AbbVie Stock	36
14.2 C	AbbVie PR	36
14.2 D	AbbVie PR Saving Plan	36
14.3	Accounts	37
14.4	Administrator	37
14.5	Affiliated Corporation	37
14.6	After-Tax Contribution Account	38
14.7	Alternate Payee	38
14.7A	Annual Additions	40
14.8	Contribution	38
14.9	After-Tax Contributions	38
14.10	Pre-Tax Contribution	38
14.11	Pre-Tax Contribution Account	38
14.12	Board of Review	38
14.13	Beneficiary	39
14.14	Board of Directors	39
14.15	Break Year	39
14.15 A	Catch-up Contribution	39
14.15 B	Catch-up Contribution Account	30
14.16	Compensation	39
14.17	Contribution Agreement	39

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14.18	Corporation	39
14.19	Committee	40
14.20	Division	40
14.20 A	Effective Date	36
14.21	Eligible Employee	40
14.22	Employee	40
14.23	Employer	40
14.24	Employer Contributions	40
14.25	Employer Contribution Account	40
14.26	Entry Date	41
14.27	ERISA	41
14.28	Highly Compensated Employee	41
14.29	Hour of Service	41
14.30	Investment Fund	41
14.31	Participant	41
14.32	Period of Credited Service	41
14.33	Plan	42
14.34	Plan Year	42
14.35	Point Value	42
14.36	PR-Code	43
14.37	Qualified Domestic Relations Order	43
14.38	Qualified Nonelective Employer Contribution	43
14.39	Regulations	43
14.40	Retirement Program	43
14.40A	Restricted After-Tax Account	43
14.41	Rollover Contribution Account	43
14.42	Rollover Contribution	43
14.43	Section	43
14.44	Stable Value Fund	44
14.45	Subsidiary	44
14.46	Transfer Contribution	44
14.47	Transfer Contribution Account	44
14.47 A	Transferred Participant	36
14.48	Trust	44
14.49	Trustee	44
14.50	Unallocated Account	44
14.51	Valuation Date	44
14.52	Year of Credited Service	44

Appendix A

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